Back to Form 10-Q
Exhibit 10.6

STATE OF CONNECTICUT
DEPARTMENT OF SOCIAL SERVICES

CONTRACT AMENDMENT

Amendment Number:	16
Contract #:	093-MED-WCC-1
Contract Period:	08/11/2001 - 06/30/2007
Contractor Name:	WELLCARE OF CONNECTICUT, INC.
Contractor Address:	116 Washington Avenue, 2nd Floor, North Haven, CT 06473

Contract number 093-MED-WCC-l by and between the Department of Social Services (the "Department") and WELLCARE of CONNECTICUT, Inc. (the "Contractor") for the provision of services under the HUSKY A program as amended by Amendments 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 is hereby further amended as follows:

1.
Part II "GENERAL CONTRACT TERMS FOR MCOs" dated December 12, 2003 are deleted in their entirety and replaced with Part II "GENERAL CONTRACT TERMS FOR MCOs" pages 1 through 115 dated 05/07 attached hereto.

2.	Appendices A through L are deleted in their entirety and replaced with the following appendices attached hereto;

A. HUSKY A Covered Services
B.  Provider Credentialing and Enrollment Requirements
C.  EPSDT Periodicity & Immunization Schedules
D.  DSS Marketing Guidelines
E.   Standards for Internal Quality Assurance Programs for Health Plans
F.   Claims Inventory, Aging and Unaudited Quarterly Financial Reports
G.   HUSKY A Medicaid Coverage Groups
H    BLANK - RESERVED FOR POSSIBLE FUTURE USE
I.     Capitation Payment Amounts
    1.           Table 1 - HUSKY A Capitation Rates effective 01/01/06 - 06/30/06
    2.           Table 2 - HUSKY A Capitation Rates effective 07/01/06 - 06/30/07
J.     BLANK - RESERVED FOR POSSIBLE FUTURE USE
K.   Inpatient/Eligibility Recategorization Chart
L.    Pharmacy Reports M. Rate Certification
N.   HUSKY Behavioral Health Carve-Out Coverage and Coordination of Medical and Behavioral Services
O.   CTBHP Master Covered Services Table

3.	Appendices A through G and K through O shall become effective upon the proper execution of this amendment by the Department and the Contractor.

4.	Appendix I Capitation Payment Amounts -Table 1 - HUSKY A Capitation Rates shall be effective for the period 01/01/06-06/30/06.

5.	Appendix I Capitation Payment Amounts -Table 2 - HUSKY A Capitation Rates shall be effective for the period 07/01/06-06/30/07.

6.
Pursuant to Public Act 07-1, An Act Concerning the State Contractor Contribution Ban and Gifts to State and Quasi-Public Agencies the Department must provide and each Contractor must acknowledge receipt of the State Elections Enforcement Commission's notice advising state contractors of state campaign contribution and solicitation prohibitions. Through the execution of this amendment the Department certifies that SEEC FORM 11 - NOTICE TO EXECUTIVE BRANCH STATE CONTRACTORS AND PROSPECTIVE STATE CONTRACTORS OF CAMPAIGN CONTRIBUTION AND SOLICITATION BAN has been provided to the Contractor and the Contractor acknowledges receipt of the same.

ACCEPTANCES AND APPROVALS

This document constitutes an amendment to the above numbered contract. All provisions of that contract, except those explicitly changed or described above by this amendment, shall remain in full force and effect.

WELLCARE of CONNECTICUT, Inc.		DEPARTMENT
/s/ Todd S. Farha	5/30/2007	/s/ Michael Starkowski	5/31/2007
Signature	Date	Signature	Date
Todd S. Farha	President & CEO	Michael Starkowski	Commissioner
Typed Name	Title	Typed Name	Title

Attorney General (as id form)    Date

(  ) This contract does not require the signature of the Attorney General pursuant to an agreement between the Department and the Office of the Attorney General dated:

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PART I: STANDARD CONNECTICUT CONTRACT TERMS
PART II:  GENERAL CONTRACT TERMS FOR MCOs
1.          DEFINITIONS
2.          DELEGATIONS OF AUTHORITY
3.          FUNCTIONS AND DUTIES OF THE MCO
3.1         Provision of Services
3.2         Non-Discrimination
3.3         Member Rights
3.4         Gag Rules
3.5         Coordination and Continuation of Care
3.6         Emergency Services
3.7         Geographic Coverage
3.8         Choice of Health Professional
3.9         Provider Network
3.10       Network Adequacy and Maximum Enrollment Levels
3.11       Provider Contracts
3.12       Provider Credentialing and Enrollment
3.13       Second Opinions, Specialist Providers and the Referral Process
3.14       PCP and Specialist Selection, Scheduling and Capacity
3.15       Women's Health, Family Planning Access and Confidentiality
3.16       Pharmacy Access
3.17       Mental Health and Substance Abuse Access
3.18       Children's Issues and EPSDT Compliance
3.19       Specialized Outpatient Services for Children Under DCF Care
3.20       Prenatal Care
3.21       Dental Care
3.22       Other Access Features
3.23       Pre-Existing Conditions
3.24       Newborn Enrollment
3.25       Acute Care Hospitalization, Nursing Home or Long Term Chronic Disease Hospital Stay at Time of Enrollment or Disenrollment
3.26       Open Enrollment
3.27       Special Disenrollment
3.28       Linguistic Access
3.29       Services to Members
3.30       Information to Potential Members
3.31       Marketing Requirements
3.32       Health Education
3.33       Internal and External Quality Assurance
3.34       Inspection of Facilities
3.35       Examination of Records
3.36       Medical Records
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3.37            Audit Liabilities
3.38            Clinical Data Reporting
3.39            Utilization Management
3.40            Financial Records
3.41            Insurance
3.42            Third Party Coverage
3.43            Coordination of Benefits and Delivery of Services
3.44            Passive Billing
3.45            Subcontracting for Services
3.46            Timely Payment of Claims
3.47            Member Charges for Noncovered Services
3.48            Insolvency Protection
3.49            Acceptance of DSS Rulings
3.50            Fraud and Abuse
3.51            Persons with Special Health Care Needs
3.52            Behavioral Health Payment Adjustment

4.          FUNCTIONS AND DUTIES OF THE DEPARTMENT
4.1            Eligibility Determinations
4.2            Populations Eligible to Enroll
4.3            Enrollment/Disenrollment
4.4            Default Enrollment
4.5            Capitation Payments to MCO
4.6            Retroactive Adjustments
4.7            Information
4.8            Ongoing MCO Monitoring
4.9            Utilization Review and Control

5.           DECLARATIONS AND MISCELLANEOUS PROVISIONS
5.1           Competition Not Restricted
5.2           Nonsegregated Facilities
5.3           Offer of Gratuities
5.4           Employment/Affirmative Action Clause
5.5           Confidentiality
5.6           Independent Capacity
5.7           Liaison
5.8           Freedom of Information
5.9           Waivers
5.10         Force Majeure
5.11         Financial Responsibilities of the MCO
5.12         Capitalization and Reserves
5.13         Provider Compensation
5.14         Members Held Harmless
5.15         Compliance with Applicable Laws, Rules and Policies
5.16         Advance Directives
5.17         Federal Requirements and Assurances
5.18         Civil Rights

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5.19           Statutory Requirements
5.20           Disclosure of Interlocking Relationships
5.21           DEPARTMENT'S Data Files
5.22           Changes Due to a Section 1115 or 1915(b) Freedom of Choice
5.23           Hold Harmless
5.24           Executive Order Number 16

6.            GRIEVANCE SYSTEM AND PROVIDER DENIALS
6.1           Grievances
6.2           Notices of Action and Continuation of Services
6.3           Appeals and Administrative Hearing Processes
6.4           Expedited Appeals and Administrative Hearings
6.5           Provider Appeal Process

7.            CORRECTIVE ACTION AND CONTRACT TERMINATION
7.1           Performance Review
7.2           Settlement of Disputes
7.3           Administrative Errors
7.4           Suspension of New Enrollment
7.5           Monetary Sanctions
7.6           Temporary Management
7.7           Payment Withhold, Class C Sanctions or Termination for Clause
7.8           Emergency Services Denials
7.9           Termination for Default
7.10         Termination for Mutual Convenience
7.11         Termination for the MCO Bankruptcy
7.12         Termination for Unavailability of Funds
7.13         Termination for Collusion in Price Determination
7.14         Termination Obligations of Contracting Parties
7.15         Waiver of Default

8.            OTHER PROVISIONS
8.1           Severability
8.2           Effective Date
8.3           Order of Precedence
8.4           Correction of Deficiencies
8.5           This is not a Public Works Contract

9.            APPENDICES
Appendix A HUSKY A Covered Services
Appendix B Provider Credentialing and Enrollment Requirements
Appendix C EPSDT Periodicity & Immunization Schedules
Appendix D DSS Marketing Guidelines
Appendix E Standards for Internal Quality Assurance Programs for Health Plans
Appendix F Claims Inventory, Aging and Unaudited Quarterly Financial Reports

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Appendix G HUSKY A Medicaid Coverage Groups
Appendix I   Capitation Payment Amount - Tables
Appendix K Medical Acute Care Primary Inpatient/Eligibility Recategorization Changes
Appendix L Pharmacy Reports
Appendix M Rate Certification
Appendix N HUSKY Behavioral Health Carve-Out Coverage and Coordination of Medical and Behavioral Services Appendix O CTBHP Master Covered Services Table

Removed Appendices:
Appendix H   MMC Policy Transmittals
Appendix J    Physician Incentive Payments

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Part I: Standard Connecticut Contract Terms

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PART II:  GENERAL CONTRACT TERMS FOR MCOs

1.        DEFINITIONS
As used throughout this contract, the following terms shall have the meanings set forth below.

Abuse:
Provider and/or MCO practices that are inconsistent with sound fiscal, business or medical practices and that result in an unnecessary cost to the HUSKY A program, or the reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care, or a pattern of failing to provide medically necessary services required by this contract. Member practices that result in unnecessary cost to the HUSKY A program also constitute abuse.

Action:
The denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or in part, of payment for a service; the failure to provide services in a timely manner, as defined by the DEPARTMENT; the failure of an MCO to act within the timeframes for authorization decisions set forth in this Contract.

Administrative Services Organization (ASO):
An organization providing utilization management, benefit information and intensive care management services within a centralized information system framework.

Advance Directive:
A written instruction, such as a living will or durable power of attorney for health care, recognized under Connecticut law, relating to the provision of health care when the individual is incapacitated.

Agent:
An entity with the authority to act on behalf of the DEPARTMENT.

Appeal:
A request to the MCO from a Member for a formal review of an MCO action.

Behavioral Health Partnership ("Partnership" or "BHP" or "CTBHP"):
An integrated behavioral health service system for HUSKY Part A and HUSKY Part B members, children enrolled in the Voluntary Services Program operated by the Department of Children and Families and may, at the discretion of the Commissioners of Children and Families and Social Services, include other children, adolescents, and families served by the Department of Children and Families.

Behavioral Health Services:
Services that are necessary to diagnose, correct or diminish the adverse effects of a psychiatric or substance use disorder.

Capitation Payment:
The individualized monthly payment made by the DEPARTMENT to the MCO on behalf of Members.

Capitation Rate:
The amount paid per Member by the DEPARTMENT to each Managed Care Organization (MCO) on a monthly basis.

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Chronic Disease Hospital
Conn. Agencies Reg. § 19-13-D1(b). A chronic disease hospital is defined as a "long-term hospital having facilities, medical staff and all necessary personnel for the diagnosis, care and treatment of a wide range of chronic diseases and licensed as a chronic disease hospital.

CMS:
Centers for Medicare & Medicaid Services (CMS), a division within the United States Department of Health and Human Services. This division was formerly known as HCFA, the Health Care Financing Administration.

Clean Claim:
A bill for service(s) or good(s), a line item of services or all services and/or goods for a recipient contained on one bill that can be processed without obtaining additional information from the provider of service(s) or a third party. A clean claim does not include a claim from a provider who is under investigation for fraud or abuse or a claim under review for medical necessity.

Cold Call Marketing:
Any unsolicited personal contact by the MCO with a potential Member for the purpose of marketing.

Commissioner:
The Commissioner of the Department of Social Services, as defined in Section 17b-3 of the Connecticut General Statutes.

Consultant:
A corporation, company, organization or person or their affiliates retained by the DEPARTMENT to provide assistance in this project or any other project, not the MCO or subcontractor.

Contract Administrator:
The DEPARTMENT employee responsible for fulfilling the administrative responsibilities associated with this managed care project.

Contract Services:
Those services that the MCO is required to provide to Members under this contract.

CPT Codes or Current Procedure Terminology:
A listing of descriptive terms and identifying codes for reporting medical services and procedures for a variety of uses, including billing of public and private health insurance programs. The codes are developed and published by the American Medical Association.

Date of Application:
The date on which a completed application for the HUSKY A program is received by the DEPARTMENT or its agent, containing the applicant's signature.

Day:
Except where the term business day is expressly used, all references in this contract will be construed as calendar days.

DEPARTMENT or DSS:
The Department of Social Services, State of Connecticut

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Emergency or Emergency Medical Condition:
A medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to body functions or serious dysfunction of any body organ or part.

Emergency Services:
Covered inpatient and outpatient services that are: 1) furnished by a provider that is qualified to furnish Medicaid services; and 2) needed to evaluate or stabilize an emergency medical condition. Such services shall include, but not be limited to, behavioral health and detoxification needed to evaluate or stabilize an emergency medical condition that is found to exist using the prudent layperson standard.

Enhanced Care Clinics:
Clinics that qualify for fees that are higher than the standard Medicaid fee schedule for outpatient mental health and substance abuse clinics. In order to qualify for such higher fees, clinics must meet special service requirements as determined by the CT BMP.

Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Services:
Comprehensive child health care services to Members under twenty-one (21) years of age, including all medically necessary prevention, screening, diagnosis and treatment services listed in Section 1905 (r) of the Social Security Act.

1.
EPSDT Case Management Services: Services such as making and facilitating referrals and development and coordination of a plan of services that will assist Members under twenty-one (21) years of age in gaining access to needed medical, social, educational, and other services.

2.
EPSDT Diagnostic and Treatment Services: All health care, diagnostic services, and treatment necessary to correct or ameliorate defects and physical and mental illnesses and conditions discovered by an interperiodic or periodic EPSDT screening examination.

3.
EPSDT Screening Services: Comprehensive, periodic health examinations for Members under the age of twenty-one (21) provided in accordance with the requirements of the federal Medicaid statute at 42 U.S.C. §1396d(r)(1).

Enrollment Broker: The organization contracted by the DEPARTMENT to perform the following administrative and operational functions for the HUSKY A and B programs: HUSKY application processing, HUSKY B eligibility determinations, passive billing and enrollment brokering.

External Quality Review Organization (EQRO):
An entity responsible for conducting reviews of the quality outcomes, timeliness of the delivery of care and access to items and services for which the MCO is responsible under this contract.

Formulary:
A list of selected Pharmaceuticals determined to be the most useful and cost effective for patient care, developed by a pharmacy and therapeutics committee at the MCO.

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FQHC-Sponsored MCO:
An MCO that is more than fifty (50) percent owned by Connecticut Federally Qualified Health Centers, certified by the DEPARTMENT to enroll Medicaid Members.

Fraud:
Intentional deception or misrepresentation, or reckless disregard or willful blindness, by a person or entity with the knowledge that the deception, misrepresentation, disregard or blindness could result in some unauthorized benefit to himself or some other person, including any act that constitutes fraud under applicable federal or state law.

Grievance:
An expression of dissatisfaction about the MCO on any matter other than an "action" as defined herein. Possible subjects for grievances include, but are not limited to, the quality of care or services provided by the MCO and aspects of interpersonal relationships such as rudeness of a provider or an MCO employee, or failure to respect a Member's rights.

Health Employer Data Information Set (HEDIS):
A standardized performance measurement tool that enables users to evaluate the quality of different MCOs based on the following categories: effectiveness of care; MCO stability; use of services; cost of care; informed health care choices; and MCO descriptive information.

HHS:
The United States Department of Health and Human Services.

HUSKY, Part A or HUSKY A:
For purposes of this contract, HUSKY A includes all those coverage groups previously covered in Connecticut Access, subject to expansion of eligibility groups pursuant to Section 17b-266 of the Connecticut General Statutes.

Institution for Mental Disease (IMD)
Means a hospital, nursing facility, or other institution of more than sixteen beds, primarily for the diagnosis, treatment or care of persons with mental diseases, not including mental retardation.

In-Network Providers or Network Providers:
Providers who have contracted with the MCO to provide services to Members.

Lock-in:
Limitations on Member changes of managed care plans for a period of time, not to exceed twelve (12) months.

Managed Care Organization (MCO):
The organization signing this agreement with the DEPARTMENT.

Marketing:
Any communication from an MCO to a Medicaid recipient who is not enrolled in that entity, that can be reasonably interpreted as intended to influence the recipient to enroll or reenroll in that particular MCO or either to not enroll in, or disenroll from, another MCO.

Marketing Materials:
Any materials produced in any medium, by or on behalf of an MCO that can reasonably be interpreted as intended to market to potential Members.

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Medicaid:
The Connecticut Medical Assistance Program operated by the Connecticut Department of Social Services under Title XIX of the Federal Social Security Act, and related State and Federal rules and regulations.

Medicaid Program Provider Manuals:
Service-specific documents created by Connecticut Medicaid to describe policies and procedures applicable to the Medicaid program generally and that service specifically.

Medical Appropriateness or Medically Appropriate:
Health care that is provided in a timely manner and meets professionally recognized standards of acceptable medical care; is delivered in the appropriate medical setting; and is the least costly of multiple, equally-effective alternative treatments or diagnostic modalities.

Medically Necessary/Medical Necessity:
Health care provided to correct or diminish the adverse effects of a medical condition or mental illness; to assist an individual in attaining or maintaining an optimal level of health, to diagnose a condition or prevent a medical condition from occurring.

Member:
For the purposes of HUSKY A, a Medicaid client who has been certified by the State as eligible to enroll under this contract, and whose name appears on the MCO enrollment information that the DEPARTMENT will transmit to the MCO every month in accordance with an established notification schedule.

National Committee for Quality Assurance (NCQA):
NCQA is a not-for-profit organization that develops and defines quality and performance measures for managed care, thereby providing an external standard of accountability.

Out-of-network Provider:
A provider that has not contracted with the MCO.

Passive Billing:
Automatic capitation payments generated by the DEPARTMENT or its agent based on enrollment.

Peer Review Organization (PRO):
A professional medical organization that conducts peer review of medical care certified by HCFA or CMS.

Pharmacy Benefits Manager (PBM):
An entity that, through an arrangement with the MCO, is responsible for managing or arranging for one or more of the Medicaid pharmacy services provided by the MCO pursuant to this contract.

Pharmacy or Provider Lock-In:
An optional MCO program, subject to approval by the DEPARTMENT, to restrict certain Members to a specific pharmacy or provider in order to monitor services and reduce unnecessary or inappropriate utilization.

Post-Stabilization Services:
Covered services related to an emergency medical condition that are provided after a Member is stabilized in order to maintain the stabilized condition, or under the circumstances described in 42 CFR 422.114(3), to improve or resolve the Member's condition.

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Potential Member:
A Medicaid recipient who is subject to enrollment in a managed care organization but is not yet a Member of a specific MCO.

Primary Care Provider (PCP):
A licensed health care professional responsible for performing or directly supervising the primary care services of Members.

Prior Authorization:
The process of obtaining prior approval as to the medical necessity or appropriateness of a service or plan of treatment.

Revenue Center Code:
A revenue code identifies a specific Medicaid billable service type. Facilities must choose the code that most appropriately describes the service to be billed to Medicaid.

Risk:
The possibility of monetary loss or gain by the MCO resulting from service costs exceeding or being less than payments made to it by the DEPARTMENT.

Routine Cases:
A symptomatic situation (such as a chronic back condition) for which the Member is seeking care, but for which treatment is neither of an emergent nor urgent nature.

Subcontract:
Any written agreement between the MCO and another party to fulfill any requirements of this contract, except a written agreement between the MCO and a vendor.

Subcontractor:
The party contracting with the MCO to manage or arrange for one or more of the Medicaid services provided by the MCO pursuant to this contract, but excluding services provided by a vendor.

Third-Party:
Any individual, entity or program that is or may be liable to pay all or part of the expenditures for Medicaid furnished under a State plan.

Title XIX:
The provisions of 42 United States Code Section 1396 et seq.. including any amendments thereto. (See Medicaid)

Urgent Cases:
Illnesses or injuries of a less serious nature than those constituting emergencies but for which treatment is required to prevent a serious deterioration in the Member's health and for which treatment cannot be delayed without imposing undue risk on the Members' well-being until the Member is able to secure services from his/her regular physician(s).

Vendor:
Any party with which the MCO has subcontracted to provide administrative services.

Well-care Visits:
Routine physical examinations, immunizations and other preventive services that are not prompted by the presence of any adverse medical symptoms.

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2.   DELEGATIONS OF AUTHORITY

The State of Connecticut Department of Social Services is the single state agency responsible for administering the Medicaid program. No delegation by either party in administering this contract shall relieve either party of responsibility for carrying out the terms of this contract.

3.   FUNCTIONS AND DUTIES OF THE MCO

The MCO agrees to the following duties:

3.01    Provision of Services

a.	The MCO shall provide to individuals enrolled under this contract, directly or through arrangements with others, all of the covered services described in Appendix A of this contract.

b.
The MCO shall ensure that the services provided to Members are sufficient in amount, duration and scope to reasonably be expected to achieve the purpose for which the service is provided. The services provided under this contract shall be in an amount, duration and scope that is no less than the amount, duration and scope of services for fee-for- service Medicaid clients. The MCO shall not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the Member's diagnosis, type of illness or medical condition.

c.
The MCO shall ensure that utilization management/review and coverage decisions concerning acute or chronic care services to each Member are made on an individualized basis in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary or Medical Necessity at Part II Section 1, General Contract Terms for MCOs. As required by 42 CFR 438.236 and as more fully described in Appendix E, the MCO shall adopt practice guidelines as part of its quality improvement program. The MCO shall disseminate the guidelines to affected providers and to Members, upon request. The MCO's utilization management decisions must be consistent with any applicable practice guidelines adopted by the MCO. In order to operationalize the medical necessity definition, the MCO may use utilization management criteria or guidelines developed by the MCO or a by a subcontractor or a third party. The MCO shall only use such criteria or guidelines in conjunction with the DEPARTMENT'S medical necessity and medical appropriateness definitions. The DEPARTMENT'S definitions take precedence over any guidelines or criteria and are mandatory and binding on all MCO utilization management decisions. The MCO shall also ensure that its subcontracts and contracts with network providers require that the decisions of subcontractors and network providers affecting the delivery of acute or chronic care services to Members are made on an individualized basis and in accordance with the contractual definitions for Medical Appropriateness or Medically Appropriate and Medically Necessary and Medical Necessity.

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d.
The MCO shall provide twenty-four (24) hour, seven (7) day a week accessibility to qualified medical personnel for Members in need of urgent or emergency care. The MCO may provide such access to medical personnel through either: 1) a hotline staffed by physicians, physicians on-call or registered nurses or 2) a PCP on-call system. Whether the MCO utilizes a hotline or PCPs on-call, Members shall gain access to medical personnel within thirty (30) minutes of their call. The MCO Member handbook and MCO taped telephone message shall instruct Members to go directly to an emergency room if the Member needs emergency care. If the Member needs urgent care and has not gained access to medical personnel within thirty (30) minutes, the Member shall be instructed to go to the emergency room. The DEPARTMENT will randomly monitor the availability of such access.

e.
Changes to Medicaid covered services mandated by Federal or State law, or adopted by amendment to the State Plan for Medicaid, subsequent to the signing of this contract will not affect the contract services for the term of this contract, unless (1) agreed to by mutual consent of the DEPARTMENT and the MCO, or (2) unless the change is necessary to continue federal financial participation, or due to action of a state or federal court of law. If Medicaid coverage were expanded to include new services, such services would be paid for via the traditional Medicaid fee- for-service system unless covered by mutual consent between the DEPARTMENT and the MCO (in which case an appropriate adjustment to the capitation rates would be made). If Medicaid covered services are changed to exclude services, the DEPARTMENT may determine that such services will no longer be covered under HUSKY A and the DEPARTMENT will propose a contract amendment to reduce the capitation rate accordingly.
In the event that the DEPARTMENT and the MCO are unable to agree on a contract amendment concerning the change to Medicaid covered services, the DEPARTMENT and the MCO shall negotiate a termination agreement to facilitate the transition of the MCO's Members to another MCO within a period of no less than ninety (90) days.

f.
Any change regarding the provision of covered services that will become effective during the term of this Contract shall be implemented by the MCO within sixty (60) days of receiving notice of the change from the DEPARTMENT, unless law requires earlier compliance.

3.02    Non-Discrimination

a.
The MCO shall comply with all Federal and State laws relating to non-discrimination and equal employment opportunity, including but not necessarily limited to the Americans with Disabilities Act of 1990, 42

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U.S.C. Section 12101 et seq; 47 U.S.C. Section 225; 47 U.S.C. Section 611; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e; Title IX of the Education Amendments of 1972; Title VI of the Civil Rights Act, 42 U.S.C. 2000d et seq.: the Civil Rights Act of 1991; Section 504 of the Rehabilitation Act, 29 U.S.C. Section 794 et seq.: the Age Discrimination in Employment Act of 1975, 29 U.S.C. Sections 621-634; regulations issued pursuant to those Acts; and the provisions of Executive Order 11246 dated September 26, 1965 entitled "Equal Employment Opportunity" as amended by Federal Executive Order 11375, as supplemented in the United States DEPARTMENT of Labor Regulations (41 CFR Part 60-1 et seg., Obligations of Contractors and Subcontractors). The MCO shall also comply with Sections 4a-60, 4a-61, 31-51d, 46a-64, 46a-71, 46a-75 and 46a-81 of the Connecticut General Statutes.

The MCO shall also comply with the HCFA Civil Rights Compliance Policy, which mandates that all Members have equal access to the best health care, regardless of race, color, national origin, age, sex, or disability.

The HCFA Civil Rights Compliance Policy further mandates that the MCO shall ensure that its subcontractors and providers render services to Members in a non-discriminatory manner. The MCO shall also ensure that Members are not excluded from participation in or denied the benefits of the HUSKY programs because of prohibited discrimination.

The MCO acknowledges that in order to achieve the civil rights goals set forth in the HCFA Civil Rights Compliance Policy, CMS has committed itself to incorporating civil rights concerns into the culture of its agency and its programs and has asked all of its partners, including the DEPARTMENT and the MCO, to do the same. The MCO further acknowledges that CMS will be including the following civil rights concerns into its regular program review and audit activities: collecting data on access to and participation of minority and disabled Members; furnishing information to Members, subcontractors, and providers about civil rights compliance; reviewing HCFA publications, program regulations, and instructions to assure support for civil rights; and initiating orientation and training programs on civil rights. The MCO shall provide to the DEPARTMENT or to CMS, upon request, any available data or information regarding these civil rights concerns.

Within the resources available through the capitation rate, the MCO shall allocate financial resources to ensure equal access and prevent discrimination on the basis of race, color, national origin, age, sex, or disability.

b.
Unless otherwise specified by the contract, the MCO shall provide covered services to HUSKY A Members under this contract in the same manner as those services are provided to other Members of the MCO, although

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delivery sites, covered services and provider payment levels may vary. The MCO shall ensure that the locations of facilities and practitioners providing health care services to Members are sufficient in terms of geographic convenience to low-income areas, handicapped accessibility and proximity to public transportation routes, where available. The MCO and its providers shall not discriminate among Members of HUSKY A and other Members of the MCO. The MCO shall ensure that its network providers offer hours of operation that are no less than those offered to the MCO's commercial members or comparable to Medicaid fee-for-service, if the provider serves only Medicaid Members.

c.	Nothing in this section shall preclude the implementation of a pharmacy or provider lock-in program by the MCO, based on the DEPARTMENT'S approval of such program.

3.03            Member Rights

a.
The MCO shall have written policies regarding member rights. The MCO must comply with all applicable state and federal laws pertaining to member rights and privacy. The MCO shall further ensure that the MCO's employees, subcontractors and network providers consider and respect those rights when providing services to Members.

b.           Member rights include, but are not limited to, the following:

1.	The right to be treated with respect and due consideration for the Member's dignity and privacy;

2.	The right to receive information on treatment options and alternatives in a manner appropriate to the Member's condition and ability to understand;

3.	The right to participate in treatment decisions, including the right to refuse treatment;

4.	The right to be free from any form of restraint or seclusion as a means of coercion, discipline, retaliation or convenience;

5.
The right to receive a copy of his or her medical records, including, if the HIPAA privacy rule applies, the right to request that the records be amended or corrected as allowed in 45 CFR part 164; and

6.	Freedom to exercise the rights described herein without any adverse affect on the Member's treatment by the DEPARTMENT, the MCO or the MCO's subcontractors or network providers.

3.04            Gag Rules

a.
Subject to the limitations described in 42 U.S.C. Section 1396u-2(b)(3)(B) and (C), the MCO shall not prohibit or otherwise restrict a health care provider acting within his or her lawful scope of practice from advising or

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advocating on behalf of a Member, who is a patient of the provider, for the following:

1.	The Member's health status, medical care, or treatment options, including any alternative treatment that may be self-administered;

2.	Any information the Member needs in order to decide among relevant treatment options;

3.	The risks, benefits and consequences of treatment or nontreatment;

4.	The Member's right to participate in decisions regarding his or her health care, including, the right to refuse treatment, and to express preferences about future treatment decisions

b.	This prohibition applies regardless of whether benefits for such care or treatment are provided under this contract.

3.05   Coordination and Continuation of Care

a.	The MCO shall have systems in place to provide well-managed patient care that satisfies the DEPARTMENT that appropriate patient care is being provided, including at a minimum:

1.	Management and integration of health care through a PCP, gatekeeper or other means.

2.	Systems to assure referrals for medically necessary specialty, secondary and tertiary care.

3.	Systems to assure provision of care in emergency situations, including an education process to help assure that Members know where and how to obtain medically necessary care in emergency situations.

4.
A system by which Members may obtain a covered service or services that the MCO does not provide or for which the MCO does not arrange because it would violate a religious or moral teaching of the religious institution or organization by which the MCO is owned, controlled, sponsored or affiliated.

5.
Coordination and provision of EPSDT screening services in accordance with the schedules for immunizations and periodicity of well-child services as established by the DEPARTMENT and federal regulations.

6.
Provide or arrange for the provision of EPSDT case management services for Members under twenty-one (21) years of age when the Member has a physical or mental health condition that makes the coordination of medical, social, and educational services medically necessary. As necessary, case management services shall include but not be limited to:

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a)	Assessment of the need for case management and development of a plan for services;

b)	Periodic reassessment of the need for case management and review of the plan for services;

c)	Making referrals for related medical, social, and educational services;

d)	Facilitating referrals by providing assistance in scheduling appointments for health and health-related services, and arranging transportation and interpreter services;

e)	Coordinating and integrating the plan of services through direct or collateral contacts with the family and those agencies and providers providing services to the child;

f)	Monitoring the quality and quantity of services being provided;

g)	Providing health education as needed; and

h)	Advocacy necessary to minimize conflict between service providers and to mobilize resources to obtain needed services.

7.	Provide necessary coordination and case management services for children with special health care needs.

8.
If notified, PCPs will participate in the review and authorization of Individual Education Plans for Members receiving School Based Child Health services and Individual Family Service Plans for Members receiving services from the Birth to Three program.

9.	The MCO shall coordinate Members' care with the CT BMP, as outlined in this Contract, including but not limited to section 3.17, and Appendix N.

3.06    Emergency Services

a.
The MCO shall provide all emergency services twenty-four (24) hours each day, seven (7) days a week or arrange for the provision of said services twenty-four (24) hours each day, seven (7) days a week through its provider network.

b.	The MCO shall cover and pay for emergency services without regard to prior authorization and regardless of whether the provider that furnishes the services has a contract with the MCO.

c.
The MCO shall be responsible for payment for emergency department visits, including emergent and urgent visits billed by the facility, regardless of the Member's diagnosis. The DEPARTMENT and MCO will jointly develop audit procedures related to emergency department services when Members are admitted to the hospital and the primary diagnosis is behavioral.

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The CT BHP shall be responsible for payment for the following:

1.
Professional psychiatric services rendered in an emergency department by a community psychiatrist, if the psychiatrist is enrolled in the Medicaid program under either an individual provider or group provider number and bills the DEPARTMENT under that provider number; and

2.	Observation stays of 23 hours or less, billed as Revenue Center Code 762, with a primary behavioral health diagnosis.

d.	The MCO shall not limit the number of emergency visits.

e.	The MCO shall cover all services necessary to determine whether or not an emergency condition exists, even if it is later determined that the condition was not an emergency medical condition.

f.
The MCO shall not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, turned out to be non-emergent in nature.

g.
If the screening examination leads to a clinical determination by the examining physician that an actual emergency does not exist, then the nature and extent of payment liability will be based on whether the Member had acute symptoms under the prudent layperson standard at the time of presentation.

h.
The MCO shall not base its determinations on what constitutes an emergency medical condition on a list of diagnoses or symptoms. The determination of whether the prudent layperson standard is met shall be made on a case-by-case basis. However, the MCO may determine that the emergency medical condition definition is met, based on a list such as ICD-9 codes.

i.	Once the individual's condition is stabilized, the MCO may require prior authorization for a hospital admission or follow-up care.

j.	The MCO shall cover post-stabilization services obtained either within or outside the MCO's provider network, under the following circumstances;

1.	The services were pre-approved by the MCO;

2.
The services were not pre-approved by the MCO, but administered to maintain the Member's stabilized condition within one hour of a request to the MCO for pre-approval of further post-stabilization care services.

k.
 The MCO shall cover post stabilization services that were obtained either within or outside the MCO's provider network and not pre-approved, but administered to maintain, improve or resolve the Member's stabilized condition in the following circumstances:

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1.	The MCO does not respond to a request for pre-approval of such services within one hour;

2.	The MCO cannot be contacted; or

3.
The MCO and the treating physician cannot reach an agreement concerning the Member's care and an MCO physician is not available for consultation. In this circumstance, the MCO must give the treating physician the opportunity to consult with an MCO physician and the treating physician may continue with care of the patient until an MCO physician is reached or one of the following criteria are met:

b)	An MCO physician with privileges at the treating hospital assumes responsibility for the Member's care;

c)	An MCO physician assumes responsibility for the member's care through transfer;

c)	The MCO and the treating physician reach an agreement concerning the Member's care.

I.
 If there is a disagreement between a hospital or other treating facility and an MCO concerning whether the Member is stable enough for discharge or transfer from the emergency room, the judgment of the attending physician(s) or the provider actually treating the Member prevails and is binding on the MCO. This subsection shall not apply to a disagreement concerning discharge or transfer following an inpatient admission. The MCO may establish arrangements with hospitals whereby the MCO may send one of its own physicians or may contract with appropriate physicians with appropriate emergency room privileges to assume the attending physician's responsibilities to stabilize, treat, and transfer the Member.

m.
When a Member's PCP or another MCO representative instructs the Member to seek emergency care in-network or out-of-network, the MCO is responsible for payment for the screening examination and for other medically necessary emergency services, without regard to whether the Member's condition meets the emergency medical condition definition.

n.
If a Member believes that a claim for emergency services has been inappropriately denied by the MCO, the Member may seek recourse through the MCO's appeal and the DEPARTMENT'S administrative hearing processes.

o.	When the MCO reimburses emergency services provided by an in-network provider, the rate of reimbursement will be subject to the contractual relationship that has been negotiated with said provider.

p.	The MCO may not make payment for emergency services contingent upon the Member providing the MCO with notification either before or after receiving emergency services. The MCO may, however, enter into

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contracts with providers or facilities that require, as a condition of payment, the provider or facility to provide notification to the MCO after Members are present at the emergency room, assuming adequate provision is given for such notification.

q.
The MCO shall retain responsibility for payment for emergency medical transportation, regardless of diagnosis. The MCO shall also retain responsibility for hospital-to-hospital ambulance transportation of members with a behavioral health condition.

r.
Effective January 1, 2007, when the MCO reimburses emergency services provided by an out-of-network provider whether within or outside Connecticut, the rate of reimbursement shall be limited to the fees established by the DEPARTMENT for the Medicaid fee-for-service program, less any payments for indirect costs of medical education and direct costs of graduate medical education.

3.07           Geographic Coverage

a.
The MCO shall serve Members statewide. The MCO shall ensure that its provider network includes access for each Member to PCPs, Obstetric/Gynecological Providers and at a distance of no more than fifteen (15) miles for PCPs and Obstetric/Gynecological Providers and no more than twenty (20) miles for general dentists as measured by the Public Utility Commission. The MCO shall ensure that its provider network has the capacity to deliver or arrange for all the goods and services reimbursable under the Medicaid fee-for-service program.

b.
On a monthly basis, the MCO shall provide the DEPARTMENT or its agent with a list of all contracted network providers. The list shall be in a format and contain such information as the DEPARTMENT may specify.

Performance Measure: Geographic Access. The DEPARTMENT will randomly monitor geographic access by reviewing the mileage to the nearest town containing a PCP for every town in which the MCO has Members.

Sanction: In any sampling, if more than two (2) percent of Members reside in towns beyond fifteen (15) miles of a town containing a PCP the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.08           Choice of Health Professional

The MCO must inform each Member about the full panel of participating providers in its network. To the extent possible and appropriate, the MCO must offer each Member covered under this contract the opportunity to choose among participating providers.

3.09           Provider Network

a.       The MCO shall maintain a provider network capable of delivering or arranging for the delivery of all covered health goods and services to all

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Members. In addition, the MCO's provider network shall have the capacity to deliver or arrange for the delivery of all the goods and services reimbursable under this contract regardless of whether all of the goods and services are provided through direct provider contracts. The MCO shall submit a file of their most current provider network listing to the DEPARTMENT or its agent. The file shall be submitted, at a minimum, once a month in the format specified by the DEPARTMENT.

b.	In establishing and maintaining its provider network, the MCO shall consider the following:

1.	Anticipated enrollment;

2.	Expected utilization of services, taking into consideration the characteristics and health care needs of the specific Medicaid populations in the MCO;

3.	The number and types (in terms of training, experience, and specialization) of providers required to furnish the contracted Medicaid services;

4.	The numbers of network providers who are not accepting new Medicaid patients;

5.
The geographic location of providers and Medicaid Members, considering distance, travel time, the means of transportation ordinarily used by Medicaid members, and whether the location provider physical access for Members with disabilities.

c.
The MCO shall notify the DEPARTMENT or its agent, in a timely manner, of any changes made in the MCO's provider network. The monthly file submitted to the DEPARTMENT or its agent shall not contain any providers who are no longer in the MCO's network. The DEPARTMENT will randomly audit the provider network file for accuracy and completeness and take corrective action, if the provider network file fails to meet these requirements.

d.	If the MCO declines to include a provider or group of providers in its network, the MCO shall give the affected provider(s) written notice of the reason for its decision.

e.
The MCO shall not discriminate against providers with respect to participation, reimbursement, or indemnification for any provider who is acting within the scope of that provider's license or certification under applicable State law, solely on the basis of the provider's license or certification. This shall not be construed to prohibit the MCO from including providers only to the extent necessary to meet the needs of the MCO's Members or from establishing measures designed to maintain the quality of services and control costs, consistent with its responsibilities. This shall not preclude the MCO from using different reimbursement amounts for different specialties or for different practitioners in the same specialty.

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f.	The MCO's provider selection policies and procedures shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment.

g.	The MCO shall not employ or contract with any provider excluded from participation in a Federal health care program under either Section 1128 or 1128A of the Social Security Act.

3.10	Network Adequacy and Maximum Enrollment Levels Primary Care Providers and Dentists

a.
On a quarterly basis, except as otherwise specified by the DEPARTMENT, the DEPARTMENT shall evaluate the adequacy of the MCO's provider network. Such evaluations shall use ratios of Members to specific types of providers based on Medicaid fee-for-service experience in order to ensure that access in the MCO is at least equal to access experienced in the Medicaid fee-for-service program for a similar population. For each county the maximum ratio of Members to each provider type shall be:

1.
Adult PCPs, including general practice specialists counted at 60.8%, internal medicine specialists counted at 88.9%, family practice specialists counted at 66.9%, nurse practitioners of the appropriate specialties, and physician assistants, 387 Members per provider;

2.
Children's PCPs, including pediatric specialists counted at 100%, general practice specialists counted at 39.2%, internal medicine specialists counted at 11.1%, family practice specialists counted at 33.1%, nurse practitioners of the appropriate specialties, and physician assistants, 301 Members per provider;

3.	Women's PCPs, including obstetrics and gynecology specialists, nurse midwives, and nurse practitioners of the appropriate specialty, 835 Members per provider;

4.	Dental providers, including general and pediatric dentists counted at 100%, and dental hygienists counted at 50%, 486 Members per provider; and

b.
In the event that the number of Members in a given county equals or exceeds ninety percent (90%) of the capacity determined in accordance with section a noted above, the DEPARTMENT shall evaluate the adequacy of the MCO's network on a monthly basis.

c.
Maximum Enrollment Levels: Based on the adequacy of the MCO's provider network, the DEPARTMENT may establish a maximum HUSKY A enrollment level for Members in the MCO on a county-specific basis. The DEPARTMENT shall provide the MCO with written notification no less than thirty (30) days prior to the effective date of the maximum enrollment level.

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d.
Subsequent to the establishment of this limit, if the MCO wishes to change its maximum enrollment level in a specific county, the MCO must notify the DEPARTMENT thirty (30) days prior to the desired effective date of the change. If the change is an increase, the MCO must demonstrate an increase in their provider network that would allow the MCO to serve additional Members. To do so the MCO must provide the DEPARTMENT with the signature pages from the executed provider contracts and/or signed letters of intent. The DEPARTMENT will not accept any other proof or documentation as evidence of a provider's participation in the MCO's provider network. The DEPARTMENT shall review the existence of additional capacity for confirmation no later than thirty (30) days following notice by the MCO. An increase will be effective the first of the month after the DEPARTMENT confirms additional capacity exists.

Specialists

e.
In addition to the network adequacy measures described in subsections (a) through (d) above, the DEPARTMENT shall measure access to specialists by examining and reviewing confirmed complaints received by the MCO, the Enrollment Broker, the DEPARTMENT and HUSKY Infoline and taking other steps as more fully described below:

1.
For purposes of this section, a "complaint" shall be defined as dissatisfaction expressed by a Member, or their authorized representative, with the Member's ability to obtain an appointment with a specialist that will accommodate the member's medical needs within a reasonable timeframe or within a reasonable distance.

a)	Member requests for information or referrals to specialists within the MCO's network shall not constitute a complaint.

b)	The DEPARTMENT will count more than one complaint to different entities about a Member's inability to access a particular specialist, within the same timeframe, as one complaint.

c)	The DEPARTMENT will count as separate complaints when a Member complains about being unable to make appointments with more than one specialist.

2.	The DEPARTMENT will refer to the MCO all complaints for resolution.

3.
The DEPARTMENT will send the MCO a "Complaint Report" when it receives a certain number of confirmed access complaints from HUSKY A and HUSKY B members during a quarter regarding a particular specialty.

a)
The number of confirmed complaints that will initiate the DEPARTMENT'S sending a "Complaint Report" will be based on the MCO's HUSKY A membership factored by the ratio of one complaint per 10,000 members.

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b)
For purposes of this section, a "confirmed complaint" means that the DEPARTMENT or another entity has received a complaint and the DEPARTMENT has confirmed that the MCO has not provided a specialist or dentist within a reasonable timeframe or within a reasonable distance from the Member's home, or both.

c)	In determining whether a complaint will be confirmed, the DEPARTMENT will consider a number of factors, including but not limited to:

1)	The Member's PCP or other referring provider's medical opinion regarding how soon the Member should be seen by the specialist;

2)	The severity of the Member's condition;

3)	Nationally recognized standards of access, if any, with respect to the particular specialty;

4)	Whether the access problem is related to a broader access or provider availability problem that is not within the MCO's control;

5)	The MCO's diligence in attempting to address the Member's complaint;

6)	Whether both the Member and the MCO have reasonably attempted to obtain an appointment that will meet the Member's medical needs.

Sanctions:

1.
In the event the DEPARTMENT deems that the MCO's provider network is not capable of accepting additional enrollments and lacks adequate access to providers as described in (a) through (d) above, the DEPARTMENT may exercise its rights under Section 7 of this contract, including but not limited to the rights under Section 7.04, Suspension of New Enrollments.

2.
In the event the DEPARTMENT determines that it has received sufficient confirmed complaints regarding specialist access problems to initiate a statewide default enrollment freeze, The DEPARTMENT shall advise the MCO in the Complaint Report that it has received confirmed complaints and that it will impose a default enrollment freeze on the MCO in 30 days unless the MCO submits a satisfactory resolution of the access issue in a corrective action plan.

a)	The MCO may request an opportunity to meet with the DEPARTMENT prior to the imposition of the default enrollment freeze;

b)	The DEPARTMENT will impose a default enrollment freeze statewide, for a minimum of three months. The default

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enrollment freeze will remain in effect until the DEPARTMENT determines that the access problem has been resolved to the DEPARTMENT'S satisfaction.

3.
The MCO shall submit a corrective action plan to the DEPARTMENT when the DEPARTMENT formally notifies the MCO that the number of confirmed specialist complaints has passed the report threshold for that MCO during the reporting period.

4.
If, subsequent to the DEPARTMENT'S approval of the corrective action plan, the network deficiency is not remedied within the time specified in the corrective action plan, or if the MCO does not develop a corrective action plan satisfactory to the DEPARTMENT, the DEPARTMENT may impose a strike towards a Class A sanction for each month the MCO fails to correct the deficiency, in accordance with Section 7.05. This sanction shall be in addition to any enrollment freeze imposed in accordance with (2) above.

3.11    Provider Contracts

All contracts between the MCO and its in-network providers shall, at a minimum, include each of the following provisions:

a.
MCO network providers serving the Medicaid population must meet the minimum requirements for participation in the Medicaid program as set forth in the Regulations of Connecticut State Agencies, Section 17b-262- 522 to Section 17b-262-533, as applicable;

b.	MCO Members shall be held harmless for the costs of all Medicaid- covered goods and services provided;

c.
Providers must provide evidence of and maintain adequate malpractice insurance. For physicians, the minimum malpractice coverage requirements are $1 million per individual episode and $3 million in the aggregate;

d.	Specific terms regarding provider reimbursement as specified in Timely Payment of Claims, Section 3.46 of this contract;

e.	Specific terms concerning each party's rights to terminate the contract;

f.	That any risk shifted to individual providers does not jeopardize access to care or appropriate service delivery;

g.	The exclusion of any provider that has been suspended from the Medicare or Medicaid program in any state;

h.	For PCPs, the provision of "on-call" coverage through arrangements with other PCPs; and

i.	That the MCOs and subcontractors require in-network Primary Care Providers to participate in the DEPARTMENT'S efforts to study access, quality and outcome.

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j.	The MCO shall not reduce its reimbursements to federally qualified health centers from the rate in effect as of the effective date of this contract.

k.
The MCO shall increase the reimbursement rate to general hospitals for hospital outpatient visits for Clinic (Revenue Cost Center Codes 510 series as listed below or CRT Evaluation and Management Codes 99200 series as listed below) and for Emergency Room visits (RCC 450) by adding the following amounts to the rates the Contractor has had in effect for dates of service 7/1/06 forward. The increase will be added once per episode of care as indicated by the presence of one of the listed RCC or CPT codes.

1.	An increase of $15.20 per visit for hospital outpatient visits for the following Revenue Center Codes (RCC) or CPT Evaluation and Management Codes (CPT E&M) for hospital outpatient clinic visits:

a) RCC 510 Clinic
b) RCC 514 OB-GYN Clinic
c) RCC 515 Pediatric Clinic
d) RCC 519 Other
e) RCC 456 Urgent
f) CPT E&M 99201 - New Patient Office or other OP visit -10 minutes
g) CPT E&M 99202 - New Patient Office or other OP visit - 20 minutes
h) CPT E&M 99203 - New Patient Office or other OP visit - 30 minutes
i)  CPT E&M 99204 - New Patient Office or other OP visit - 45 minutes
j)  CPT E&M 99205 - New Patient Office or other OP visit - 60 minutes
k) CPT E&M 99211 - Established Patient Office or other OP visit -5 minutes
I)  CPT E&M 99212 -Established Patient Office or other OP visit -10 minutes
m) CPT E&M 99213 - Established Patient Office or other OP visit -15 minutes
n) CPT E&M 99214 - Established Patient Office or other OP visit -25 minutes
o) CPT E&M 99215 - Established Patient Office or other OP visit -40 minutes

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2.	An increase of $12.13 per visit for Emergency Room visits (RCC 450).

I.	The additional payment amounts shall be made retroactive to July 1, 2006.

m.
No later than September 30, 2007, the MCO shall submit a report to the DEPARTMENT that describes in detail and by individual hospital how the MCO reimbursed the general hospitals to meet the increased hospital outpatient payment requirements as stated in subsection (k) above.

n.
The MCO's failure to pay the increased hospital outpatient reimbursements to the satisfaction of the DEPARTMENT and/or the failure to fully report such payments could result in the withhold from future capitation payments by the DEPARTMENT.

3.12   Provider Credentialing and Enrollment

a.
The MCO shall have written policies and procedures for the selection and retention of providers. The MCO shall establish minimum credentialing criteria and shall formally re-credential all professional participating providers in their network at least once every two (2) years or such other time period as established by the NCQA. The MCO shall create and maintain a credentialing file for each participating provider that contains evidence that all credentialing requirements have been met. The file shall include copies of all documentation to support that credentialing criteria have been met, including licenses, Drug Enforcement Agency (DEA) certificates and provider statements regarding lack of impairment. Credentialing files shall be subject to inspection by the DEPARTMENT or its agent.

b.	MCO credentialing and recredentialing criteria for professional providers shall include at a minimum:

1.	Appropriate license or certification as required by Connecticut law;
2.	Verification that providers have not been suspended or terminated from participation in Medicare or the Medicaid program in any state;
3.	Verification that providers of covered services meet minimum requirements for Medicaid participation;
4.	Evidence of malpractice or liability insurance, as appropriate;
5.	Board certification or eligibility, as appropriate;
6.	A current statement from the provider addressing:
a)	Lack of impairment due to chemical dependency/drug abuse;
b)	Physical and mental health status;
c)	History of past or pending professional disciplinary actions, sanctions, or license limitations;

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d)	Revocation and suspension of hospital privileges;

e)	A history of malpractice claims; and

7.	Evidence of compliance with Clinical Laboratory Improvement Amendments of 1988 (CLIA), Public Law 100-578, 42 DSC § 1395aa et seg. and 42 CFR Part 493 (as amended, 68 Fed. Reg. 3639-3714(2003)).

c.	The MCO may require more stringent credentialing criteria. Any other criteria shall be in addition to the minimum criteria set forth above.

d.	Additional MCO credentialing/recredentialing criteria for PCPs shall include, but not be limited to:

1.	Adherence to the principles of Ethics of the American Medical Association, the American Osteopathic Association or other appropriate professional organization;

2.	Ability to perform or directly supervise the ambulatory primary care services of Members;

3.	Membership on the medical staff with admitting privileges to at least one accredited general hospital or an acceptable arrangement with a PCP with admitting privileges;

4.	Continuing medical education credits;

5.	A valid DEA certification; and

6.	Assurances that any Advanced Practice Registered Nurses (APRN), Nurse Midwives or Physician Assistants are performing within the scope of their licensure.

e.
For purposes of credentialing and recredentialing, the MCO shall perform a check on all PCPs and other participating providers by contacting the National Practitioner Data Bank (NPDB). The DEPARTMENT will notify the MCO immediately if a provider under contract with the MCO is subsequently terminated or suspended from participation in the Medicare or Medicaid programs. Upon such notification from the DEPARTMENT or any other appropriate source, the MCO shall immediately act to terminate the provider from participation in its network.

f.
The MCO may delegate credentialing functions to a subcontractor. The MCO is ultimately responsible and accountable to the DEPARTMENT for compliance with the credentialing requirements. The MCO shall demonstrate and document to the DEPARTMENT the MCO's significant oversight of its subcontractors performing any and all provider credentialing, including facility or delegated credentialing. The MCO and any such entity shall be required to cooperate in the performance of financial, quality or other audits conducted by the DEPARTMENT or its agent(s). Any subcontracted entity shall maintain a credentialing file for each in-network provider as set forth above.

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g.	The MCO must adhere to the additional credentialing requirements set forth in Appendix B.

Sanction: The DEPARTMENT may impose a Class B sanction pursuant to Section 7.05 if, upon completion of a performance review, it is established that a provider in the MCO's network fails to meet the minimum credentialing criteria for participation set forth in (a) and (b) above or a PCP in the MCO's network fails to meet the criteria set forth in (d).

3.13           Second Opinions, Specialist Providers and the Referral Process

a.
The MCO shall provide for a second opinion from a qualified health care professional within its provider network, or arrange for the ability of the Member to obtain one outside the network, at no cost to the Member.

b.
The MCO shall contract with a sufficient number and mix of specialists so that the Member population's anticipated specialty care needs can be substantially met within the MCO's network of providers. The MCO will also be required to have a system to refer Members to out-of-network specialists if appropriate participating specialists are not available. The MCO shall make specialist referrals available to its Members when it is medically necessary and medically appropriate and shall assume all financial responsibility for any such referrals whether they be in-network or out-of-network. The MCO shall ensure that the Member does not incur any costs for such referrals whether the referral is to an in-network or out- of network provider. The MCO must have policies and written procedures for the coordination of care and the arrangement, tracking and documentation of all referrals to specialty providers.

3.14           PCP and Specialist Selection, Scheduling and Capacity

a.
The MCO shall implement procedures to ensure that each Member has an ongoing source of primary care appropriate to his or her needs and a person formally designated as primarily responsible for coordinating the health care services furnished to the Member.

b.
The MCO shall provide Members with the opportunity to select a PCP within thirty (30) days of enrollment. The MCO shall assign a Member to a PCP when a Member fails to choose a PCP within thirty (30) days after being notified to do so. The assignment must be appropriate to the Member's age, gender and residence.

c.	The MCO shall ensure that providers in its network adhere to the following scheduling practices:

1.	Emergency cases shall be seen immediately or referred to an emergency facility;

2.	Urgent cases shall be seen within forty-eight (48) hours of PCP notification;

3.	Routine cases shall be seen within ten (10) days of PCP notification;

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4.	Well-care visits shall be scheduled within six (6) weeks of PCP notification;

5.	Dental screening and preventative visits shall be scheduled within six (6) weeks from the date of the request;

6.	Specialists shall provide treatment within the scope of their practice and within professionally accepted promptness standards for providing such treatment;

7.	EPSDT comprehensive health screens and immunizations shall be scheduled in accordance with the DEPARTMENT'S EPSDT periodicity and immunization schedules;

8.
New Members shall receive an initial PCP appointment in a timely manner; (for those Members who do not access goods and services within the first six (6) months of enrollment, the MCO shall identify and remedy any access problems); and

9.	Waiting times at PCPs are kept to a minimum.

d.
The MCO shall report quarterly on each PCP's panel size, group practice and hospital affiliations in a format specified by the DEPARTMENT. The DEPARTMENT will aggregate reports received from all MCOs for both HUSKY A and HUSKY B. In the event that the DEPARTMENT finds a PCP with more than 1,200 HUSKY (combined HUSKY A and HUSKY B) panel Members, the DEPARTMENT will notify the MCO if the PCP is part of the MCO's network. The DEPARTMENT expects that the MCO will take appropriate action to ensure that patient access to the PCP is assured.

e.	The MCO shall maintain a record of each Member's PCP assignments for a period of two (2) years.

f.
The MCO shall track each Member's use of primary medical care services. In the event that a Member does not regularly receive primary medical care services from the PCP or the PCP's group other than visits to school based health clinics, the MCO shall contact the Member and offer to assist the Member in selecting a PCP.

g.
If the Member has not received any primary care services, the MCO shall contact the Member and offer to assist the Member in scheduling a well- care visit if the Member's last well-care visit was not within the appropriate guidelines for his or her age and gender.

Performance Measure: Appointment Availability. The DEPARTMENT or its agent will routinely monitor appointment availability as measured by (c)(1) through (c)(9) above:

a.
Using test cases to arrange appointments of various kinds with selected providers. The DEPARTMENT shall require the MCO to submit a corrective action plan within thirty (30) days, outlining the steps that the MCO will take to rectify the problem, when less than ninety (90) percent of the sample make appointments available within the required time, or

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b.
Tracking complaints received by the MCO, the DEPARTMENT and HUSKY Infoline. If the DEPARTMENT deems that the MCO's provider network is not capable of accepting additional enrollments, the DEPARTMENT shall require the MCO to submit a corrective action plan within thirty (30) days, outlining the steps that the MCO will take to rectify the problem

c.
If the DEPARTMENT determines that appointment availability is insufficient, the DEPARTMENT may exercise its rights under Section 7 of this contract, including but not limited to the rights under Section 7.04, Suspension of New Enrollments.

3.15   Women's Health, Family Planning Access and Confidentiality

a.
The MCO shall provide female Members with direct access to a women's health specialist in network for covered care necessary to provide women's routine and preventive health care services. This access shall be in addition to the Member's PCP if that provider is not a women's health specialist.

b.
The MCO shall notify and give each Member, including adolescents, the opportunity to use his or her own PCP or utilize any family planning service provider for family planning services without requiring a referral or authorization. The MCO shall make a reasonable effort to subcontract with all local family planning clinics and providers, including those funded by Title X of the Public Health Services Act, and shall reimburse providers for all family planning services regardless of whether that provider is a participating provider. The MCO shall reimburse out-of-network providers of family planning services at least the Medicaid fee-for-service rate for the service. The MCO may require family planning providers to submit claims or reports in specified formats before reimbursing services.

c.	The MCO shall keep family planning information and records for each individual patient confidential, even if the patient is a minor.

d.	Family planning services that must be covered include:
1.	Reproductive health exams;
2.	Patient counseling;
3.	Patient education;
4.	Lab tests to detect the presence of conditions affecting reproductive health;
5.	Sterilizations;
6.	Screening, testing, and treatment of and pre and post- test counseling for sexually transmitted diseases and HIV; and

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7.
Abortions, if the pregnancy is the result of an act of rape or incest or in the case where a woman suffers from a physical disorder, physical injury, or physical illness, including a life-endangering physical condition caused by or arising from the pregnancy itself, that would, as certified by a physician, place the woman in danger of death unless an abortion is performed.

e.
Pursuant to federal law ("the Hyde Amendment," as reflected in the federal appropriations for Title XIX) and 42 CFR Part 441, Subpart E, the DEPARTMENT may only seek federal funding for those abortions described in (d)(7) above. The MCO shall cover all abortions that fall within these circumstances. The MCO shall submit a Form W-484 for any such abortions and comply with the DEPARTMENT'S Medical Services Policy concerning abortions.

f.	The DEPARTMENT and the MCO shall enter into a separate contract for all medically necessary abortions that do not qualify for federal matching funds, as described in subsection (d) and (e) above.

g.
The MCO shall ensure that the provisions of 42 CFR 441.250 - 259 and Section 173 G of the DEPARTMENT'S Medical Services Policy and Provider Bulletin 2004-77 are strictly followed by the MCO in payment for sterilization and Hysterectomies. These requirements include, but are not limited to, the submission of a completed W-612 informed consent form (sterilization) or a W-613 information form (hysterectomy) prior to payment for either of these procedures.

Sanction: If the MCO fails to comply with the provisions in subsection (e), and fails to accurately maintain and submit accurate records of those abortions, that meet the federal definition for funding, the DEPARTMENT may impose a Class A sanction, pursuant to Section 7.05.

3.16    Pharmacy Access

For purposes of this section, "prescription" shall include authorization for legend and over-the-counter drugs covered by Medicaid policy.

a.
The MCO shall be responsible for payment for pharmacy services regardless of a Member's diagnosis. The only exception is that the CT BHP shall be responsible for methadone costs that are part of the bundled reimbursement for methadone maintenance and ambulatory detox providers. Prescribing behavioral health providers participating in the CT BHP will follow the applicable pharmacy program requirements, including the formulary, of the MCO. These providers will provide the MCO with any clinical information needed to support requests for authorization or the preparation of summaries for administrative hearings. The MCO shall promptly inform the DEPARTMENT of any changes to its pharmacy program requirements.

b.	Pharmacies must be available and accessible on a statewide basis. The MCO shall:

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1.	Maintain a comprehensive provider network of pharmacies that will, within available resources, assure twenty four (24) hour access to pharmaceutical goods and services;

2.	The MCO may establish a pharmacy lock-in program for Members suspected of abuse or excessive utilization. Any MCO pharmacy lock-in program will be subject to DEPARTMENT approval;

3.	Have established protocols to respond to urgent requests for medications;

4.
Monitor and take steps to correct excessive utilization of regulated substances, including but not limited to, restricting pharmacy access pursuant to a pharmacy lock-in program approved by the DEPARTMENT; and

5.
Require pharmacists to utilize the Automated Eligibility Verification System (AEVS) to determine client eligibility and MCO affiliation when there is a discrepancy between the information in the MCO's eligibility system and information given to the pharmacists by the Member, the Member's physician or other third party.

c.	The MCO shall require that its provider network of pharmacies offer medically necessary goods and services to the MCO's Members.

d.	The MCO may have a drug management program that includes a prescription drug formulary.

1.	The MCO drug formulary must include only Food and Drug Administration approved drug products and must be broad enough in scope to meet the needs of all Members.

2.	For each specific therapeutic drug class the MCO drug formulary shall consist of a reasonable selection of drugs that do not require prior approval.

e.	The MCO shall obtain the DEPARTMENT'S written approval prior to deleting any drugs from its formulary or issuing any communication regarding its proposed formulary changes. In addition the MCO shall:

1.	Submit any deletions to its formulary and any new prior authorization requirements for formulary drugs to the DEPARTMENT at least thirty (30) days prior to making any such change.

2.
Submit all physician, pharmacist and Member letters, notices, e- mail alerts or other electronic or written communications related to the proposed formulary change to the DEPARTMENT thirty (30) days prior to issuing or sending any such communication.

3.	If, however, the DEPARTMENT does not respond to proposed formulary changes or communications submitted for approval within

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thirty (30) days of receipt from the MCO, the MCO may proceed with the change or issue the communication, as applicable.

4.
Submit subsequent additions to the formulary at the time the addition is made without seeking prior approval by the DEPARTMENT and regardless of whether the drug(s) to be added requires prior authorization. If the MCO's formulary includes a legend drug that requires prior authorization and the FDA approves the drug for over-the-counter use, the MCO is not required to seek the DEPARTMENT'S approval to substitute the over-the-counter version with a prior authorization requirement.

5.	Notify prescribing providers thirty (30) days in advance of any changes to the MCO's formulary.

The DEPARTMENT reserves the right to identify clinical deficiencies in the content of or operational deficiencies of the MCO's formulary. In this instance, the MCO shall have thirty (30) days to address in writing the identified deficiencies to the DEPARTMENT'S satisfaction. The MCO may request to meet with the DEPARTMENT prior to submission of the written response. If the DEPARTMENT is not satisfied with the MCO's response, the DEPARTMENT may require the MCO to add specific drugs to its formulary or to or eliminate prior authorization requirements for specific drugs. If the MCO disputes the DEPARTMENT'S determination, the MCO may exercise its rights pursuant to section 7.02 of this Contract.

f.
The MCO shall ensure that Members using maintenance drugs (drugs usually prescribed to treat long term or chronic conditions including, but not limited to diabetes, arthritis and high blood pressure) are informed in advance, but no less than thirty (30) days in advance of any changes to the prescription drug formulary related to such maintenance drugs if the Member using the drug will not be able to continue using the drug without a new authorization.

1.
When the MCO deletes a drug from its formulary or imposes prior authorization requirements on additional drug(s), the MCO shall identify to the DEPARTMENT which of the affected drugs the MCO intends to treat as maintenance drugs.

2.	The DEPARTMENT may require the MCO to treat additional drugs as maintenance drugs for purposes of this subsection and subsection (e).

3.
If the MCO treats all drugs affected by a formulary change as maintenance drugs for purposes of this subsection and for purposes of subsection (g) below, the MCO is not required to designate specific drugs as maintenance drugs.   In such circumstances, the MCO shall notify the DEPARTMENT that all drugs affected by the formulary change will be treated in the same manner.

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g.
If a prescribing provider seeks authorization to continue a maintenance drug that is being removed from the MCO's formulary or subjected to new prior authorization requirements at any time prior to the effective date of the change, the MCO shall conduct a medical necessity review.

1.	The MCO shall conduct the review, and, if the MCO does not approve the request, the MCO shall issue a notice of action in accordance with the provisions of subsection (i) below.

2.	If the MCO denies the prior authorization request for the maintenance drug, the MCO shall issue a notice of action at least ten days in advance of the effective date of the action.

3.
The MCO shall automatically continue authorization for the maintenance drug for at least the medical necessity review period plus, if the MCO does not approve the authorization, for the ten (10) day advance notice period, or the effective date of the action, whichever is later.

4.
If a Member requests an appeal and administrative hearing concerning a denial or termination that results from or relates to the imposition of new prior authorization requirements for or removal of the maintenance drug from the formulary, the MCO shall continue to authorize the drug for that Member pending a hearing decision.

5.
If the prescriber does not initiate the prior authorization process prior to the expiration of the existing authorization period, the Member shall receive a temporary supply of the maintenance drug if the conditions described in subsection (i) are met.

6.	If the MCO grandfathers some or all Members affected by the formulary changes for a period of more than ninety (90) days, the MCO shall either:

a)	Send a second advance notice letter at least thirty (30) days prior to the end of the extended authorization period or

b)
Ensure that if the Member's prescriber requests authorization prior to the end of the existing authorization period, that if the request is denied and the Member appeals, that the authorization will continue pending appeal.

h.	The MCO shall require that its provider network of pharmacies adhere to the provisions of Connecticut General Statutes § 20-619 (b) and (c) related to generic substitutions for Medicaid recipients.

i.
 If the MCO maintains a drug formulary, the MCO shall have a prior authorization process to permit access, at a minimum, to all medically necessary and appropriate drugs covered for the Medicaid fee-for-service population.

1.
The MCO shall develop a timely and efficient authorization process to obtain information from providers on medical necessity for a non-Part II 30 formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available.

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2.
The MCO shall make an individualized determination concerning medical necessity and appropriateness in each instance when a Member's prescribing provider requests a non-formulary drug, formulary drug requiring prior authorization or a brand name drug including request made in relation to the provisions of (f) above.

3.
If the MCO or the Pharmacy Benefits Manager (PBM) does not receive a request for prior authorization prior to the submission of a prescription to a pharmacy, the pharmacist may contact the prescribing physician and inform him or her of the prior authorization requirement.

j.
Except as provided in subsection (p) below, in the event that a provider requests authorization for, or prescribes a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available but elects during the prior authorization process or in discussions with the pharmacist to prescribe a formulary, generic or alternate formulary drug that the provider agrees will be equally effective for the Member, the MCO is not required to issue a notice of action and is not required to provide a temporary supply of the drug for which the provider initially sought authorization.

k.
In the event that a provider requests authorization, or prescribes a non-formulary drug, a formulary drug requiring prior authorization or a brand name drug where a generic substitution is available the MCO must approve or deny the request as expeditiously as the Member's health condition requires, but no later than 14 calendar days following the MCO's receipt of the request.

An additional 14 calendar days will be allowed if: 1) the Member or the requesting provider asks for the extension or 2) the MCO or its PBM documents that the extension is in the Member's interest because additional information is needed for the MCO to authorize the service and the failure to extend the authorization timeframe will result in denial of the service. The DEPARTMENT may request and review such documentation from the MCO.

l.
In the event that a provider certifies to the MCO or its PBM that the drug is necessary to address an urgent or emergent condition or that the standard authorization period could seriously jeopardize the Member's life or health or ability to attain, maintain or regain maximum function, the MCO or its PBM must make an expedited authorization decision and provide notice as expeditiously as the member's health condition requires and no later than 3 working days after receipt of the request for service. The MCO or its PBM may extend the 3 working days time period by up to 14 additional calendar days if: 1) the Member or the provider requests the extension, or 2) if the MCO or its PBM documents that the extension is in the Member's interest because additional information is needed for the MCO to authorize the service and the failure to extend the authorization timeframe will result in denial of the service. The DEPARTMENT may request such documentation from the MCO.

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m.
The MCO or its PBM shall without delay authorize up to a thirty (30) day temporary supply of the drug if the provider certifies to the MCO or its PBM that the drug is necessary to address an urgent or emergent condition. The MCO is also required to authorize a thirty (30) day temporary supply of the drug on the day of submission of the prescription to the pharmacy if the MCO has been unable to contact the provider to discuss an effective formulary drug during normal business hours. The certification shall be in a manner to be specified by the MCO, subject to the DEPARTMENT'S approval. If the original prescription was for a period less then thirty (30) days, the temporary supply will be for the period prescribed.

n.
If the Member, upon receipt of a termination, suspension or reduction notice of action, timely requests an appeal and administrative hearing the MCO shall continue to authorize the drug for the Member pending a hearing decision or other resolution of the dispute concerning the prescription. As used within this section, "timely" means filing on or before the later of the following: (1) within ten (10) days of the MCO mailing of the notice of action; or (2) the intended effective date of the MCO's proposed action. If the Member does not request an appeal and administrative hearing, the MCO is not required to authorize any further refills.

o.
Notwithstanding anything to the contrary in the preceding, the MCO shall not cover drugs used to treat sexual or erectile dysfunction, as set forth in 1927(d)(2)(K) of section 1903(i) of the Social Security Act as amended, unless such drugs are used to treat conditions other than sexual or erectile dysfunction and the uses have been approved by the Food and Drug Administration.

p.	The MCO shall, on a quarterly basis, submit the report at Appendix L.

q.
If the DEPARTMENT or its agent determines that there is a pattern of denials for requested authorization for particular drugs, or any other pattern suggesting that the MCO's authorization process is one that does not appropriately consider each Member's individualized medical needs, the DEPARTMENT may require notices of action in circumstances other than those described above and/or may require the addition of a particular drug or drugs to the MCO's formulary as drugs that do not require prior authorizations.

3.17    Mental Health and Substance Abuse Access

a.
Except as otherwise identified in this section and this Contract, mental health and substance abuse services for HUSKY A Members will be managed by the CT-BHP and paid for by the DEPARTMENT. The MCO shall coordinate services covered under this contract with the behavioral health services managed by the CT BMP as outlined in Appendix N.

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b.
The MCO may track utilization, including, but not limited to, primary care behavioral health, laboratory, behavioral health pharmacy, emergency department, and transportation. The MCO shall bring any increases in the utilization trend for any of these services to the attention of the DEPARTMENT.

c.
If there is a conflict between the MCO and the BMP as to whether a Member's medical or behavioral health condition is primary, the MCO's medical director shall work with the BHP's medical director to reach a timely and mutually agreeable resolution. If the MCO and BMP are not able to reach a resolution, the DEPARTMENT will make a determination and the DEPARTMENT'S determination shall be binding. Issues related to whether a Member's medical or behavioral health condition is primary must not delay timely medical necessity determinations. In these circumstances, the MCO must render a determination within the standard timeframe required under this contract.

d.	Ancillary Services

1.	The MCO shall retain responsibility for all ancillary services such as laboratory, radiology, and medical equipment, devices and supplies regardless of diagnosis.

2.	The MCO is not responsible for ancillary services that are part of the DEPARTMENT'S all-inclusive rate for inpatient behavioral health services.

e.	Co-Occurring Medical and Behavioral Health Conditions

The MCO shall continue programs and procedures designed to support the identification of untreated behavioral health disorders in medical patients at risk for such disorders.   The MCO shall:

1.	Contact the BMP ASO when co-management of a Member's care by the MCO and the BMP ASO is indicated, such as for persons with special physical health and behavioral health needs;

2.	Respond to inquiries by the BMP ASO regarding the presence of medical co- morbidities;

3.	Coordinate with the BMP ASO, upon request;

4.	Assign a key contact person in order to facilitate timely coordination with the ASO; and

5.	Participate in medical/behavioral co-management meetings at least once a month, with the specific frequency to be determined by agreement between the MCO and the ASO.

f.	Freestanding Primary Care Clinics

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The MCO shall be responsible for primary care and other services provided by primary care and medical clinics not affiliated with a hospital, regardless of diagnosis. The only exception is that the MCO shall not be responsible for behavioral health evaluation and treatment services billed under CRT codes 90801-90806, 90853, 90846, 90847 and 90862, when the Member has a primary behavioral health diagnosis and the services are provided by a licensed behavioral health professional.

g.	Home Health Services

1.
The MCO shall be responsible for management and payment of claims when home health services are required for the treatment of medical diagnoses alone and when home health services are required to treat both medical and behavioral diagnoses, but the medical diagnosis is primary.

b.
The MCO shall also be responsible for authorization and payment of the medical component of claims if a Member has both medical and behavioral diagnoses, and the Member's medical treatment needs cannot be safely and effectively managed by the psychiatric nurse or aide.

c.
The MCO shall manage and pay claims for home health, physical therapy, occupational therapy, and speech therapy, regardless of diagnosis, to the extent such services are otherwise covered under this contract.

d.	The MCO shall be responsible for the management and payment of claims for home health services for Members with mental retardation when the Member does not also have a diagnosis of autism.

h.	Hospital Inpatient Services.

1.	The MCO will share responsibility for inpatient general hospital services with the BHP.

2.
The MCO shall be responsible for management and payment of claims for inpatient general hospital services when the medical diagnosis is primary. The medical diagnosis is primary if both the Revenue Center Code and primary diagnosis are medical.

3.	The MCO shall also be responsible for professional services and other charges associated with primary medical diagnoses during a behavioral stay.

4.	The MCO shall also be responsible for ancillary services associated with non-primary behavioral health diagnoses during a medical stay, as described in subsection (a) of this section.

5.	The MCO shall not be responsible for ancillary services that are included in the hospital's per diem inpatient behavioral health rate.

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i.         Hospital Outpatient Clinic Services

The MCO shall be responsible for all primary care and other medical services provided by hospital outpatient clinics, regardless of diagnosis, including all medical specialty services and all ancillary services.

j.         Long Term Care

The MCO shall be responsible for all long-term care services such as nursing homes and chronic disease hospitals, regardless of a Member's diagnosis.

k.        Primary Care Behavioral Health Services

1.	The MCO shall be responsible for all primary care services and all associated charges, regardless of diagnosis. Such responsibilities include:

a)	Behavioral health related prevention and anticipatory guidance;

b)	Screening for behavioral health disorders;

c)	Treatment of behavioral health disorders that the primary care physician concludes can be safely and appropriately treated in a primary care setting;

d)
Management of psychotropic medications, when the PCP determines it is safe and appropriate to do so, and in conjunction with treatment by a BHP non-medical behavioral health specialist when necessary; and

e)	Referral to a behavioral health specialist when the PCP concludes it is necessary, safe, and appropriate to do so.

2.
The CT BHP ASO will develop education and guidance for primary care physicians related to the provision of behavioral health services in primary care settings. The MCOs may participate with the ASO in the development of education and guidance or they will be provided the opportunity for review and comment. The education and guidance will address PCP prescribing with support and guidance from the ASO or referring clinic. The CT BHP ASO will make telephonic psychiatric consultation services available to primary care providers. Any primary care provider that is seeking guidance on psychotropic prescribing for a HUSKY A or HUSKY B member may initiate consultation.

3.
The CT BHP ASO will work with the MCO and provider organizations to sponsor opportunities for joint training to promote effective coordination and collaboration. MCO policies, procedures and provider contracts must support the provision of behavioral health services by primary care providers and entry into coordination agreements with Enhanced Care Clinics established by the DEPARTMENT.

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l.         School Based Health Center Services

The HUSKY MCOs will be responsible for services provided by contracted school-based health centers, regardless of diagnosis; however, they will not be responsible for behavioral health assessment and treatment services billed under CRT codes 90801 - 90807, 90853, 90846 and 90847.

3.18    Children's Issues and EPSDT Compliance

In order to meet the requirements of the epsdt program as set forth in Sections 1902(a)(43) and 1905(r) of the Social Security Act, the MCO shall:

a.
Provide EPSDT screening services in accordance with the periodicity schedule attached to this contract as Appendix C. Any changes in the periodicity schedule subsequent to the effective date of this contract shall be provided to the MCO sixty (60) days before the effective date of the change. The MCO shall not require prior authorization of EPSDT screening services;

b.
Provide interperiodic screening examinations when medically necessary, or in accordance with the provisions of Section 3.19(a), to determine the existence of a physical or mental illness or condition, or to assist Members in meeting the medical requirements for certification or recertification in WIC. Such interperiodic screens shall include screens for anemia as recommended by the Centers for Disease Control (CDC). The MCO shall not require prior authorization of interperiodic screening examinations;

c.	Provide EPSDT screening services that at a minimum, include:

1.	A comprehensive health and developmental history (including assessment of both physical and mental health development and assessment of nutritional status);

2.	A comprehensive unclothed or partially draped physical exam;

3.	Appropriate immunizations as currently recommended by the Connecticut DEPARTMENT of Public Health;

4.	Laboratory tests, as set forth in the periodicity schedule at Appendix C

5.	Vision and hearing screenings as set forth in the periodicity schedule at Appendix C;

6.	Dental assessments as set forth in the periodicity schedule at Appendix C and

7.	Health education, including anticipatory guidance.

d.	Provide all medically necessary health care, diagnostic services, and treatment for Members under twenty-one (21) covered under the federal

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Medicaid program and described in Section 1905(a) of the Social Security Act regardless of whether the health care, diagnostic services, and treatment are specified in the list of covered services at Appendix A of this contract and regardless of any limitations on the amount, duration, or scope of the services that would otherwise be applied.

e.
Take all necessary steps to ensure that its Members under the age of twenty-one (21) receive EPSDT screening services and any necessary diagnostic and treatment services, including, but not limited to:

1.	Providing assistance in arranging and scheduling appointments;
2.	Providing and arranging transportation;
3.	Following up on missed appointments; and
4.	Providing interpreters to Members with limited English proficiency and Members who are hearing and visually impaired.

f.
No later than sixty (60) days after enrollment in the plan and annually thereafter, use a combination of oral and written methods including methods for communicating with Members with limited English proficiency, Members who cannot read, and Members who are visually or hearing impaired, to:

1.	Inform its Members about the availability of EPSDT screening, diagnostic and treatment services;
2.	Inform its Members about the importance and benefits of EPSDT screening services;
3.	Inform its Members about how to obtain EPSDT screening services; and
4.	Inform its Members that assistance with scheduling appointments and transportation is available, and inform them how to obtain this assistance.

g.	Coordinate and enhance the services provided to Members under twenty- one (21) through the development and execution of memorandums of understanding (MOUs) with the following programs:
1.	Nurturing Families Network;
2.	Healthy Start;
3.	The Special Supplemental Food Program for Women, Infants, and Children (WIC);
4.	Birth-to-Three;
5.	Head Start;
6.	InfoLine's Maternal and Child Health Project; and
7.	Other programs operated by the DEPARTMENTS of Children and Families, Education, Public Health, Mental Health and Addiction

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Services and Mental Retardation as designated by the DEPARTMENT.

The MCO shall cooperate with the DEPARTMENT and the entities listed above in g.1-7 in the development and execution of the MOUs and any revisions or amendments thereto.

h.	Include in the MOUs developed and executed under subsection (g) of this section, provisions that specify how the MCO will work with the program, including, but not limited to:
1.	A description of the services provided by the program;
2.
Designation of a liaison at the MCO to work with the program on ensuring the provision of medically necessary and appropriate covered services by the MCO and the coordination of services provided by the MCO and the program;

3.	Protocols for referrals to the program by the MCO;
4.	Protocols for communication of information concerning individuals who are Members of the MCO who are receiving services from the program;
5.	Protocols for the resolution of any issues that arise concerning the delivery of services to HUSKY Members who are receiving services from the program;
6.	Compliance with HIPAA privacy rules if the agreement includes exchange of members' protected health information; and
7.	Any other mutually agreed upon provisions.

i.	The MCOs shall require PCPs to obtain all available vaccines free of charge from the DEPARTMENT of Public Health under the Vaccines for Children program.

j.	Cooperate with the Connecticut Immunization Registry and Tracking System to track childhood immunizations of its Members.

k.
 In order to carry out the responsibilities set forth in this section, the MCO shall identify children who are overdue for EPSDT screening services, and those who have missed EPSDT screening services. The MCO shall work to develop a plan for ensuring that Members under twenty-one (21) years of age who are overdue or late for screening examinations receive their EPSDT screening services and that other Members continue to receive their examinations on a regular basis.

l.
 The MCO shall attain an annual EPSDT participation ratio and an annual EPSDT screening ratio of at least eighty (80) percent for the period from October 1, 2002 through September 30, 2003. The DEPARTMENT shall determine the MCO's participation and screening ratio from the encounter data as reported to the DEPARTMENT or its agent(s) in accordance with the methodology established by HCFA or CMS for the HCFA-416 report.

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Sanction: Failure to achieve a participation and/or screening ratio of eighty (80) percent may subject the MCO to a Class B sanction in accordance with the provisions of Section 7.05. However, no sanction shall apply if the MCO's participation and screening ratios, although less than eighty (80) percent, are greater than the participation and screening ratios for the MCO for the equivalent period one year earlier plus one half the difference between the ratios for the earlier period and eighty (80) percent.

3.19    Specialized Outpatient Services for Children Under DCF Care

a.	The MCO shall pay for a comprehensive multi-disciplinary examination for initial placement only, for each child entering DCF care, within thirty (30) days of placement into out-of-home care.

1.	The multi-disciplinary examination that shall consist of a thorough assessment of the child's functional, medical, developmental, educational, and mental health status.

2.	Within each area of the assessment, the evaluation shall identify any additional specialized diagnostic and therapeutic needs.

3.	Physicians and other medical and mental health providers specializing in the assessment areas shall conduct the multi- disciplinary examination.

4.	Each multi-disciplinary examination shall occur at a single location.

5.	All components of the examination shall be performed on the same day, excluding additional needed examinations, unless otherwise indicated.

6.
The provider shall report the findings and conclusions of the examination in a form acceptable to DCF. The report must be received by DCF within fifteen (15) days of the examination. The provider shall also provide for updates to DCF on any additional examinations.

b	The providers of the MCO shall provide for training of foster parents on the use of special equipment or medications as needed.

c.
The MCO shall require regular collaboration between providers and DCF Regional Offices and Central Office medical, mental health and social work staff and consultants. The MCO shall assign staff to act as liaisons to identify, address and resolve health care delivery issues, barriers to comprehensive care and other problem areas. DCF shall specify the contact persons by name, title and phone number who will be available for quarterly meetings between DCF and the MCO and shall facilitate the initiation of these meetings with the MCO.

d.
In addition to standard prescription coverage, the MCO shall cover prescriptions in compliance with DCF policy for "Placement Medications" that are additional prescriptions that may be needed when children are placed or change placements. The MCO shall cover "Home Visit Medications". Home Visit Medications are additional prescriptions, which may be needed when children placed in out-of-home settings leave the placement for a home visit. Home Visit Medications should include only those doses that will be needed during the home visit, plus one extra dose.

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e.
The MCO shall deliver a notice of action to an identified person at the DCF Central Office when a service is to be reduced, denied or terminated. DCF will, in turn, distribute the notice of action to its appropriate regional and local personnel.

3.20    Prenatal Care

In order to promote healthy birth outcomes, the MCO or its contracted providers shall:

a.	Identify enrolled pregnant women as early as possible in the pregnancy;
b.
Conduct prenatal risk assessments in order to identify high risk pregnant women, arrange for specialized prenatal care and support services tailored to risk status, and begin care coordination that will continue throughout the pregnancy and early weeks of postpartum;

c.	Refer enrolled pregnant women to the WIC program;
d.	Offer case management services for assistance with obtaining prenatal care appointments, transportation, WIC, and other support services as necessary;
e.	Offer prenatal health education materials and/or programs aimed at promoting healthy birth outcomes;
f.	Offer HIV testing and counseling and all appropriate prophylaxis and treatment to all enrolled pregnant women;
g.	Refer any pregnant Member who is actively abusing drugs or alcohol to CTBHP; and
h.	Educate new mothers about the importance of the postpartum visit and well-baby care.

Performance Measure: Early access to prenatal care: Percentage of enrolled women who had a live birth, who were continuously enrolled in the MCO for 280 days prior to delivery who had a prenatal visit on or between 176 to 280 days prior to delivery.

Performance Measure: Adequacy of prenatal care: Percentage of women with live births who were continuously enrolled during pregnancy who had more than eighty (80) percent of the prenatal visits recommended by the American College of Obstetrics and Gynecology, adjusted for gestational age at enrollment and delivery.

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3.21    Dental Care

a.	The MCO shall contract with a sufficient number of dentists throughout the state to assure access to oral health care. The MCO shall:

1.	Maintain an adequate dental provider network throughout the state's eight (8) counties including access to the dental specialties that include endodontic, oral surgical and orthodontic services;

2.
For the purpose of enrollment capacity a dental hygienist meeting the criteria of Connecticut General Statutes Section 20-1261, with two (2) years of experience, working in an institution (other than hospital), a community health center, a group home, a preschool operated by a local board of education or head start program, or a school setting shall be counted as fifty (50) percent of a general dentist. If the MCO's provider network includes dental hygienists acting independently within their scope of practice to provide preventive services to Members, the MCO shall require that dental hygienists make appropriate referrals to in-network dentists for appropriate diagnostic, restorative and treatment services;

3.
Implement a plan that includes a systematic approach for enhancing access to dental care through monitoring appointment availability, provision of training to providers around issues of cultural diversity and any other specialized programs;

4.
To ensure that access standards are met with respect to dental screens and appointment availability. The MCO shall ensure that the scheduling of a routine dental visit is every six (6) months and scheduling occurs no greater six (6) weeks from the appointment;

5.
Certify that all dentists in the MCO's network shall take Members and that MCO's HUSKY Members shall be assured the same access to providers as non-HUSKY Members. Nothing in this section shall preclude the implementation of limits on panel size by providers;

6.	Implement procedures to provide all Members with the opportunity to choose a pediatric or general dentist as appropriate;

7.
Implement specific outreach strategies to educate Members about the importance of regular dental care, with a focus on accessing age appropriate preventive care such as evaluations, cleanings and fluoride applications at least twice a year;

8.	Provide for sufficient access to dental services for different age groups; and

9.	Devise mechanisms to avoid unnecessary PCP visits related to dental problems.

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Performance Measure: The MCO shall ensure that no less than eighty (80) percent of continuously enrolled Members two (2) to twenty (20) years of age shall receive one screening and dental cleaning per twelve (12) month period. On a quarterly basis, the DEPARTMENT shall, through the encounter data submitted by the MCO, review the MCO's performance under children's dental access.

Performance Measure: The MCO shall ensure that no less than eighty (80) percent of continuously enrolled Members twenty-one (21) years of age and over shall receive one screening and dental cleaning per twelve (12) month period. On a quarterly basis, the DEPARTMENT shall, through the encounter data submitted by the MCO, review the MCO's performance under adult dental access.

3.22   Other Access Features

a.        The MCO shall have systems in place to ensure access to medically necessary and medically appropriate well care by its Members. The MCO shall develop procedures to identify access problems and shall take corrective action as problems are identified. These systems and initiatives shall include, but not be limited to:

1.
Monitoring new Members to ensure that a well-care appointment is scheduled within six (6) months of enrollment for those whose last well-care visit does not fall within the recommended age and gender appropriate schedules;

2.	Monitoring and ensuring that Members receive well-care visits based on age and gender appropriate schedules;

3.	Contacting and counseling Members who miss scheduled appointments;

4.	Coverage and provision of services to newborns from the time of birth;

5.	Assisting Members in accessing and locating linguistically and culturally appropriate services, including but not limited to, appropriate accommodation for Members with hearing disabilities;

6.	Assisting disabled Members in accessing and locating services and providers that can appropriately accommodate their needs, for example wheelchair access to provider's office;

7.	Development of special initiatives, case management, care coordination, and outreach to Members with special or multiple medical needs, for example persons with AIDS or HIV infected individuals;

8.
Development of goals and action plans for incremental increases in utilization of services such as postpartum care, adolescent health, dental care and other health care measures agreed upon between the MCO and the DEPARTMENT;

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9.	Encouraging providers to offer extended business hours and weekend (Saturday) openings.

10.	Monitoring timely access to care as described in Section 3.14.

b.	The MCO's access systems will be assessed as part of the annual performance review of the MCO.

3.23            Pre-Existing Conditions

a.
The MCO shall assume responsibility for all covered services as outlined in Appendix A for of each Member as of the effective date of coverage under the contract regardless of the new Member's health status.

b.
As outlined in Appendix K, for new Members who have transferred enrollment from another HUSKY MCO, coverage of services other than acute care hospitalization, nursing home care or care in a long term chronic disease hospital shall be the responsibility of the MCO as of the beginning of the month during which enrollment becomes effective. Responsibility for acute hospitalization, nursing home or long term chronic disease hospital care services at the time of enrollment or disenrollment is described in Section 3.25.

3.24            Newborn Enrollment

Within six (6) months of a child's date of birth, the MCO must notify the DEPARTMENT of newborns for which they have not received enrollment notification from the DEPARTMENT. The MCO shall use the notification form made available by the DEPARTMENT for this purpose. Should the MCO fail to report the child's birth, the MCO shall reimburse the DEPARTMENT for any fee-for-service claims paid for covered services that occurred for the newborn Members prior to processing the newborn's enrollment into the MCO.

3.25	Acute Care Hospitalization, Nursing Home or Chronic Disease Hospital Stay at Time of Enrollment or Disenrollment

For acute care requiring inpatient stay at a hospital, nursing home or chronic disease hospital, financial responsibility for covered services shall be determined as follows:

a.          Inpatient at time of enrollment

1
Initial enrollment in HUSKY A should not commence during a recipient's inpatient stay at a hospital, nursing home or subacute facility unless the recipient is a newborn, born to a Member. Upon approval by CMS of a waiver amendment, this exemption from enrollment will not apply to inpatient stays with a behavioral or mental health diagnosis

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2.
The MCO shall notify the DEPARTMENT within sixty (60) days of the MCO's discovery of or from the date that the MCO receives information from which a determination can be made that initial enrollment will take effect during the course of a hospitalization. For those individuals who are inpatient in an MCO participating facility, the time period in which an MCO must notify the DEPARTMENT is limited to six (6) months from the enrollment effective date or sixty (60) days of discovery, whichever comes first. Upon timely notification to the DEPARTMENT by the MCO, the DEPARTMENT shall change the effective date to the first of the month after discharge. If the MCO fails to notify the DEPARTMENT of the inpatient status within the above specified time periods, the DEPARTMENT shall be relieved of its responsibility to change the enrollment effective date and the individual's initial enrollment effective date into the MCO shall be retained.

b.            Hospitalization at time of disenrollment

Hospital costs for Members who are inpatient at the time of disenrollment from the MCO shall remain the financial responsibility of the MCO until discharge from the hospital. For purposes of this subsection, hospital costs shall include the per diem hospital charge. Hospital costs shall not include charges related to the inpatient stay, but performed and billed separately, such as the services of the attending physician or a consulting specialist. Upon discovery of the Member's disenrollment, the MCO shall notify the individual's new MCO of the inpatient status and coordinate care and discharge planning with the new MCO. The MCO shall assume financial responsibility for all non-hospital costs as of the enrollment effective date for new Members who change MCOs while inpatient. Individuals who are disenrolled due to recategorization of their Medicaid coverage to a non-managed care category shall revert to fee-for-service upon recategorization.

c.	Disenrollment during or resulting from a long-term chronic disease hospital or nursing home stay

1.
 Members who are inpatient in a long-term chronic disease hospital facility or a nursing home will remain the responsibility of the MCO until they are discharged from the facility or disenrolled from the MCO. If the MCO reports to DSS or its agent, any patient in a subacute facility or a nursing home other than for the purpose of behavioral health prior to the ninety (90) continuous days from the date of admission, the DEPARTMENT will disenroll the Member at the end of the month, that the Member has been inpatient in the facility for ninety (90) continuous days. If the MCO reports to the DEPARTMENT beyond ninety (90) days, the change will be effective the end of the month during which the change was reported to DSS or its agent.   The facility's per diem (room and board) costs for a Member who is inpatient in a subacute

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facility or a nursing home will remain the responsibility of the MCO until the Member is discharged from the facility or disenrolled from managed care, whichever comes first.

2.
 Upon discovery of the Member's disenrollment resulting from a plan change, the MCO shall notify the individual's new MCO of the inpatient status and coordinate care and discharge planning with the new MCO. The MCO shall assume financial responsibility for all non-room and board costs as of the enrollment effective date for any new Member who changed MCOs while inpatient.

3.26           Open Enrollment

a.
The MCO shall conduct continuous open enrollment during which the MCO shall accept clients eligible for coverage under this contract in the order in which they are enrolled without regard to the need for health services, health status of the client or any other factor(s).

b.
The MCO shall accept membership of newborns born to a Member upon the child's date of birth with the exception of newborns that are placed for private adoption or when the mother has indicated in writing that she does not wish Medicaid coverage for the child. The enrollment effective date for newborns shall be the first of the month in which the child was born.

c.
The MCO shall not discriminate against individuals eligible to enroll on the basis of race, color, or national origin and will not use any policy or practice that has the effect of discriminating on the any such basis. The MCO shall not discriminate in enrollment activities on the basis of health status or the client's need for health care services or on any other basis, and shall not attempt to discourage or delay enrollment with the MCO or encourage disenrollment from the MCO of eligible Medicaid clients.

d.
If the MCO discovers that a Member's new or continued enrollment was in error, the MCO shall notify the DEPARTMENT or its agent within sixty (60) days of the discovery or sixty (60) days from the date that the MCO had the data to determine that the enrollment was in error, whichever comes first. Other than the case of a newborn retroactively enrolled, failure to notify the DEPARTMENT or its agent within the parameters defined in this section and within established procedures will result in the retention of the Member by the MCO for the erroneous period of enrollment.

3.27           Special Disenrollment

a.
The MCO may request in writing and the DEPARTMENT may approve disenrollment of specific Members when there is good cause. The request shall cite the specific event(s), date(s) and other pertinent information substantiating the MCO's request. Additionally, the MCO shall submit any other information concerning the MCO's request that the DEPARTMENT may require in order to make a determination in the case.

b.	Good cause is defined as a case in which a Member:

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1.
Exhibits uncooperative or disruptive behavior. If, however, such behavior results from the Member's special needs, good cause may only be found if the Member's continued enrollment seriously impairs the MCO's ability to furnish services to either the particular Member or others; or

2.	Permits others to use or loans his or her membership card to others to obtain care or services.

c.	The following shall not constitute good cause:

1.	Extensive or expensive health care needs;
2.	A change in the member's health status;
3.	The member's diminished mental capacity; or
4.	Uncooperative or disruptive behavior related to a medical condition except as described in b.1, above.

d.
The effective date for an approved disenrollment shall be no later than the first day of the second month following the month in which the MCO files the disenrollment request. If the DEPARTMENT fails to make the determination within this timeframe, the disenrollment shall be deemed approved.

e.	The DEPARTMENT will notify an MCO prior to enrollment if a Member was previously disenrolled for cause from another MCO pursuant to this section.

3.28   Linguistic Access

a.
The MCO shall take appropriate measures to ensure adequate access to services by Members with limited English proficiency. These measures shall include, but not be limited to the promulgation and implementation of policies on linguistic accessibility for MCO staff, network providers and subcontractors; the identification of a single individual at the MCO for ensuring compliance with linguistic accessibility policies; identification of persons with limited English proficiency as soon as possible following enrollment; provisions for translation services; and the provision of a Member handbook, notices of action and grievance/administrative hearing information in languages other than English. The MCO shall notify its members that oral interpretation is available for any language.

b.
Member educational materials must also be available in languages other than English and Spanish when more than five (5) percent of the MCO's Members in any county served by the MCO speaks the alternative language, provided, however, this requirement shall not apply if the alternative language has no written form. The MCO may rely upon initial enrollment and monthly enrollment data from the DEPARTMENT'S Eligibility Management System (EMS) to determine the percentage of Members who speak alternative languages. The MCO shall inform

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members that written materials are available in these alternative languages.

c.        The MCO shall also take appropriate measures to ensure access to services by persons with visual and hearing disabilities. This shall include the provision of information in alternative formats and in an appropriate manner that takes into consideration the special needs of Members with disabilities. Information concerning Members with visual impairments and hearing disabilities will be made available through the daily and monthly EMS enrollment data.

Sanction: For each documented instance of failure to provide appropriate linguistic accessibility to Members, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.29   Services to Members

a.
The MCO shall have in place an ongoing process of Member education which includes, but is not limited to: development of a Member handbook; provider directory; website; newsletter; and other Member educational materials. The MCO's written materials for members must be in a language and format that may be easily understood. All written materials and correspondence to Members shall be culturally sensitive and written at no higher than a seventh grade reading level. All Member educational materials must be in both English and Spanish.

b.
At the time of initial enrollment, the MCO shall provide a member handbook to each Member. If a Member loses eligibility and re-enrolls in the MCO less than ninety (90) days after losing eligibility, the MCO is not required to send a new handbook. If the lapse in enrollment is more than ninety (90) days, the MCO shall send a new handbook.   The MCO shall mail the Member handbook and provider directory to Members within one week of enrollment notification. At least once a year, thereafter, the MCO shall notify the Members of their right to request the Member Handbook that shall address and explain, at a minimum, the following:

1.	The amount, duration and scope of covered services under the contract in sufficient detail that the Member understands the benefits to which they are entitled;
2.	Restrictions on services (including limitations and services not covered) and circumstances in which the Member could be held liable for payment for services;
3.	Prior authorization process;
4.
Definition of and distinction between emergency care and urgent care and the extent to which emergency coverage is available, including: the fact that prior authorization is not necessary for emergency care, the procedures for obtaining emergency services including the use of 911; the locations of emergency settings which

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provide emergency services and post-stabilization services; the fact that the Member can obtain emergency care in any hospital or other setting and the post stabilization rules;

5.	Policies on the use of urgent care services including a phone number that can be used for assistance in obtaining urgent care;
6.	How to access care twenty-four (24) hours a day;
7.	Assistance with appointment scheduling;
8.	Member rights and responsibilities, as described in Section 3.03;
9.	Member services, including hours of operation;
10.	Enrollment/disenrollment/plan changes;
11.	Procedures for selecting and changing PCPs;
12.	Policies on referrals for specialty care and other benefits not furnished by the PCP;
13.	Availability of provider network directory and updates;
14.	An explanation of circumstances in which a Member is responsible for making co-payments;
15.	Restrictions on the Member's freedom of choice among providers;
16.	Limited liability for services from out-of-network providers;
17.	Access and availability standards;
18.	Special access and other MCO features of the health plan's program;
19.	Family planning services and the availability of family planning from out-of network providers;
20.	Case management services targeted to Members as medically necessary and appropriate;
21.
The MCO's appeal and the DEPARTMENT'S administrative hearing process, including the right to a hearing, the method for obtaining a hearing, the right to representation; the right to file appeals and hearing requests and the time frames for filing; the availability of assistance with filing; the toll-free numbers for filing appeals; the circumstances in which services will be continued pending a hearing; the MCO's provider appeal process;

22.	Procedures to request non-emergency transportation and transportation options;
23.	EPSDT services for children;
24.	Coordination of benefits and third party liability;

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25.	Description of drug formulary, prior approval and temporary supply process, if applicable
26.	Advance directives;
27.	Information on how to access services from the CT BMP; and
28.	How to obtain any other benefits that are available under the Connecticut Medicaid Plan but are not covered under this contract.

Upon request, the MCO shall also provide Members with information on the structure and operation of the MCO and physician incentive plans.

d.
The MCO's provider directory shall include, at a minimum, the names, location, telephone numbers and non-English languages spoken by current contracted providers in the Member's service area, including identification of providers that are not accepting new patients. The provider directory shall include, at a minimum, information on PCPs, specialists and hospitals.

e.
The MCO shall make a good faith effort to give written notice to members of termination of a network provider within fifteen (15) days after receipt or issuance of the provider termination notice. The notice to members shall apply to those members whose designated PCP terminated from the Plan or for those members who had an established relationship with any other provider including but not limited to specialists or clinics.

f.	All Member educational materials for distribution beyond the MCO's membership must be prior approved by the DEPARTMENT.

g.
The following Member materials must be prior approved by the DEPARTMENT Member handbook; Membership card; introductory and other text language from the provider directory; and all communication to Members that include HUSKY A program information. The MCO must wait until receiving DEPARTMENT written approval or thirty (30) days from the date of submittal before disseminating educational materials to Members. The DEPARTMENT reserves the right to request revisions or changes in the material at any time.

h.
The DEPARTMENT shall, to the extent feasible, notify the MCO more than thirty (30) days in advance of any significant change to the HUSKY program, for example a change in the scope of covered services resulting from legislation. The MCO shall give each Member written notice of any significant change, at least 30 days before the intended effective date of the change.

The MCO must provide periodic updates to the handbook or inform Members, as needed, of changes to the Member information discussed above. The MCO shall update its Member handbook to incorporate all provisions and requirements of this contract within six (6) weeks of the start date. The MCO shall distribute the Member handbook within six (6) weeks of receiving the DEPARTMENT'S written approval.

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i.
The MCO shall maintain an adequately staffed Member services office to receive telephone calls and to meet personally with Members in order to answer Members' questions, respond to Members' complaints and resolve problems informally.

j.	The MCO shall identify to the DEPARTMENT the individual who is responsible for the performance of the Member Services DEPARTMENT.

k.
The MCO's Member Services DEPARTMENT shall include bilingual staff (Spanish and English) and translation services for non-English speaking Members. The MCO shall also make available translation services at provider sites either directly or through a contractual obligation with the service provider.

l.
The MCO shall require members of the Member Services DEPARTMENT to identify themselves to Members when responding to Members' questions or complaints. At a minimum, a staff Member shall answer ninety (90) percent of all incoming calls within the first minute and the call abandonment rate shall not exceed five (5) percent. The MCO shall submit call response and abandonment reports for the preceding six (6) month period to the DEPARTMENT upon request.

m.
When Members contact the Member Services DEPARTMENT to ask questions about, or complain about, the MCO's failure to respond promptly to a request for goods or services, or the denial, reduction, suspension or termination of goods or services, the MCO shall: attempt to resolve such concerns informally, and inform Members of the appeal and administrative hearing processes and, upon request, mail to them, within one business day, forms and instructions for filing a grievance.

n.	The MCO shall maintain a grievance report in the format designated by the DEPARTMENT pursuant to Section 6.01. These reports shall be made available to the DEPARTMENT upon request

o.	At the time of enrollment and at least annually thereafter, the MCO shall inform its Members of the procedural steps for filing an appeal and requesting an administrative hearing.

p.	The MCO shall monitor and track PCP transfer requests and follow up on complaints made by Members as necessary.

q.
The MCO will participate in an NCQA Consumer Assessment of Health Plans Survey (CAHPS) of combined HUSKY A and B Members using an independent vendor, and paid for by the MCO. The MCO's CAHPS survey shall continue to include behavioral health questions.

r.
The MCO may provide outreach to its current Members at the time of the Member's renewal of eligibility. The outreach may involve special mailings or phone calls as reminders that the Member must complete the HUSKY renewal forms to ensure continued coverage.

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s.
The MCO shall make appropriate referrals of Members who express the need for or may require behavioral health services to the CT BHP. The MCO shall develop appropriate procedures for managing urgent or crisis calls and communicating client specific crisis management information to the CTBHP for effective coordination of care.

Sanction: If either the incoming call response or call abandonment standards set forth in paragraph h are not met for ninety (90) percent of the days during the six (6) month review period, the DEPARTMENT may impose a strike towards a Class A sanction pursuant to Section 7.05.

3.30            Information to Potential Members

Informational materials for potential members shall also be provided in a manner and format that may be easily understood. The MCO shall make the following information available to potential Members, upon request: the locations, qualifications, non-English languages spoken by and availability of the MCO's network providers. The MCO shall provide a summary of this information to the DEPARTMENT, in a format to be approved by the DEPARTMENT. The DEPARTMENT shall provide the summary information to all potential Members.

The MCO shall also provide oral interpretation services in all non-English languages to potential Members.

3.31            Marketing Requirements

The MCO may, at its option, market or promote their plan to potential members. All marketing and marketing related activities must be in compliance with the provisions of 42 CFR 438.104, guidelines and restrictions as set forth in this section and Appendix D. DSS marketing restrictions apply to subcontractors and providers of care and to the MCOs. The MCO shall notify all its subcontractors and network providers of the DEPARTMENT'S marketing restrictions. The detailed marketing guidelines are set forth in Appendix D.

a.
Prohibited Marketing Activities: Appendix D describes permitted and prohibited marketing activities that apply to all forms of communication, regardless of whether they are performed by the MCO directly, by its contracted providers, or its subcontractors:

b.
The MCO shall prohibit any type of marketing activity that has not been clearly specified as permissible under the guidelines in Appendix D. The MCO shall contact the DEPARTMENT for guidance and approval for any activity not clearly permissible under these guidelines.

c.
The MCO shall submit its annual marketing plan, revisions to the marketing plan and all marketing materials to the DEPARTMENT for approval. The DEPARTMENT will provide comments on the marketing materials to the MCO within thirty (30) days of receipt of the materials. MCOs, subcontractors and their providers must wait until receiving DSS

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written approval or 31 days from submission to the DEPARTMENT, if the DEPARTMENT has not responded by the 30th day before disseminating any such information to potential Members. DSS reserves the right to request revisions or changes in marketing materials at any time

d.	The MCO shall distribute only approved marketing materials and such approved materials shall be distributed on a statewide basis.

Sanction: If the MCO or its providers violate marketing guidelines, the DEPARTMENT may impose a Class B or Class C sanction pursuant to Section 7.05 as it deems appropriate.

Sanction: If the MCO engages in non-compliant marketing practices within one year of a marketing related sanction, the DEPARTMENT may impose a Class C sanction of $25,000 for each determination of a marketing violation following the initial sanction episode.

Sanction: Each marketing sanction episode shall include a mandatory statewide default enrollment freeze of no less than three months in duration.

3.32            Health Education

The MCO must routinely, but no less frequently than annually, remind and encourage Members to utilize benefits including physical examinations that are available and designed to prevent illness. The MCO must also offer periodic screening programs that in the opinion of the medical staff would effectively identify conditions indicative of a health problem. The MCO shall keep a record of all activities it has conducted to satisfy this requirement.

3.33            Internal and External Quality Assurance

a.
The MCO is required to provide a quality level of care for all services that it provides and for which it contracts. These services are expected to be medically necessary and may be provided by participating providers. A Quality Assessment and Performance Improvement program shall be implemented by the MCO to assure the quality of care. The EQRO shall monitor the MCO's compliance with all requirements in this section.

b.
The MCO shall comply with federal regulations and DEPARTMENT policies and requirements concerning Quality Assessment and Performance Improvement and utilization review set forth below. The MCO will develop and implement an internal Quality Assessment and Performance Improvement program consistent with the Quality Assessment and Performance program guidelines as provided in Appendix E.

c.	The MCO shall comply with all applicable federal regulations concerning Quality Assessment and Performance Improvement.

d.	The MCO shall operate a Quality Assessment and Performance Improvement system that:

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1.	Is consistent with applicable federal regulations;

2.	Provides for review by appropriate health professionals of the process followed in providing health services;

3.	Provides for systematic data collection of performance and participant results;

4.	Provides for interpretation of these data to the practitioners;

5.	Provides for making needed changes;

6.	Provides for the performance of at least one performance improvement project of the MCO's own choosing;

7.	Provides for participation in at least one performance improvement project conducted by the EQRO; and

8.	Has in effect mechanisms to detect both under utilization and over utilization of services.

e.	The MCO shall provide descriptive information on the operation, performance and success of its Quality Assessment and Performance Improvement program to the DEPARTMENT or its agent upon request.

f.	The MCO shall maintain and operate a Quality Assessment and Performance Improvement program that includes at least the following elements:

1.	A Quality Assessment and Performance Improvement plan.

2.
A full-time Quality Assessment and Performance Improvement Director, who is responsible for the operation and success of the Quality Assessment and Performance Improvement Program. This person shall have adequate experience to ensure successful Quality Assessment and Performance Improvement, and shall be accountable for the Quality Assessment and Performance Improvement systems of all the MCO's providers, as well as the MCO's subcontractors.

3.
The Quality Assessment and Performance Improvement Director shall spend an adequate percentage of time on Quality Assessment and Performance Improvement activities to ensure that a successful Quality Assessment and Performance Improvement Program will exist. Under the Quality Assessment and Performance Improvement program, there shall be access on an as-needed basis to the full compliment of health professions (e.g., pharmacy, physical therapy, nursing, etc.) and administrative staff. A Quality Assessment and Performance Improvement committee that includes representatives from the following shall provide oversight of the program:

a)	A variety of medical disciplines (e.g., medicine, surgery, mental health, etc.);

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b)	Administrative staff; and Board of Directors of the MCO.

4.	Make available case management training for PCPs designed by the DEPARTMENT or its agent.

g.
The Quality Assessment and Performance Improvement committee shall be organized operationally within the MCO such that it can be responsible for all aspects of the Quality Assessment and Performance Improvement program.

h.
Quality Assessment and Performance Improvement activities shall be sufficiently separate from Utilization Review activities, so that Quality Assessment and Performance Improvement activities can be distinctly identified as such.

i.
The Quality Assessment and Performance Improvement activities of the MCO's network providers and subcontractors, if separate from the MCO's Quality Assessment and Performance Improvement activities, shall be integrated into the overall MCO Quality Assessment and Performance Improvement program, and the MCO shall provide feedback to the in-network providers/subcontractors regarding the operation of any such independent Quality Assessment and Performance Improvement effort. The MCO shall remain, however, fully accountable for all Quality Assessment and Performance Improvement relative to its in-network providers and subcontractors.

j.	The Quality Assessment and Performance Improvement committee shall meet at least quarterly and produce written documentation of committee activities to be shared with the DEPARTMENT.

k.	The results of the Quality Assessment and Performance Improvement activities shall be reported in writing at each meeting of the Board of Directors.

I.
The MCO shall have a written procedure for following up on the results of Quality Assessment and Performance Improvement activities to determine success of implementation. Follow-up shall be documented in writing.

m.
Where the DEPARTMENT determines that a Quality Assessment and Performance Improvement plan does not meet the above requirements, the DEPARTMENT may provide the MCO with a model plan. The MCO agrees to modify its Quality Assessment and Performance Improvement plan based on negotiations with the DEPARTMENT.

n.
The MCO shall monitor access to and quality of health care goods and services for its Member population, and, at a minimum, use this mechanism to capture and report all of the DEPARTMENT'S required utilization data. The MCO shall be subject to an annual medical audit by the DEPARTMENT'S Quality Assessment and Performance Improvement contractor and shall provide access to the data and records requested for this purpose.

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o.	To the extent permitted under state and federal law, the MCO certifies that all data and records requested shall, upon reasonable notice, be made available to the DEPARTMENT or its agent.

p.
 The MCO will be an active participant in at least one of the EQRO's quality improvement focus studies each year and will cooperate with the DEPARTMENT in other studies of mutual interest initiated by the DEPARTMENT.

q.
The MCO must comply with external quality review that will be implemented by an organization contracted by the DEPARTMENT. This may include participating in the design of the external review, collecting data including, but not limited to, encounter and medical data, and/or making data available to the review organization.

r.	The MCO must conduct at least one performance improvement project that:

1.           Focuses on one of the following areas:
a)           Prevention and care of acute and chronic conditions;
b)           High volume services;
c)           Continuity and coordination of care;
d)           Appeals, grievances and complaints;
e)           Access to and availability of services; or
f)           Other projects subject to DEPARTMENT approval.

2.	Includes the measurement of performance and quality indicators that are:
a)           Objective;
b)           Clearly and unambiguously defined;
c)	Based on current clinical knowledge or health services research;
d)           Valid and reliable;
e)           Systematically collected; and
f)	Capable of measuring outcomes such as changes in health status or Member satisfaction or valid proxies of those outcomes.

3.           Implements system interventions to achieve quality improvement;
4.           Evaluates the effectiveness of the interventions;
5.	Plans and initiates activities for increasing or sustaining improvement; and

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6.	Represents the entire population to which the quality indicator is relevant.

s.
The MCO shall maintain a health information system that collects, analyzes, integrates and reports data. The system must provide information on areas including but not limited to utilization, appeals and hearings.

t.         With the approval of the DEPARTMENT, the MCO may conduct performance improvement projects for the combined HUSKY A and HUSKY B populations.

u.	At the invitation of the CT BHP, the MCO may, at its discretion, participate in a joint quality improvement initiative on an area of mutual concern.

3.34            Inspection of Facilities

a.
The MCO shall provide the State of Connecticut and any other legally authorized governmental entity, or their authorized representatives, the right to enter at all reasonable times the MCO's premises or other places, including the premises of any subcontractor, where work under this contract is performed to inspect, monitor or otherwise evaluate work performed pursuant to this contract. The MCO shall provide reasonable facilities and assistance for the safety and convenience of the persons performing those duties. The DEPARTMENT and its authorized agents will request access in advance in writing except in case of suspected fraud and abuse.

b.
In the event right of access is requested under this section, the MCO or subcontractor shall upon request provide and make available staff to assist in the audit or inspection effort, and provide adequate space on the premises to reasonably accommodate the State or Federal representatives conducting the audit or inspection effort.

c.
The MCO shall be given ten (10) business days to respond to any findings of an audit before the DEPARTMENT shall finalize its findings. All information so obtained will be accorded confidential treatment as provided under applicable law.

3.35            Examination of Records

a.
The MCO shall develop and keep such records as are required by law or other authority or as the DEPARTMENT determines are necessary or useful for assuring quality performance of this contract. The DEPARTMENT shall have an unqualified right of access to such records in accordance with Part II Section 3.34.

b.	Upon non-renewal or termination of this contract, the MCO shall turn over or provide copies to the DEPARTMENT or to a designee of the DEPARTMENT all documents, files and records relating to persons

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receiving services and to the administration of this contract that the DEPARTMENT may request, in accordance with Part II, Section 3.34.

c.
The MCO shall provide the DEPARTMENT and its authorized agents with reasonable access to records the MCO maintains for the purposes of this contract. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. The MCO must make all requested medical records available within thirty (30) days of the DEPARTMENT'S request. Any contract with a subcontractor must include a provision specifically authorizing access in accordance with the terms set forth in Part II, Section 3.34.

d.
The MCO shall maintain the confidentiality of patients' records in conformance with this contract and state and federal statutes and regulations, including but not limited to the Health Insurance Portability and Accountability Act (HIPAA), 42 U.S.C. Section 1320 d-2 et seq. and the implementing privacy regulations at 45 CFR pts. 160 and 164.

e.
The MCO, for purposes of audit or investigation, shall provide the State of Connecticut, the Secretary of HHS and his/her designated agent, and any other legally authorized governmental entity or their authorized agents access to all the MCO's materials and information pertinent to the services provided under this contract, at any time, until the expiration of three (3) years from the completion date of this contract as extended.

f.	The State and its authorized agents may record any information and make copies of any materials necessary for the audit.

g.
The MCO and its subcontractors shall retain financial records, supporting documents, statistical records and all other records supporting the services provided under this contract for a period of five (5) years from the completion date of this contract.   The MCO shall make the records available at all reasonable times at the MCO's general offices. The DEPARTMENT and its authorized agents will request access in writing except in cases of suspected fraud and abuse. If any litigation, claim or audit is started before the expiration of the five (5) year period, the records must be retained until all litigation, claims or audit findings involving the records have been resolved. The MCO must make all requested records available within thirty (30) days of the DEPARTMENT'S request.

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3.36           Medical Records

a.
In compliance with all state and federal law governing the privacy of individually identifiable health care information including the Health Insurance Portability and Accountability Act (HIPAA), 42 USC §§ 1320d-2 et seq.. and the implementing privacy regulations at 45 CFR pts 160 and 164, the MCO shall establish a confidential, centralized record, for each Member, which includes information of all medical goods and services received. The MCO may delegate maintenance of the centralized medical record to the Member's PCP, provided however, that the record shall be made available upon request and reasonable notice, to the DEPARTMENT or its agent(s) at a centralized location. The medical record shall meet the DEPARTMENT'S medical record requirements as defined by the DEPARTMENT in its regulations, and shall comply with the requirements of NCQA or other national accrediting body with a recognized expertise in managed care.

b.
The MCO shall also simultaneously maintain, with the medical record, a record of all contacts with each Member that the MCO will maintain in a computerized database and make available to the DEPARTMENT, at its request. Claims and encounter records will be provided to the DEPARTMENT in an electronic medium as specified by the DEPARTMENT, and its agent(s). The medical record shall demonstrate coordination of Member care; for example, relevant medical information from referral sources and out-of-network family planning providers shall be reviewed and entered into Members' medical records. For those MCOs that are governed under Connecticut General Statutes Chapter 705 Section 38a-975 et seg., known as the "Connecticut Insurance Information and Privacy Act", such MCO shall be required to observe the provisions of such Act with respect to disclosure of personal and privileged information as such terms are defined under the Act.

c.
The MCO shall not turn over or provide documents, files and records pertaining to a Member to another health plan unless the Member has changed enrollment to the other plan and the MCO has been so notified by the DEPARTMENT or its agent.

d.	The MCO shall share information and provide copies of medical records pertaining to a Member to the BMP ASO upon the request of the Member, Department or ASO.

3.37        Audit Liabilities

In addition to and not in any way in limitation of the MCO's obligations pursuant to this contract, it is understood and agreed by the MCO that the MCO shall be held liable for any finally determined State or Federal audit exceptions and shall return to the DEPARTMENT all payments made under the contract to which exception has been taken or which have been disallowed because of such an exception.

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3.38   Clinical Data Reporting

a.
Utilization Reporting: The MCO shall submit reports to the DEPARTMENT in the areas listed below. The purpose of the reports is to assist the DEPARTMENT in its efforts to assess utilization and evaluate the performance of the HUSKY A program and of the MCO.

Utilization reports shall cover the following areas:

1.      Inpatient Care;
2.      Preventive Care;
3.      Dental Care;
4.      Other Services;
5.      Maternal and Child Health;
6.      EPSDT, known as HealthTrack; and
7.      Immunization Information.

b.
The DEPARTMENT shall consult with the MCO, through a workgroup comprised of DEPARTMENT and MCO representatives that meets on a periodic basis, or a similar process, on the necessary data, methods of collecting the data and the format and media for new reports or changes to existing reports.

c.
The DEPARTMENT shall provide the MCO with final specifications for submitting all reports no less than ninety (90) days before the reports are due. The MCO shall submit reports on a schedule to be determined by the DEPARTMENT, but not more frequently than quarterly. Before the beginning of each calendar year, the DEPARTMENT shall provide the MCO with a schedule of utilization reports that shall be due that calendar year. Due dates for the reports shall be at the discretion of the DEPARTMENT, but not earlier than ninety (90) days after the end of the period that they cover.

d.
For each report the DEPARTMENT shall consider using any HEDIS standards promulgated by the NCQA, which cover the same or similar subject matter. The DEPARTMENT reserves the right to modify HEDIS standards, or not use them at all, if in the DEPARTMENT'S judgment, the objectives of the HUSKY A program can be better served by using other methods.

e.
EPSDT (HealthTrack): The MCO shall submit to the DEPARTMENT reports on compliance with screening requirements of the EPSDT program sufficient to enable the DEPARTMENT to comply with its reporting obligations under federal and state requirements and to assess and evaluate the performance of the MCO in the screening requirements of the EPSDT program. These obligations include, but are not limited to, submitting reports to federal and state agencies.

f.	Maternal and Prenatal Care

          :

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The MCO shall report aggregate summary data on outcomes of maternal and prenatal care to the DEPARTMENT no less frequently than quarterly. Such data will include:

1.	Number of deliveries during the quarter to women enrolled in the MCO at the time of delivery;
2.	Number of live births;
3.	Number of fetal deaths;
4.	Number of very low birth weight babies, defined as weighing less than one thousand five hundred grams;
5.	Number of hospital inpatient/NICU days for very low birth weight babies;
6.	Number of moderately low birth weight babies, defined as weighing less than two thousand five hundred grams;
7.	Number of hospital/NICU days for moderately low birth weight babies;
8.	Number of deliveries by cesarean section;
9.	Number of women who delivered and had no prenatal care;
10.	Number of women with inadequate prenatal care;
11.	Number of women with deliveries who have received a postpartum visit; and
12.	Aggregate measures of weeks of pregnancy at the time of enrollment in the plan.

The report will be due within six (6) months after the last day of the quarter in which the deliveries occurred. The DEPARTMENT will specify the methodology for preparing the report, no less than ninety (90) days prior to the end of the quarter, which is the subject of the report and after consultation with the MCO. If the change requires the collection of additional data elements not currently being captured, the DEPARTMENT will notify the MCO no less than ninety (90) days prior to the beginning of the first quarter affected by the change.

g.        Daily and Monthly Reports

1.
The MCO shall provide to the BMP ASO daily and monthly reports and/or data of services as mutually agreed upon. Such reports shall be produced in a format as mutually agreed upon. Examples of the service subjects for reporting may include but not be limited to the following:

a)            Behavioral health emergency department visits;
b)            Behavioral health emergency room recidivism;
c)            Substance abuse and neonatal withdrawal;
d)            Child and adolescent obesity and/or type II diabetes;
e)            Sickle cell;
f)            Eating disorders; and

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g)       Medical detox.

2.
The Department shall provide specific behavioral health encounter data to the MCO upon request to support quality management activities and coordination. The format of the data extract will be consistent with the encounter data-reporting format, or other format mutually agreed upon by the Department and the MCO.

3.
The MCO shall report medical and behavioral transportation data and transportation related complaints to the DEPARTMENT and shall distinguish behavioral health non-emergency medical transportation from medical non-emergency medical transportation.

h.        Encounter Data:

1.
The MCO shall provide the DEPARTMENT with an electronic record of every encounter between a network provider and a Member within fifteen (15) days of the close of the month in which the specific encounter occurred, was paid for, or was processed whichever is later but no later than 180 days from the encounter. Such encounters shall be coded and formatted in accordance with the specifications outlined in the State's Encounter Submission and Reporting Guide. The DEPARTMENT or its agent shall analyze each month's encounter submission file. The DEPARTMENT or its agent will reject those records that contain invalid or missing data and result in a critical edit failure as outlined in the Encounter Submission and Reporting Guide.

2.
Encounter data and any other types of data submitted by the MCO that the DEPARTMENT designates as data relied upon by the DEPARTMENT to set rates must be certified by one of the following: the MCO's Chief Executive Officer or Chief Financial Officer or an individual who has delegated authority to sign for and who reports directly to either the Chief Executive Officer or Chief Financial Officer.    The certification must attest, based on the best knowledge, information and belief, as follows: 1) to the accuracy, completeness and truthfulness of the data and 2) to the accuracy, completeness and truthfulness of the reports required pursuant to this section. The MCO shall submit the certification concurrently with the certified data.

Performance Measure: The overall volume of rejected encounters shall not exceed five (5) percent in any given month.

3 a.	The overall acceptance rate in any given month shall not be less than 95 % for the initial submission of encounters.

3 b.	The overall acceptance rate (initial and corrected encounters) for any given month shall not be less than 98% within 90 days of the initial submission.

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3.c.       The overall acceptance rate (initial and corrected encounters) for any given month shall not be less than 99.6% within 120 days of the initial submission.

4.
The DEPARTMENT or its agent shall also analyze the MCO's encounter submissions for completeness. On a quarterly basis, no less than six (6) months from the date of service on the encounter, the DEPARTMENT or its agent will compare encounter data utilization levels to the MCO self-reported utilization levels in the reports specified in Sections 3.38(a)-(f).

Performance Measure: Encounter data shall not be over or under the MCO self-reported utilization levels for the same time period by ten (10) percent or more.

5.
The DEPARTMENT or its EQRO, may choose a random sample of no more than one hundred (100) encounters for each year. The MCO will make the medical records of each encounter so chosen available to the DEPARTMENT or EQRO at a central location upon reasonable notice. The EQRO shall review the medical records and report to the DEPARTMENT on the extent to which the information in each field of the encounter record corresponds to the information contained in the medical record. Prior to making its report to the DEPARTMENT, the EQRO shall afford the MCO a reasonable opportunity to suggest corrections to or comment upon the EQRO's findings.

Sanction: Failure to comply with the above reporting requirements in a complete and timely manner may result in a strike towards a Class A sanction pursuant to Section 7.05.

3.39    Utilization Management

a.
The MCO and all subcontractors are required to be licensed by the Connecticut Department of Insurance as utilization review companies. The MCO may subcontract with a licensed utilization review company to perform some or all of the MCO's utilization management functions.

b.
The MCO and its subcontractors shall develop and adhere to written policies and procedures for processing requests for initial and continuing authorizations of services.   The MCO shall have mechanisms in place to ensure consistent application of review criteria for authorization decisions. Authorization decisions must be made by a health care professional who has appropriate clinical expertise in treating the Member's condition or disease.

c.
The MCO must provide a written notice of action, as described in Section 6.02, of any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested or any decision to terminate, suspend or reduce a previously

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authorized Medicaid-covered service. The provider requesting authorization shall also receive a copy of the notice of action,

d.
The MCO shall make authorization decisions and issue a written notice of action and notice to the provider as expeditiously as the Member's health condition requires, but not to exceed fourteen (14) calendar days following receipt of the request for service.   This standard 14 day authorization period may be extended one time only by an additional fourteen (14) days if:

1.           The Member or requesting provider asks for an extension; or

2.
The MCO documents that the extension is in the Member's interest because additional information is needed to authorize the service and the failure to extend the timeframe will result in the denial of the service. The DEPARTMENT may request such documentation from the MCO.

3.
The MCO gives the Member written notice of the reason for the decision to extend the timeframe and informs the Member of the right to file a grievance if he or she disagrees with the decision to extend the timeframe.

e.
The MCO shall expedite its authorization decision if a provider indicates, or the MCO determines that following the timeframe in subsection (d) of this section could seriously jeopardize the Member's life or health or ability to attain, maintain or regain maximum function. In such circumstances the MCO shall issue a decision no later than three working days after receipt of the request for service. This three-day period may be extended for an additional fourteen days if either criteria in (d)(1) or (d)(2) above, are met.

f.
If the MCO subcontracts for any portion of the utilization management function, the MCO shall provide a copy of any such subcontract to the DEPARTMENT and any such subcontracts will be subject to the provisions of Section 5.08 of this contract. The DEPARTMENT will review and approve the subcontract, subject to the provisions of Section 3.45, to ensure the appropriateness of the subcontractor's policies and procedures. The MCO is required to conduct regular and comprehensive monitoring of the utilization management subcontractor.

g.
The MCO shall not compensate any subcontractor or other entity performing utilization management or utilization review functions to provide any incentive for the individual to deny, limit or discontinue medically necessary services to any Member.

h.
If the MCO disagrees with a clinical management decision made by the BMP ASO, the MCO may raise the issue with the ASO on behalf of the Member and seek to resolve the issue informally. If the issue remains unresolved, the DEPARTMENT will conduct an expedited review of the issue at the request of the MCO.

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3.40    Financial Records

a.	Accounting: The MCO shall maintain for the purpose of this contract, an accounting system of procedures and practices that conforms to Generally Accepted Accounting Principles.

b.
The MCO shall permit audits or reviews by the DEPARTMENT and HHS or their agent(s) of the MCO's financial records related to the performance of this contract and, for any subcontract that is a risk contract as defined in 42 CFR 438.2, any such subcontractors' financial records related to the performance of this contract. In addition, the MCO will be required to provide Claims Aging Inventory Reports, Claims Turn Around Time Reports, cost, and other reports as outlined in subsections (c) and (d) below or as otherwise directed by the DEPARTMENT.

c.
Reports specific to the MCO's Medicaid line of business shall be provided in formats developed by the DEPARTMENT. All reports described in Sections 3.40(c)(1) and 3.40(c)(2) shall contain separate sections for HUSKY A and HUSKY B. It is anticipated that the requirements in this area will be modified to enable the DEPARTMENT to respond to inquiries that the DEPARTMENT receives regarding the financial status of the HUSKY program, to determine the relationship of capitation payments to actual appropriations for the program, and to allow for proper oversight of fiscal issues related to the managed care programs. The MCO will cooperate with the DEPARTMENT or its agent(s) to meet these objectives. The following is a list of required reports:

1.
Audited financial reports with an income statement by MCO HUSKY line of business. If the MCO is licensed as a health care center or insurance company, both the annual audited financial reports for the MCO and the audited financial reports per MCO HUSKY line of business shall be conducted and reported in accordance with C.G.S. § 38a - 54. If the MCO is not licensed as a health care center or insurance company, the annual audited financial reports for the MCO and the audited financial reports per MCO line of business shall be completed in accordance with generally accepted auditing principles.

The MCO may elect to combine HUSKY A and HUSKY B in the audited financial statement. If this election is made, the MCO shall also submit the following: a separate unaudited income statement for HUSKY A and HUSKY B, which will be compared to the audited financial statement.

2.
Unaudited financial reports, HUSKY line of business (formats shown in Appendix F). The reports shall be submitted quarterly, forty-five (45) days subsequent to the end of each quarter. Every line of the requested report must contain a dollar figure or an indication that said line is not applicable.

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3.
Annual and Quarterly Statements. If the MCO is licensed as a health care center or insurance company, the MCO is required to submit Annual and Quarterly Statements to the Department of Insurance in accordance with C.G.S. § 38a-53. One copy of each statement shall be submitted to the DEPARTMENT in accordance with the Department of Insurance submittal schedule.

4.
Claims Aging Inventory Report (format shown in Appendix F, or any other format approved by the DEPARTMENT). The Claims Aging Inventory Report will include all HUSKY claims outstanding as of the end of each quarter by type of claim, claim status and aging categories. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a Claims Aging Inventory Report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Aging Inventory Reports will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

5.	Denied Claims Report. The MCO shall also submit a Denied Claims report, to include all HUSKY provider claims denied as of the end of each quarter.

6.
Claims Turn Around Time Report (format shown in Appendix F, or any other format approved by the DEPARTMENT). For those claims processed in forty-six (46) days or more, the report shall indicate if interest was paid in accordance with Section 3.46 of this contract. If a subcontractor is used to provide services and adjudicate claims or a vendor is used to adjudicate claims, the MCO is responsible for providing a Claims Turn Around Time Report in the required format for each current or prior subcontractor who has claims outstanding. The Claims Turn Around Time Report will be submitted to the DEPARTMENT forty-five (45) days subsequent to the end of each quarter.

d.
The MCO shall maintain accounting records in a manner that will enable the DEPARTMENT to easily audit and examine any books, documents, papers and records maintained in support of the contract. All such documents shall be made available to the DEPARTMENT at its request, and shall be clearly identifiable as pertaining to the contract.

e.
The MCO shall make available on request all financial reports required by the terms of any current contract with any other state agency(s) provided the said agency agrees that such information may be shared with the DEPARTMENT.

f.
The MCO shall submit to the DEPARTMENT on a quarterly basis, capitation income and disbursement reports from mental health and dental subcontractors with whom they have a risk arrangement. The report shall be in a format specified by the DEPARTMENT and shall include total

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payment received for Medicaid members from the MCO and breakdown of payment by categories as specified in Sec. 3.45 (j)(2).

3.41           Insurance

a.
The MCO, its successors and assignees shall procure and maintain such insurance as is required by currently applicable federal and state law and regulation. Such insurance should include, but not be limited to, the following:

1.	Liability insurance (general, errors and omissions, and directors and officers coverage);

2.	Fidelity bonding or coverage of persons entrusted with handling of funds;
3.	Workers compensation; and
4.	Unemployment insurance.

b.
The MCO shall name the State of Connecticut as an additional insured party under any insurance, except for professional liability, workers compensation, unemployment insurance, and fidelity bonding maintained for the purposes of this contract However, the MCO shall name the State of Connecticut as either a loss payee or additional insured for fidelity bonding coverage.

3.42           Third Party Coverage

The DEPARTMENT is the payer of last resort when third party resources are    . available to cover the costs of medical services provided to Medicaid recipients. Pursuant to this requirement, the MCO is required to comply with federal and state statutes and regulations regarding third party liability. The MCO shall be responsible for making every reasonable effort to determine the legal liability of third parties to pay for services rendered to Members under this contract. The MCO shall be responsible for identifying appropriate third party resources, and if questions arise they shall consult with the DEPARTMENT. The MCO shall pursue, collect, and retain any monies from third party payers for services to the MCO's Members under this contract, subject to the following terms and conditions:

a.
The DEPARTMENT hereby assigns to the MCO all rights to third party recoveries from Medicare, health insurance, casualty insurance, workers' compensation, tortfeasors, or any other third parties who may be responsible for payment of medical costs for the MCO's Members.

The MCO may assign the right of recovery to their subcontractors and/or network providers. Notwithstanding any such assignment of the right of recovery, the MCO remains responsible for the effective and diligent performance of third party recovery.

1.        Other Insurance, Cost Avoidance and Third Party Resources

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The MCO will have primary responsibility for cost avoidance through the coordination of benefits relative to federal and private health insurance resources including, but not limited to Medicare, individual health insurance, employment-related group health insurance and self administered or self funded health benefit plan, including ERISA (Employee Retirement and Income Security Act) plans. The MCO shall avoid initial payments of claims, as permitted by federal law, where federal or private health insurance resources are available. When cost avoidance is not possible, the MCO may utilize post payment recovery. If a third party insurer requires the Member to pay any co-payment, coinsurance or deductible, the MCO is responsible for making any such payments to the extent that the third party insurer's co-payment exceeds the co-payment applicable under this contract.

The MCO or its assignee must initiate third party recoveries within sixty (60) days after the end of the month in which the MCO learns of the existence of the liable third party. The MCO or its assignees must maintain dated documentation of all claims to third parties. The MCO must document initiation of recovery by formal communication in written or electronic form to the liable third party, specifically requesting reimbursement up to the legal limit of liability for any services provided to the MCO's Member covered under the State Medicaid Plan.

The right to pursue, collect and retain recovery from claims not initiated and documented within sixty (60) days as stated above, will revert to the DEPARTMENT and the MCO or its assignees will lose any right of recovery.

2.        Tort Recoveries

The DEPARTMENT or the Department of Administrative Services shares the right with the MCO to initiate recoveries from tortfeasors. The right to recover the cost of medical services from a tortfeasor goes to the first party that makes a valid and legal claim to recovery. The party making a claim to recovery must request reimbursement up to the legal limit of liability for any services provider to the MCO's Member covered under the State Medicaid Plan. Disputes between the State of Connecticut and the MCO as to which party first initiated recovery will be determined by written confirmation from the tortfeasor.

When the MCO seeks recovery from a third party for care provided to a Member following an accident, the MCO may recover only its cost of care.

b.	In pursing third party recovery, the MCO, network providers, and subcontractors shall seek recovery of the cost of services actually

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rendered to the Member, notwithstanding the fact that the MCO may pay the subcontractor on a capitated basis.

c.
The MCO shall maintain records of recoveries of all third party collections, including cost avoidance, and recovery actions. The DEPARTMENT will specify a schedule and format for reporting such collections. The amounts avoided or recovered by the MCO shall be considered in establishing future capitated rates paid to the MCO.

d	The MCO shall fully cooperate with the DEPARTMENT in all third party recovery efforts.

e.
The DEPARTMENT shall supply the MCO with a monthly file of Members where third party coverage has been identified. The information shall also be available to the MCO and its assignees from the DEPARTMENT'S Automated Electronic Voice Response System.

f.
The MCO shall notify the DEPARTMENT within thirty (30) days if the MCO or its network provider or subcontractor discovers that a Member has become eligible for coverage by a liable third party. The MCO shall notify the DEPARTMENT within thirty (30) days if the MCO or its in-network provider or subcontractor discovers that a Member has lost eligibility for coverage by a liable third party. The MCO shall notify the Department in a format specified by the Department.

3.43   Coordination of Benefits and Delivery of Services

a.	The MCO shall ensure that the rules related to the coordination of benefits in Section 3.41 do not present any barriers to Members' access to the covered services under this contract.

b.	The MCO shall educate its Members on how to access services when a third party insurer covers a Member.

c.
If a third party insurer requires the Member to pay any co-payment, coinsurance or deductible, the MCO is responsible for paying the portion of the third party insurer's co-payment that exceeds the co-payment applicable under this contract, not to exceed the amount allowed per the MCO's fee schedule, even if the services are provided outside of the MCO's provider network.

d.
If a Member's third party insurer pays for only some services covered under this contract or for only part of a particular service, the MCO shall be liable up to the allowed amount in accordance with the MCO's fee schedule, for the full extent of services covered under this contract, even if the services are provided outside of the MCO's provider network.

e.	If a third party insurer covers a Member, the MCO is bound by any prior authorization decisions made by the third party insurer.

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3.44           Passive Billing

a.
Capitation payments to the MCO shall be based on a passive billing system. The MCO is not required to submit claims for the capitation payment for its HUSKY A membership. Capitation payments will be based on MCO membership data as reflected in the enrollment files provided by the DEPARTMENT to the MCOs. On a monthly basis ACS will provide the MCO with a detailed capitation remittance file.

3.45           Subcontracting for Services

a.
Licensed health care facilities, group practices and licensed health care professionals operating within the scope of their practice may contract with the MCO directly or indirectly through a subcontractor who directly contracts with the MCO. The MCO shall be held directly accountable and liable for all of the contractual provisions under this contract regardless of whether the MCO chooses to subcontract their responsibilities to a third party. No subcontract shall operate to terminate the legal responsibility of the MCO to assure that all activities carried out by the subcontractor conform to the provisions of the contract. Subcontracts shall not terminate the legal liability of the MCO under this contract.

b.
The MCO may subcontract for any function, excluding Member Services, covered by this contract, subject to the requirements of this contract. Before delegating any of the requirements of this contract, the MCO shall evaluate the prospective subcontractor's ability to perform the activities to be delegated. All subcontracts shall be in writing, shall include any general requirements of this contract that are appropriate to the services being provided, and shall assure that all delegated duties of the MCO under this contract are performed, including any reporting requirements. The subcontract shall also provide for revocation or other sanctions if the subcontractor's performance is inadequate. All subcontracts shall also provide for the right of the DEPARTMENT or other governmental entity to enter the subcontractor's premises to inspect, monitor or otherwise evaluate the work being performed as a delegated duty of this contract, as specified in Section 3.34, Inspection of Facilities. All subcontracts shall comply with the requirements of 42 CFR 438.6 that are appropriate to the service or activity delegated under the subcontract.

c.
With the exception of subcontracts specifically excluded by the DEPARTMENT, all subcontracts shall include verbatim the HUSKY A definitions of Medical Appropriateness / Medically Appropriate and Medically Necessary/Medical Necessity as set forth in Part II, General Contract Terms for the MCOs. All subcontracts shall require the use of these definitions by subcontractors in all requests for approval of coverage of goods or services made on behalf of HUSKY A Members. All subcontracts shall also provide that decisions concerning both acute and chronic care must be made according to these definitions.

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d.
Within fifteen (15) days of the effective date of this contract, the MCO shall provide the DEPARTMENT with a report of those functions under this contract that the MCO shall be providing through a subcontract and copies of the contracts between the MCO and the subcontractor. The report shall identify the names of the subcontractors, their addresses and a summary of the services they will be providing. If the MCO enters into any additional subcontracts after the MCO's initial compliance with this section, the MCO shall obtain the advance written approval of the DEPARTMENT. The MCO shall provide the DEPARTMENT with a draft of the proposed subcontract thirty (30) days in advance of the completion of the MCO's negotiation of such subcontract. In addition, amendments to any subcontract, excluding those of a technical nature, shall require the pre-review and approval of the DEPARTMENT.

e.
All dental subcontracts which include the payment of claims on behalf of HUSKY A Members for the provision of goods and services to HUSKY A Members shall require a performance bond, letter of credit, statement of financial reserves or payment withhold requirements. The performance bond, letter of credit, statement of financial reserves or payment withhold requirements shall be in a form mutually agreed upon by the MCO and the subcontractor. The amount of the performance bond shall be sufficient to ensure the completion of the subcontractor's claims processing and provider payment obligations under the subcontract in the event the contract between the MCO and the subcontractor is terminated. The MCO shall submit reports to the DEPARTMENT upon the DEPARTMENT'S request related to any payments made from the performance bonds or any payment withholds.

f.
All dental subcontracts which include the payment of claims on behalf of HUSKY A Members for the provision of goods and services to HUSKY A members shall require the submission of a capitation income and disbursement report in a format specified by the DEPARTMENT. The report shall be submitted quarterly and shall include the amount of payment received for Medicaid members; amount paid directly to providers of health services on behalf of Medicaid members; administrative costs and profits.

g.
All subcontracts shall include provisions for a well-organized transition in the event of termination of the subcontract for any reason. Such provisions shall ensure that an adequate provider network will be maintained at all times during any such transition period and that continuity of care is maintained for all Members.

h.
Prior to the approval by the DEPARTMENT of any subcontract with a dental subcontractor, the MCO shall submit a plan to the DEPARTMENT for the resolution of any outstanding claims submitted by providers to the MCO's previous dental subcontractor. Such plan shall meet the requirements described in subsection (j) below.

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i.
The MCO shall monitor all subcontractors' performance on an ongoing basis and subject the subcontractor to formal review once a year. AH subcontracts shall provide that if the MCO identifies deficiencies or areas for improvement, the MCO and the subcontractor shall take corrective action.

j.
In the event that a subcontract is terminated, the MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination. The transition plan shall include provisions concerning financial responsibility for the final settlement of provider claims and data reporting, which at a minimum must include a claims aging report prepared in accordance with Section 3.40 (c)(4) of this contract, with steps to ensure the resolution of the outstanding amounts. This plan shall be submitted prior to the DEPARTMENT'S approval of the replacement subcontractor.

k.	All subcontracts shall also include a provision that the MCO will withhold a portion of the final payment to the subcontractor, as a surety bond to ensure compliance under the terminated subcontract.

l.
The MCO shall have no right to and shall not assign, transfer or delegate this contract in its entirety, or any right or duty arising under this contract without the prior written approval of the DEPARTMENT. The DEPARTMENT in its discretion may grant such written approval of an assignment, transfer or delegation provided, however, that this paragraph shall not be construed to grant the MCO any right to such approval.

m.	This section shall not be construed as restricting the MCO from entering into contracts with participating providers to provide health care services to Members.

3.46    Timely Payment of Claims

a.
The MCO shall pay providers in group or individual practices or who practice in shared health facilities within the following time limitations unless the MCO and its providers stipulate to an alternative schedule in their provider contracts:

1.	Ninety (90) percent of all clean claims within thirty (30) days from the date of receipt;

2.	Ninety-nine (99) percent of all clean claims within ninety (90) days from the date of receipt.

b.
If the MCO or any subcontractor or vendor who adjudicates claims fails to pay a clean claim within forty-five (45) days of receipt, or as otherwise stipulated by a provider contract, the MCO, vendor or subcontractor shall pay the provider the amount of such clean claims plus interest at the rate of fifteen (15) percent per annum or otherwise as stipulated by a provider contract.

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c.
In accordance with Section 3.40 (c)(4), Financial Records, the MCO shall provide to the DEPARTMENT information related to interest paid beyond the forty-five (45) day timely filing limit or otherwise stipulated by a provider contract.

3.47           Member Charges For Noncovered Services

A provider shall be permitted to charge an eligible Member for goods or services which are not coverable only if the Member knowingly elects to receive the goods or services and enters into an agreement in writing to pay for such goods or services prior to receiving them. For purposes of this section noncovered services are services not covered under the Medicaid state plan, services which are provided in the absence of appropriate authorization, and services which are provided out-of-network unless otherwise specified in the contract, policy or regulation (e.g., family planning, mental health or emergency room services).

3.48           Insolvency Protection

Unless the MCO is (or is controlled by) one or more federally qualified health care centers and meets the solvency standards established by the DEPARTMENT for those centers, the MCO shall meet the solvency standards established by the State of Connecticut for private health maintenance organizations, or be licensed or certified by the State as a risk bearing entity. The MCO must maintain protection against insolvency as required by the DEPARTMENT including demonstration of adequate initial capital and ongoing reserve contributions. The MCO must provide financial data to the DEPARTMENT in accordance with the DEPARTMENT'S required formats and timing.

3.49           Acceptance of DSS Rulings

In cases where there is a dispute between the MCO and an out-of-network provider about whether a service is medically necessary, is an emergency, or is an appropriate diagnostic test to determine whether an emergency condition exists, the DEPARTMENT will hear appeals, filed within one year following the date of service and make final determinations. The DEPARTMENT will accept written comments from all parties to the dispute prior to making the decision, and order or not order payment, as appropriate. The MCO shall accept the DEPARTMENT'S determinations regarding appeals.

3.50           Fraud and Abuse

a.	The MCO shall not knowingly take any action or fail to take action that could result in an unauthorized benefit to the MCO, its employees, its subcontractors, its vendors, or to a Member.

b.
The MCO commits to preventing, detecting, investigating, and reporting potential fraud and abuse occurrences, and shall assist the DEPARTMENT and HHS in preventing and prosecuting fraud and abuse in the HUSKY program.

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c.
The MCO acknowledges that the HHS, Office of the Inspector General, has the authority to impose civil monetary penalties on individuals and entities that submit false and fraudulent claims to the HUSKY program.

d.	The MCO shall immediately notify the DEPARTMENT when it detects a situation of potential fraud or abuse, including, but not limited to, the following:

1.	False statements, misrepresentation, concealment, failure to disclose, and conversion of benefits;

2.	Any giving or seeking of kickbacks, rebates, or similar remuneration;

3.	Charging or receiving reimbursement in excess of that provided by the DEPARTMENT; and

4.	False statements or misrepresentation made by a provider, subcontractor, or Member in order to qualify for the HUSKY program.

e.
Upon written notification of the DEPARTMENT, the MCO shall cease any conduct that the DEPARTMENT or its agent deems to be abusive of the HUSKY program, and to take any corrective actions requested by the DEPARTMENT or its agent.

f.
The MCO attests to the truthfulness, accuracy, and completeness of all data submitted to the DEPARTMENT, based on the MCO's best knowledge, information, and belief. This data certification requirement includes encounter data and applies to the MCO's subcontractors.

g.
The MCO shall have administrative and management procedures and a mandatory compliance plan to guard against fraud and abuse. The MCO's compliance plan shall include but not necessarily be limited to, the following efforts:

1.	The designation of a compliance officer and a compliance committee, responsible to senior management;

2.	Written policies, procedures and standards that demonstrate commitment to comply with all applicable Federal and State standards;

3.	Effective lines of communication between the compliance officer and MCO employees;

4.	Conducting regular reviews and audits of operations to guard against fraud and abuse;

5.	Assessing and strengthening internal controls to ensure claims are submitted and payments are made properly;

6.	Effectively training and educating employees, providers, and subcontractors about fraud and abuse and how to report it;

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7.	Effectively organizing resources to respond to complaints of fraud and abuse;

8	Establishing procedures to process fraud and abuse complaints; and

9.	Establishing procedures for prompt responses to potential offenses and reporting information to the DEPARTMENT.

h.
The MCO shall examine publicly available data, including but not limited to the CMS Medicare/Medicaid Sanction Report and the CMS website (http://www.oig.hhs.gov) to determine whether any potential or current employees, providers, or subcontractors have been suspended or excluded or terminated from the Medicare or Medicaid programs and shall comply with, and give effect to, any such suspension, exclusion, or termination in accordance with the requirements of state and federal law.

i.
The MCO must provide full and complete information on the identity of each person or corporation with an ownership or controlling interest, five (5) percent, in the managed care plan, or any subcontractor in which the MCO has a five (5) percent or more ownership interest.

j.
The MCO must immediately provide full and complete information when it becomes aware of any employee or subcontractor who has been convicted of a civil or criminal offense related to that person's involvement under Medicare, Medicaid, or any other federal or state assistance program prior to entering into or renewing this contract.

k.
On or before January 1, 2007, the MCO's compliance plan shall meet the requirements of Section 6033 of the Deficit Reduction Act of 2005, P.L. 109-171, and any implementing regulations or guidance on those requirements issued by the federal government.

Sanction: The DEPARTMENT may impose a sanction, up to and including a Class C sanction for the failure to comply with any provision of this section, or take any other action set forth in Section 7 of this contract, including terminating or refusing to renew this contract or any other Sanction or remedy allowed by federal or state law.

3.51    Persons with Special Health Care Needs

a.	The DEPARTMENT will provide to the MCO information to identify Members who are:

1.	Eligible for Supplemental Security Income;
2.	Over sixty-five (65) years of age;
3.	Children who are receiving foster care or otherwise in an out of home placement or receiving Title IV E foster care or adoption services; and

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4.	Children who are enrolled in Title V's Children with Special Health Care Needs program.

b.	The MCO shall conduct an assessment of these individuals and other persons with special health care needs and make a referral to the Member's PCP to develop a treatment plan, as appropriate.

c.
The MCO shall report to the DEPARTMENT, in a format specified by the DEPARTMENT, on quality indicators such as utilization of specialty services and case management to be developed jointly between the DEPARTMENT and the MCOs.

3.52    Behavioral Health Payment Adjustment

a.
The DEPARTMENT will seek reimbursement from the MCO for the behavioral health portion of capitation payments for HUSKY A members for service months of January 2006 through the final date that the Department's capitation payment included behavioral health services

b.	The MCO will reimburse the DEPARTMENT the portion of its capitation payment reflected in Appendix I - Capitation Amount - for behavioral health services per the following schedule:

1.	Upon execution of this amendment for those payments the MCO received between January 1, 2006 and June 30, 2006;

2.	By March 31, 2007 for those payments the MCO received between July 1, 2006 and September 30, 2006, and

3.	By June 30, 2007 for those payments the MCO received between October 1, 2006 and the final date that the Department's capitation payment included behavioral health services

c.	The Department within one month from the execution of this amendment will reduce the HUSKY A capitation rate to reflect the removal of payments for behavioral health services.

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4.  FUNCTIONS AND DUTIES OF THE DEPARTMENT

4.01            Eligibility Determinations

The DEPARTMENT will determine the initial and ongoing eligibility for medical assistance of each individual enrolled under this contract in accordance with the DEPARTMENT'S continuous and guaranteed eligibility policies.

4.02            Populations Eligible to Enroll

Appendix G contains a list of the Medicaid groups currently eligible for managed care enrollment. New eligibility groups may be added to the managed care population. The DEPARTMENT will notify the MCO of any changes in the eligibility categories to be included. Additional groups included by the DEPARTMENT may be served at the MCO's option.

4.03            Enrollment/Disenrollment

a.	The DEPARTMENT through a central enrollment broker contract will handle enrollment, disenrollment and initial selection of PCP.

b.	Coverage for new Members will be effective the first of the month and coverage for disenrollments will terminate at the end of the month.

c.	Members remain continuously enrolled throughout the term of this contract, except in situations where clients

1.      Change health plans,
2.      Lose their Medicaid eligibility,
3.      Receive Medicare, or
4.     Are recategorized into a Medicaid category not included in the managed care initiative.

d.
Disenrollments due to a Member's change in health plans will occur on the last day of the month in which the Member makes a plan change and the Member's enrollment in a new plan will occur on the first day of the following month. The MCOs shall coordinate care to assure continuity in accordance with applicable DEPARTMENT policies.

e.	Disenrollments due to loss of eligibility become effective upon on the last day of the month in which the Member looses eligibility.

f.	Disenrollments due to receipt of Medicare become effective the month following the month in which DSS receives information of the existence of the Medicare coverage.

g.
The Department will exempt adults who receive SSI form managed care. The Member's enrollment in managed care will end on the last day of the month, and the exemption from managed care will occur the first day of the following month.

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h.
The DEPARTMENT determines Medicaid eligibility, and periodically the DEPARTMENT may reclassify a Member's Medicaid status from mandatory managed care coverage to non-managed care coverage. When the DEPARTMENT reclassifies a Member's coverage to non-managed care coverage, the Member's enrollment in managed care will end on the last day of the month.

i.
The DEPARTMENT will notify the MCO of enrollments and disenrollments specific to the MCO via a daily data file. The enrollments and disenrollments processed on any given day will be made available to the MCO via the data file the following day (i.e. after the daily overnight batching has been processed).

In addition to the daily data file, a full file of all the Members will be made available on a monthly basis. Both the daily data file and the monthly full file can be accessed by the MCO electronically via dial-up.

4.04            Default Enrollment

The DEPARTMENT shall, on a rotating basis among all of the participating MCO's and as the MCO's enrollment capacity allows, assign default Members to the MCO.

The default assignment methodology is structured to evenly distribute families among all the participating MCOs. However, due to variability in MCO service area and enrollment capacity, family size and loss of Medicaid eligibility, the outcome of the default assignment may not result in an even net default distribution among all the MCOs.

4.05            Capitation Payments to MCO

a.
In full consideration of contract services rendered by the MCO, the DEPARTMENT agrees to pay the MCO monthly payments based on the capitation rates specified in Appendix I, as amended.   The actuarial basis for the capitation rates, as approved by CMS, is also attached at Appendix I.

b.
Upon validation of client eligibility and MCO membership, the DEPARTMENT will pay the capitation payments in the month following the month to which the capitation payments apply or for retroactive enrollments, the month following the enrollment-processing month in accordance with Connecticut General Statutes Section 4a-71 through 4a- 72.

c.
Payment to the MCO shall be based on the enrollment data transmitted from the DEPARTMENT to the Enrollment Broker each month. The MCO will be responsible for detecting the source of any inconsistency in capitation payments. The MCO must notify the DEPARTMENT of any inconsistency between enrollment and payment data. The DEPARTMENT agrees to provide to the MCO information needed to

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determine the source of the inconsistency within sixty (60) working days after receiving written notice of the request to furnish such information. The DEPARTMENT will recoup overpayments or reimburse underpayments. The adjusted payment (representing reinstated recipients) for each month of coverage shall be included in the next monthly capitation payment, based on updated MCO enrollment information for that month of coverage.

d.
Any retrospective adjustments to prior payments will be made in the form of an addition to or subtraction from the current month's capitation payment. Positive adjustments are particularly likely for newborns, because the MCO may be aware of births before the DEPARTMENT.

4.06            Retroactive Adjustments

a.
When a Member loses Medicaid eligibility and managed care enrollment but regains coverage within sixty (60) days, and the coverage is made retroactive such that the entire coverage gap is eliminated, the DEPARTMENT shall reinstate enrollment into the MCO retroactive to the time of disenrollment. The MCO will remain responsible for the cost of in- network covered services and the cost of emergency and family planning services received by the Member during this sixty (60) day period.

b.
In instances where enrollment is disputed between two (2) MCOs or the MCO and Medicaid fee-for-service program, the DEPARTMENT will be the final arbiter of Membership status and reserves the right to recover inappropriate capitation payments. Capitation payments for retroactive enrollment adjustments will be made to the MCO pursuant to rules outlined in Section II, 4.05(d), Capitation Payments to MCO.

4.07            Information

The DEPARTMENT will make known to each MCO complete and current information that relates to pertinent statutes, regulations, policies, procedures, and guidelines affecting the operation of this contract. This information shall be available either through direct transmission to the MCO or by reference to public resource files accessible to the MCO personnel.

4.08            Ongoing MCO Monitoring

a.	To ensure access and the quality of care, the DEPARTMENT or its agent shall undertake plans to conduct monitoring activities, including but not limited to the following:

1.
Analyze the MCO's access enhancement programs, financial and utilization data, and other reports to monitor the value the MCO is providing in return for the State's capitation payments. Such efforts shall include, but not be limited to, on-site reviews and audits of the MCO and its subcontractors and network providers.

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2.
Conduct regular recipient surveys of Members to address issues such as satisfaction with plan services to include administrative services, satisfaction with treatment by the plan or its providers, and reasons for disenrollment and access.

3.	Review the MCO certifications on a regular basis

4.	Analyze encounter data, actual medical records, correspondence, telephone logs and other data to make inferences about the quality of and access to specific services.

5.	Sample and analyze encounter data, actual medical records, correspondence, telephone logs and other data to make inferences about the quality of and access to MCO services.

6.	Test the availability of and access to MCO services by attempting to make appointments.

7.	At its discretion, commission or conduct additional objective studies of the effectiveness of the MCO, as well as the availability of, quality of and access to its services.

4.09   Utilization Review and Control

The DEPARTMENT shall waive, to the extent allowed by law, any current DEPARTMENT requirements for prior authorization, second opinions, co-payment, or other Medicaid restrictions for the provision of contract services provided by the MCO to Members.

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5.   DECLARATION AND MISCELLANEOUS PROVISIONS

5.01           Competition Not Restricted

In signing this contract, the MCO asserts that no attempt has been made or will be made by the MCO to restrict competition by inducing any other person or firm to submit or not to submit an application to provide services.

5.02           Nonsegregated Facilities

a.
The MCO certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments; and that it does not permit its employees to perform their services at any location, under its control, where segregated facilities are maintained. As Contractor, the MCO agrees that a breach of this certification is a violation of Equal Opportunity in Federal employment. In addition, Contractor must comply with the Federal Executive Order 11246 entitled "Equal Employment Opportunity" as amended by Executive Order 11375 and as supplemented in the United States Department of Labor Regulations (41 CFR Part 30). As used in this certification, the term "segregated facilities" includes any waiting rooms, restaurants and other eating areas, parking lots, drinking fountain, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated on the basis of race, color, religion, or national origin, because of habit, local custom, national origin or otherwise.

b.
The MCO further agrees, (except where it has obtained identical certifications from proposed subcontractors for specific time periods) that it will obtain identical certifications from proposed subcontractors which are not exempt from the provisions for Equal Employment Opportunity; that it will retain such certifications in its files; and that it will forward a copy of this clause to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).

5.03           Offer of Gratuities

The MCO, its agents and employees, certify that no elected or appointed official or employee of the DEPARTMENT has or will benefit financially or materially from this contract. The DEPARTMENT may terminate the contract if it is determined that gratuities of any kind were either offered to or received by any of the aforementioned officials or employees of the MCO, its agent or employee.

5.04           Employment/Affirmative Action Clause

The MCO agrees to supply employment/affirmative action information as required for agency compliance with Title VI and VII of the Civil Rights Acts of 1964 and Connecticut General Statutes, Section 46a-68 and Section 46a-71.

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5.05            Confidentiality

a.
The MCO agrees that all material and information, and particularly information relative to individual applicants or recipients of assistance through the DEPARTMENT, provided to the Contractor by the State or acquired by the Contractor in performance of the contract whether verbal, written, recorded magnetic media, cards or otherwise shall be regarded as confidential information and all necessary steps shall be taken by the Contractor to safeguard the confidentiality of such material or information in conformance with federal and state statutes and regulations.

b.
The MCO agrees not to release any information provided by the DEPARTMENT or providers or any information generated by the MCO without the express consent of the Contract Administrator, except as specified in this contract and as permitted by applicable law.

5.06            Independent Capacity

The MCO, its officers, employees, subcontractors, or any other agent of the Contractor in performance of this contract will act in an independent capacity and not as officers or employees of the State of Connecticut or of the DEPARTMENT.

5.07            Liaison

Both parties agree to have specifically named liaisons at all times. These representatives of the parties will be the first contacts regarding any questions and problems that arise during implementation and operation of the contract.

5.08            Freedom of information

a.
Due regard will be given for the protection of proprietary information contained in all documents received by the DEPARTMENT; however, the MCO is aware that all materials associated with the contract are subject to the terms of the state Freedom of Information Act, Conn. Gen. Stat. Sections 1-200 et seq.. and all rules, regulations and interpretations resulting there from. When materials are submitted by the MCO or a subcontractor to the DEPARTMENT and the MCO or subcontractor believes that the materials are proprietary or confidential in some way and that they should not be subject to disclosure pursuant to the Freedom of Information Act, it is not sufficient to protect the materials from disclosure for the MCO to state generally that the material is proprietary in nature and therefore, not subject to release to third parties. If the MCO or the MCO's subcontractor believes that any portions of the materials submitted to the DEPARTMENT are proprietary or confidential or constitute commercial or financial information, given in confidence, those portions or pages or sections the MCO believes to be proprietary must be specifically identified as such. Convincing explanation and rationale sufficient to justify each claimed exemption from release consistent with Section 1-210 of the Connecticut General Statutes must accompany the documents when they

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are submitted to the DEPARTMENT. The rationale and explanation must be stated in terms of the prospective harm to the MCO's or subcontractor's competitive position that would result if the identified material were to be released and the reasons why the materials are legally exempt from release pursuant to the above cited statue. The final administrative authority to release or exempt any or all material so identified by the MCO or the subcontractor rests with the DEPARTMENT. The DEPARTMENT is not obligated to protect the confidentiality of materials or documents submitted to it by the MCO or the subcontractor if said materials or documents are not identified in accordance with the above-described procedure.

b.
The MCO understands the DEPARTMENT'S need for access to eligibility and paid claims information and is willing to provide such data relating to the MCO to accommodate that need. The MCO is committed to providing the DEPARTMENT access to all information necessary to analyze cost and utilization trends; to evaluate the effectiveness of Provider Networks, benefit design, and medical appropriateness; and to show how the HUSKY population compares to the MCO's enrolled population as a whole. The MCO and the DEPARTMENT each understand and agree that the systems, procedures and methodologies and practices used by the MCO, its affiliates and agents in connection with the underwriting, claims processing, claims payment and utilization monitoring functions of the MCO, together with the underwriting, Provider Network, claims processing, claims history and utilization data and information related to the MCO and its agents, may constitute information which is proprietary to the MCO and/or its affiliates (collectively, the "Proprietary Information"). Accordingly, the DEPARTMENT acknowledges that the MCO shall not be required to divulge Proprietary Information if such disclosure would jeopardize or impair its relationships with providers or suppliers or would materially adversely affect the MCO's or any of its Affiliates' ability to service the needs of its customers or the DEPARTMENT as provided under this Contract unless the DEPARTMENT determines that such information is necessary in order to monitor contract compliance or to fulfill Part II Sections 3.33 and 3.34 of Part II of this contract. The DEPARTMENT agrees not to disclose publicly and to protect from public disclosure any proprietary or trade secret information provided to the DEPARTMENT by the MCO and/or its Affiliates' under this contract to the extent that such information is exempted from public disclosure under the Connecticut Freedom of Information Act.

5.09   Waivers

Except as specifically provided in any section of this contract, no covenant, condition, duty, obligation or undertaking contained in or made a part of the contract shall be waived except by the written agreement of the parties, and forbearance or indulgence in any form or manner by the DEPARTMENT or the MCO in any regard whatsoever shall not constitute a waiver of the covenant,

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condition, duty, obligation or undertaking to be kept, performed, or discharged by the DEPARTMENT or the MCO; and not withstanding any such forbearance or indulgence, until complete performance or satisfaction of all such covenants, conditions, duties, obligations and undertakings, the DEPARTMENT or MCO shall have the right to invoke any remedy available under the contract, or under law or equity.

5.10            Force Majeure

The MCO shall be excused from performance hereunder for any period that it is prevented from providing, arranging for, or paying for services as a result of a catastrophic occurrence or natural disaster including but not limited to an act of war, and excluding labor disputes.

5.11            Financial Responsibilities of the MCO

a.
The MCO must maintain at all times financial reserves in accordance with the Connecticut Health Centers Act under Section 38a-175 et seq. of the Connecticut General Statutes and with the requirements outlined in the DEPARTMENT'S Request for Application.

b.	The MCO's physician incentive plans must comply with the requirements of 1903(m)(2)(a)(x) of the Social Security Act and 42 CFR 422.208 and 42 CFR 422.210.

c.	The DEPARTMENT reserves the right to inspect any physician incentive plans.

d.	If the MCO is not a federally qualified MCO or Competitive Medical Plan, the MCO must complete a HCFA Section 1318 Financial Disclosure Report, prior to the start of the contract.

5.12            Capitalization and Reserves

a.	The MCO shall comply with and maintain capitalization and reserves as required by the appropriate regulatory authority.

b.	If the MCO is licensed by the State of Connecticut, the MCO shall establish and maintain capitalization and reserves as required by the Connecticut Department of Insurance.

c.
If the MCO is majority-owned by federally qualified health centers (FQHCs) and not licensed by the State of Connecticut, the MCO will establish and maintain sequestered capital of $500,000 plus two (2) percent of ongoing annual capitation premiums.

1.	These funds shall be placed in a restricted account for the duration of the FQHC plan's existence, to be accessed only in the event such funds are needed to meet unpaid claims liabilities.

2.	This restricted account shall be established such that any withdrawals or transfers of funds will require signatures of

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authorized representatives of the FQHC plan and the DEPARTMENT.

3.	The initial $500,000 must be deposited into the account by the beginning of the MCO's first enrollment period.

4.	The MCO must make quarterly deposits into this account so that the account balance is equal to $500,000 plus two (2) percent of the premiums received during the preceding twelve (12) months.

5.13    Provider Compensation

a.	The MCO shall comply with CMS's Physician Incentive Plan (PIP) requirements in 42 CFR 422.208 and 42 CFR 422.210. The MCO may operate a PIP only if:

1.
No specific payment can be made directly or indirectly under a PIP to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual Member; and

2.	The stop-loss protection, Member survey, and disclosure requirements of 42 CFR. 422.208 and 42 CFR 422.210 are met.

b.
The MCO shall disclose to the DEPARTMENT the following information on PIPs in sufficient detail to determine whether the incentive plan complies with the regulatory requirements of 42 CFR 422.208. The disclosure must contain:

1.
Whether services not furnished by the physician or physician group are covered by the PIP. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.

2.	The type of incentive arrangement (i.e. withhold, bonus, capitation).

3.	The percent of the withhold or bonus if the incentive plan involves a withhold or bonus,.

4.	Proof that the physician or physician group has adequate stop-loss protection, including the amount and type of stop-loss protection.
5.	The panel size and, if patients are pooled, the method used.

6.	In the case of those MCOs that are required by 42 CFR. 422.208(h) to conduct Member surveys, the survey results.

c.
The MCO shall disclose this information to the DEPARTMENT (1) prior to approval of its contract as required by federal regulation and (2) upon the contract anniversary or renewal effective date. The MCO shall provide the capitation data required (see (6) above) for the previous contract year to the DEPARTMENT three (3) months after the end of the contract year. The MCO will provide to the Member upon request information regarding whether the MCO uses a physician incentive plan that affects the use of

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referral services, the type of incentive arrangement, whether stop-loss protection is provided, and the survey results of any Member survey conducted. See Appendix J for the applicable regulations and disclosure forms.

d.	The DEPARTMENT may impose Class C sanctions pursuant to Section 7.05 for failure to comply with 42 CFR 422.208 and 422.210

5.14           Members Held Harmless

a.        The MCO shall not hold a Member liable for:

1.	The debts of the MCO in the event of the MCO's insolvency;
2.
The cost of Medicaid-covered services provided pursuant to this contract to the Member if the DEPARTMENT does not pay the MCO or the DEPARTMENT or the MCO does not pay the health care provider that furnishes the services under a contractual, referral, or other arrangement; and/or

3.
Payments for covered services furnished under a contract, referral, or other arrangement, to the extent those payments are in excess of the amount that the Member would owe if the MCO directly provided the service.

5.15         Compliance with Applicable Laws, Rules, Policies, and Bulletins

The MCO in performing this contract shall comply with all applicable federal and state laws, regulations, provider bulletins and written policies, as set forth in the Department's provider manuals or issued as policy transmittals to the MCOs. This shall include but not be limited to compliance with licensing requirements. In the provision of services under this Contract, the MCO and its subcontractors shall comply with all applicable federal and state statutes and regulations, and all amendments thereto, that are in effect when the agreement is signed, or that come into effect during the term of the Contract. This includes, but is not limited to Title XIX of the Social Security Act and Title 42 of the Code of Federal Regulations.

5.16           Advance Directives

a.	The MCO shall comply with the provisions of 42 CFR 422.128 relating to written policies and procedures for advance directives. The MCO shall:

1.	Maintain written policies and procedures that meet the requirements for advance directives in Subpart I of 42 CFR pt. 489;

2.	Maintain policies and procedures for all adults receiving medical care through the MCO;

3.	Provide each adult Member with written information on advance directives policies, including a description of Connecticut General Statutes §§ 19a-570 - 19a-580d; and

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4.       Provide each adult Member with information on changes in Connecticut law regarding advance directives as soon as possible, but no later than ninety (90) days after the effective date of the change.

5.17   Federal Requirements and Assurances

General

a.
The MCO shall comply with those federal requirements and assurances for recipients of federal grants provided in OMB Standard Form 424B (4- 88) which are applicable to the MCO. The MCO is responsible for determining which requirements and assurances are applicable to the MCO. Copies of the form are available from the DEPARTMENT.

b.	The MCO shall provide for the compliance of any subcontractors with applicable federal requirements and assurances.

c.	The MCO shall comply with all applicable provisions of 45 CFR 74.48 and all applicable requirements at 45 CFR 74.48 Appendix A.

Lobbying

a.
The MCO, as provided by 31 U.S.C. 1352 and 45 CFR 93.100 et seq.. shall not pay federally appropriated funds to any person for influencing or attempting to influence an officer or employee of any agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a member of the U.S. Congress in connection with the awarding of any federal contract, the making of any cooperative agreement or the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative agreement.

b.
The MCO shall submit to the DEPARTMENT a disclosure form as provided in 45 CFR 93.110 and Appendix B to 45 CFR Part 93, if any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of the U.S. Congress, an officer or employee of the U.S. Congress or an employee of a member of the U.S. Congress in connection with this contract.

Balanced Budget Act and Implementing Regulations

The MCO shall comply with all applicable provisions of 42 U.S.C. Section 1396u-2 , 42 U.S.C. Section 1396b(m) and 42 CFR Parts 431 and 438.

Clean Air and Water Acts

The MCO and all subcontractors with contracts in excess of $100,000 shall comply with all applicable standards, orders or regulations issued pursuant to the Clean Air Act as amended, 42 U.S.C. 7401, et seq. and section 508 of the Clear Water Act (33 U.S.C. 1368), Executive Order 11738, and 40 CFR Part 15).

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Energy Standards

The MCO shall comply with all applicable standards and policies relating to energy efficiency that are contained in the state energy plan issued in compliance with the federal Energy Policy and Conservation Act, 42 USC §§ 6231 - 6246. The MCO further covenants that no federally appropriated funds have been paid or will be paid on behalf of the DEPARTMENT or the contractor to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement. If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any federal agency, a member of Congress, or an employee of a member of Congress in connection with this contract, grant, loan, or cooperative agreement, the contractor shall complete and submit Standard Form - ILL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

Maternity Access and Mental Health Parity

The MCO shall comply with the maternity access and mental health parity requirements of the Public Health Services Act, Title XXVII, Subpart 2, Part A, § 2704, as added September 26, 1996, 42 U.S.C. § 300gg-4, 300gg-5, insofar as such requirements apply to providers of group health insurance.

5.18    Civil Rights Federal Authority

The MCO shall comply with the Civil Rights Act of 1964 (42 U.S.C.§2000d, et sea.), the Age Discrimination Act of 1975 (42 U.S.C. 6101, et seq.). the Americans with Disabilities Act of 1990 (42 U.S.C. §12101, et seg.) and Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. § 794. et seq.

Discrimination

Persons may not, on the grounds of race, color, national origin, creed, sex, religion, political ideas, marital status, age or disability be excluded from employment in, denied participation in, denied benefits or be otherwise subjected to discrimination under any program or activity connected with the implementation of this contract. The MCO shall use hiring processes that foster the employment and advancement of qualified persons with disabilities.

Merit Qualifications

All hiring done in connection with this contract must be on the basis of merit qualifications genuinely related to competent performance of the particular occupational task. The MCO, in accordance with Federal Executive Order

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11246, dated September 24, 1965 entitled "Equal Employment Opportunity", as amended by Federal Executive Order 11375 and as supplemented in the United States Department of Labor Regulations, 41 CFR Part 60-1, et seg., must provide for equal employment opportunities in its employment practices.

Confidentiality

The MCO shall, in accordance with relevant laws, regulations and policies, protect the confidentiality of any material and information concerning an applicant for or recipient of services funded by the DEPARTMENT. Access to patient information, records, and data shall be limited to the purposes outlined in 42 CFR 434.6(a)(8) and Conn. Gen. Stat. § 17b-90. All requests for data or patient records for participation in studies, whether conducted by the MCO or outside parties, are subject to approval by the DEPARTMENT.

5.19           Statutory Requirements

a.	A State licensed MCO shall retain at all times during the period of this contract a valid Certificate of Authority issued by the State Commissioner of Insurance.

b.	The MCO shall adhere to the provisions of the Clinical Laboratory Improvement Amendments of 1988 (CLIA) Public Law 100-578, 42 USC § 1395aa et seq.

5.20           Disclosure of Interlocking Relationships

An MCO which is not also a Federally-qualified Health Plan or a Competitive Medical Plan under the Public Health Service Act must report on request to the State, to the Secretary and the Inspector General of DHHS, and the Comptroller General, a description of transactions between the MCO and parties in interest including related parties as defined by federal and state law. Transactions that must be reported include: (a) any sale, exchange, or leasing of property; (b) any furnishing for consideration of goods, services or facilities (but not salaries paid to employees); and (c) any loans or extensions of credit.

5.21           DEPARTMENT'S Data Files

a.
The DEPARTMENT'S data files and data contained therein shall be and remain the DEPARTMENT'S property and shall be returned to the DEPARTMENT by the MCO upon the termination of this contract at the DEPARTMENT'S request, except that any DEPARTMENT data files no longer required by the MCO to render services under this contract shall be returned upon such determination at the DEPARTMENT'S request.

b.
The DEPARTMENT'S data shall not be utilized by the MCO for any purpose other than that of rendering services to the DEPARTMENT under this contract, nor shall the DEPARTMENT'S data or any part thereof be disclosed, sold, assigned, leased or otherwise disposed of to third parties by the MCO unless there has been prior written DEPARTMENT approval.

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The MCO may disclose material and information to subcontractors and vendors, as necessary to fulfill the obligations of this contract.

c.
The DEPARTMENT shall have the right of access and use of any data files retained or created by the MCO for systems operation under this contract subject to the access procedures defined in Part II Section 3.34.

d.
The MCO shall establish and maintain at all times reasonable safeguards against the destruction, loss or alteration of the DEPARTMENT'S data and any other data in the possession of the MCO necessary to the performance of operations under this contract.

5.22            Changes Due to a Section 1115 or 1915(b) Freedom of Choice Waiver

The conditions of enrollment described in the contract, including but not limited to enrollment and the right to disenrollment, are subject to change as provided in any waiver under Section 1115 or 1915(b) of the Social Security Act (as amended) obtained by the DEPARTMENT.

5.23            Hold Harmless

The MCO agrees to indemnify, defend and hold harmless the State of Connecticut as well as all Departments, officers, agents and employees of the State from all claims, losses or suits accruing or resulting to any contractors, subcontractors, laborers and any person, firm or corporation who may be injured or damaged through the fault of the MCO in the performance of the contract.

The MCO, at its own expense, shall defend any claims or suits which are brought against the DEPARTMENT or the State for the infringement of any patents, copyrights, or other proprietary rights arising from the MCO's or the State's use of any material or information prepared or developed by the MCO in conjunction with the performance of this contract; provided any such use by the State is expressly contemplated by this contract and approved by the MCO. The State, its Departments, officers, employees, contractors, and agents shall cooperate fully in the MCO's defense of any such claim or suit as directed by the MCO. The MCO shall, in any such suit, satisfy any damages for infringement assessed against the State or the DEPARTMENT, be it resolved by settlement negotiated by the MCO, final judgment of a court with jurisdiction after exhaustion of available appeals, consent decree, or any other manner approved by the MCO.

5.24            Executive Order Number 16

This contract is subject to Executive Order No. 16 of Governor John G. Rowland promulgated August 4,1999 and, as such, this Agreement may be cancelled, terminated or suspended by the State for violation of or noncompliance with said Executive Order No. 16. The parties to this contract, as part of the consideration hereof, agree that:

a.	The MCO shall prohibit employees from bringing into the state work site, except as may be required as a condition of employment, any weapon or dangerous instrument as defined in subsection (b).

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b.
Weapon means any firearm, including a BB gun, whether loaded or unloaded, any knife (excluding a small pen or pocket knife), including a switchblade or other knife having an automatic spring release device, a stiletto, any police baton or nightstick or any martial arts weapon or electronic defense weapon. Dangerous instrument means any instrument, article or substance that, under the circumstances, is capable of causing death or serious physical injury.

c.
The MCO shall prohibit employees from using, attempting to use or threatening to use any such weapon or dangerous instrument in the state work site and employees shall be prohibited from causing or threatening to cause physical injury or death to any individual in the state work site.

d.
The MCO shall adopt the above prohibitions as work rules, violations of which shall subject the employee to disciplinary action up to and including discharge. The MCO shall insure that all employees are aware of such work rules.

e.	The MCO agrees that any subcontract it enters into in furtherance of the work to be performed hereunder shall contain the provisions (a) through (d).

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6.   GRIEVANCE SYSTEM AND PROVIDER APPEALS

The MCO shall establish and maintain a grievance system that meets all statutory and regulatory requirements. The MCO's grievance system shall include a grievance process, an appeal process and access to and participation in the DEPARTMENT'S administrative hearings process.

6.01            Grievances

a.
The MCO shall have a system in place to handle grievances. Grievances are expressions of dissatisfaction about any matter, other than those matters that qualify as an action. The subject matters of grievances may include, but are not limited to, quality of care, rudeness by a provider or MCO staff person or failure to respect a Member's rights.

b.
The MCO shall maintain adequate records to document the filing of a grievance, the actions taken, the MCO personnel involved and the resolution. The MCO shall report grievances in a mutually agreed upon format.

c.
A Member, or a provider acting on a Member's behalf, may file a grievance either orally or in writing. The MCO shall acknowledge the receipt of each grievance and provide reasonable assistance with the process, including but not limited to providing interpreter services and toll free numbers with TTY/TTD and interpreter capability.

d.	If the grievance involves a denial of expedited review of an appeal or some other clinical issue, the grievance must be reviewed by a health care professional with appropriate clinical expertise.

e.
The MCO shall dispose of each grievance as expeditiously as the member's health requires. If the Member filed the grievance orally, the MCO may resolve the grievance orally, but shall maintain documentation of the grievance and its resolution. If the Member filed a written grievance, the resolution shall be in writing. If applicable, each grievance shall be handled by an individual who was not involved in any previous level of decision-making. Each grievance shall be disposed of in ninety (90) days or less.

6.02            Notices of Action and Continuation of Benefits

a.        The MCO or its subcontractor (as duly authorized by the MCO) shall mail a notice of action to a Member when the MCO takes action upon a request for medical services from the Member's treating PCP, or other treating provider, functioning within his or her scope of practice as defined under state law. For purposes of this requirement, an "action" includes:

1. The denial or limited authorization of a requested service, including the type or level of service;

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2.	The reduction, suspension or termination of a previously authorized service;
3.	The denial, in whole or in part, of payment for a service;

4.	The failure to act within the timeframes for utilization review decisions, as described in Section 3.39; and

5.
The failure to provide access to services in a timely manner as required by 3.14(c)(1) through (c)(6) and 3.21 (a)(4) or the failure to provide access to consultations and specialist referrals within three (3) months.

The notice of action requirements shall apply to all categories of covered medical services including transportation to medically necessary appointments.

The CT BMP will issue notices of action for behavioral health utilization review decisions. When a Member has both medical and behavioral health conditions and an MCO action affects both conditions, the MCO shall, as necessary, consult with the ASO in preparation for the hearing.   If the MCO issues a notice of action related to a request for pharmacy services and the prescription at issue was written by a Medicaid enrolled behavioral health prescribing provider, the MCO shall send the notice of action to the Member and the prescribing provider.

The MCO is required to issue a notice for actions described in (a)(3) above if the denial of payment for services already rendered may or will result in the Member being held financially responsible. Such circumstances include, but are not limited to, the provision of emergency services that do not appear to meet the prudent layperson standard, the provision of services outside of the United States, and the provision of non-covered services with the Member's written consent as described in 3.47. The MCO is not required to issue a notice of action for the denial of payment for covered services that have already been provided to the Member if the denial is based on a procedural or technical issue, including but not limited to a provider's failure to comply with prior authorization rules for services that the Member has already received, incorrect coding or late filing by a provider for services that the Member has already received. In these circumstances, coverage of the service is not at issue and the Member may not be held financially liable for the services. Nothing herein shall relieve the MCO from its responsibility to issue a notice of action in all circumstances in which a provider requests prior authorization for a service and the request is denied in whole or in part, as required in (a)(1) above. Nothing herein shall relieve the MCO from its responsibility to hold a Member harmless for the cost of Medicaid covered services and

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its responsibility to ensure that the MCO's network providers hold a Member harmless for the cost of Medicaid covered services.

The MCO is required to issue a notice of action for actions described in (a)(5) above, only if the Member notifies the MCO of his or her inability to obtain timely access to services. In such instances, the MCO shall provide the Member with immediate assistance in accessing the services. If the Member has been unable to access emergency services, the MCO shall issue a notice of action immediately. For non-emergent services, if a Member contacts the MCO concerning the inability to access a covered service within the timeframes referenced in (a)(5) above, and three (3) business days later the Member has not accessed or made arrangements for receiving the service that are satisfactory to the Member, the MCO shall issue a notice of action.

b.
The MCO shall issue a notice of action if the MCO approves a good or service that is not the same type, amount, duration, frequency or intensity as that requested by the provider, consistent with current DSS policy.

c.
The MCO shall identify if the Member reads only a language other than English.   For Members who do not read English, the notice of action shall be provided in accordance with Sections 3.28(a) and 3.29(h).

d.
Except as provided in (h) below, the MCO shall mail an advance notice of action for a termination, suspension or reduction of a previously authorized service to a Member at least ten (10) days before the date of any action described in (a) above, consistent with current DSS policy. The MCO may shorten the period of advance notice to five (5) days before the date of action if: 1) the MCO has facts indicating that the action should be taken because of probable fraud by the Member; and 2) the facts have been verified, if possible, through secondary sources.

e.	All notices related to actions described in (a) above shall clearly state or explain:

1.	The action the MCO intends to take or has taken;
2.	The reasons for the action;
3.	The statute, regulation, the DEPARTMENT'S Medical Services Policy section, or when there is no appropriate regulation, policy or statute, the HUSKY A contract provision that supports the action;

4.	The address and toll-free number of the MCO's Member Services Department;

5.	The Member's right to challenge the action by filing an appeal and requesting an administrative hearing;

6.	The procedure for filing an appeal and for requesting an administrative hearing;

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7.	How the Member may obtain an appeal form and, if desired, assistance in completing and submitting the appeal form;

8.
That the Member will lose his or her right to an appeal and administrative hearing if he or she does not complete and file a written appeal form with the DEPARTMENT within sixty (60) days from the date the MCO mailed the initial notice of action;

9.	That the MCO must issue a decision regarding an appeal by the date that the administrative hearing is scheduled, but no more than thirty (30) days following the date the DEPARTMENT receives it;

10.
That, if the Member files an appeal he or she is entitled to meet with or speak by telephone with the MCO representative who will decide the appeal, and is entitled to submit additional documentation or written material for the MCO's consideration;

11.
That the Member may proceed automatically to an administrative hearing if he or she is dissatisfied with the MCO's appeal decision concerning the denial of coverage of goods or services or a reduction, suspension, or termination of ongoing goods or services, or if the MCO fails to render an appeal decision by the date the administrative hearing is scheduled;

12.	That at an administrative hearing, the Member may represent himself or herself or use legal counsel, a relative, a friend, or other spokesperson;

13.
That if the Member obtains legal counsel who will represent the Member during the appeal or administrative hearing process, the Member must direct his or her legal counsel to send written notification of the representation to the MCO and the DEPARTMENT;

14.
That if the circumstances require advance notice, the Member's right to continuation of previously authorized goods and services, provided that the Member files a appeal/request for administrative hearing form with the DEPARTMENT on or before the intended effective date of the MCO's action or within ten (10) calendar days of the date the notice of action is mailed to the Member, whichever is later;

15.	The circumstances under which expedited resolution is available and how to request expedited resolution; and
16.	Any other information specified by the DEPARTMENT.

f.
In the case of a child who is under the care of the Department of Children and Families (DCF), the MCO must send the notice of action to the child's foster parents and the DCF contact person specified by the DEPARTMENT.

g.           The NOA shall be mailed within the following timeframes:
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1.	For termination, suspension, or reduction of previously authorized Medicaid covered services, 10 days in advance of the effective date;

2.
For standard authorization decisions to deny or limit services, as expeditiously as the Member's health condition requires, not to exceed fourteen (14) calendar days following receipt of the request for services;

3.
If the MCO extends the fourteen day time frame for denial or limitation of a service as permitted in Section 3.39d (1) and (2), as expeditiously as the Member's condition requires and no later than the date the extension expires;

4.	For service authorization decisions not reached within the timeframes in 3.39 (which constitutes a denial and thus is an adverse action), on the date the timeframe expires;

5.	For expedited service authorization decisions as expeditiously as the Member's health condition requires and no later than three (3) business days after receipt of the request for services;

6.	For denial of payment where the Member may be held liable, at the time of any action affecting the claim

7.	For failure to provide timely access to services as expeditiously as the Member's health requires, but no later than three (3) business days after the Member contacts the MCO.

h.
The ten (10) day advance notice requirements do not apply to the circumstances described in 42 CFR 431.213. Notice of action need not be sent to the Member ten (10) days in advance of the action, but may be sent no later than the date of action and will be considered an exception to the advance notice requirement, if the action is based on any of the following circumstances:

1            A denial of services;

2	The MCO has received a clear, written statement signed by the Member that:

a)	The Member no longer wishes to receive the goods or services; or

b)
The Member gives information which requires the reduction, suspension, or termination of the goods or services, and the Member indicates that he or she understands that this must be the result of supplying that information; and

3
The Member has been admitted to an institution where he or she is ineligible for the goods or services. In this instance, the Member must be notified on the notice of admission that any goods or services being reduced, suspended, or terminated will be

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reevaluated for medical necessity upon discharge, and the Member will have the right to appeal any post-discharge decisions.

If the circumstances are an exception to the advance notice requirement as set forth above the Member does not have the automatic right to continuation of ongoing goods or services. In these circumstances, however, and in any instance in which the MCO fails to issue an advance notice when required, the reduced, suspended, or terminated goods and services must be reinstated if the Member files a written appeal form with the DEPARTMENT within ten (10) days of the date the notice is mailed to the Member.

i.
The MCO shall follow the requirements for continuation of services set forth in 42 CFR 438.420. The right to continuation of ongoing goods or services applies to the scope of services previously authorized. The right to continuation of services does not apply to subsequent requests for approval that result in denial of the additional request or re-authorization of the request at a different level than requested. For example, the right to continuation of services does not apply:

1	When a prescription (including refills) runs out and the Member requests a new prescription for the same medication; or

2	To a request for additional home health care services following the expiration of the approved number of home health visits

The MCO shall treat such requests as a new service authorization request and provide a denial notice.

j.
Notice of action is not required if the member's treating physician or PCP, using his or her professional judgment, refuses to prescribe (or prescribes an alternative to) a particular service sought by a member. Notice of action is also not required if the Member's treating physician or PCP, using his or her professional judgment, orders the reduction, suspension, or termination of goods or services.   Such decisions do not constitute an action by the MCO.   If, however, the Member disagrees with the provider and contacts the MCO to request authorization for the service the MCO shall conduct an expedited review of the request, according to the timeframe in 3.39(e).   If the MCO affirms the provider's action to deny, terminate, reduce or suspend the service, the MCO shall issue a notice of action. If the Member requests an appeal and hearing, the MCO shall continue authorization for the services, to the extent services were previously authorized, unless the MCO determines that continued provision of the services could be harmful to the Member.    The MCO shall also advise the Member of his or her right to a second opinion from another provider.   Because only a licensed health care provider, and not the MCO, may prescribe or provide medical services, the Member may not be able to receive some or all of the requested goods or services while the appeal is pending.    If the MCO approves the Member's request for the

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good or service, the MCO shall inform the Member of the approval and shall inform the Member of the right to a second opinion.

k.
The DEPARTMENT will provide standardized notice of action forms to be used by the MCO and its subcontractors. The DEPARTMENT will also provide standardized appeal/hearing request forms to be used by the MCO and its subcontractors. The MCO and its subcontractors shall not alter the standard format of either form without prior, written approval of the DEPARTMENT.

I.	The DEPARTMENT will conduct random reviews and audits of the MCO and its subcontractors, as appropriate, to ensure that Members are sent accurate, complete and timely notices of action.

Sanction: If the DEPARTMENT determines during any audit or random monitoring visit to the MCO or one of its subcontractors that a notice of action fails to meet any of the criteria set forth herein, the DEPARTMENT may impose a strike towards a Class A sanction. If the deficiencies which give rise to a Class A sanction continue for a period in excess of ninety (90) days, the DEPARTMENT may impose a Class B sanction.

6.03   Appeals and Administrative Hearing Processes

a.
The MCOs shall have a timely and organized appeals process. The appeals process shall be available for resolution of disputes between the MCO and its Members concerning the MCO's actions as defined in 6.02.

b.
The MCO shall develop written policies and procedures for its appeals process. Those policies and procedures must be approved by the DEPARTMENT in writing and must include the elements specified in this contract. The MCO shall not be excused from providing the elements specified in this contract pending the DEPARTMENT'S written approval of the MCO's policies and procedures.

c.	The MCO shall maintain a record keeping system for appeals that shall include a copy of the appeal, the response, the resolution and supporting documentation.

d.
The MCO must clearly specify in its Member handbook/packet the procedural steps and timeframes for filing an appeal and administrative hearing request, including the timeframe for maintaining benefits pending the conclusion of the appeal and administrative hearing processes. The Member handbook/packet shall also list the addresses, office hours, and toll-free telephone numbers for the Member Services office.

e.
The MCO shall ensure that network providers and subcontractors are familiar with the appeal process and shall provide information on the process to providers and subcontractors. The MCO shall provide information on the appeal process to its providers and subcontractors at the time it enters into contracts or subcontracts. The MCO must ensure that appeal forms are available at each primary care site. At a minimum,

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appeals assistance must include providing forms on request, assisting the Member in filling out the forms upon request, and sending the completed form to the DEPARTMENT upon request.

f.
The MCO shall develop and make available to Members and potential Members appropriate foreign language versions of appeals materials, including but not limited to, the standard information contained in notices of action and appeals forms. Such materials shall be made available in Spanish, English, or any other languages if more than five (5) percent of the MCO's Members in any county of the State served by the MCO speak the alternative language. The DEPARTMENT must approve such foreign language materials, in writing.

g.
A Member may request an appeal either orally or in writing. When requesting an appeal orally, unless the member is seeking an expedited appeal review, the Member must follow up an oral request in writing. The MCO shall advise any member who requests an appeal orally, that the Member must file a written appeal within sixty (60) days of the notice of action in order to receive an administrative hearing and the member must file an appeal within ten (10) days of the mailing of the notice of action or the effective date of the intended action in order to continue previously authorized services pending the appeal and hearing.   In all other respects, the process for pursuing an appeal and for requesting an administrative hearing shall be unified. The MCO and the DEPARTMENT shall treat the filing of a written appeal as a simultaneous request for an administrative hearing. The MCO shall attempt to resolve appeals at the earliest point possible. If the MCO is not able to render a decision by the time the administrative hearing is scheduled, the Member will automatically proceed to the administrative hearing.

h.
The Member, the Member's authorized representative, or the Member's conservator may file an appeal on a form approved by the DEPARTMENT. A provider, acting on behalf of the member and with the Member's written consent, may file an appeal. A provider may not file an administrative hearing request on behalf of a Member unless the authorized representative requirements in DSS Uniform Policy Manual Section 1525.05 are met. The MCO shall request a copy of the written consent from the Member.   Appeals shall be mailed or faxed to a single address within the DEPARTMENT. The appeal form must state both the mailing address and fax number at the DEPARTMENT where the form must be sent. If the MCO or its subcontractor receive an appeal directly from a Member or the Member's authorized representative or conservator, the MCO shall date stamp and fax the appeal to the appropriate fax number at the DEPARTMENT within two (2) business days.

i.
Upon receipt of a written appeal, the DEPARTMENT will schedule an administrative hearing and notify the Member and MCO of the hearing date and location. If a Member is disabled, the hearing may be scheduled for the Member's home, if requested by the Member.

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j.
The DEPARTMENT will date stamp and forward the appeal by fax to the MCO within two (2) business days of receipt. The fax to the MCO will include the date the Member mailed the appeal to the DEPARTMENT. The postmark on the envelope will be used to determine the date the appeal was mailed.

k.
An individual or individuals having final decision-making authority must conduct the MCO's review of the appeal. Any appeal stemming from an action based on a determination of medical necessity or involving any other clinical issues must be decided by one or more physicians who were not involved in making that medical determination.

l.
The MCO may decide an appeal on the basis of the written documentation available unless the Member requests an opportunity to meet with the individual or individuals making that determination on behalf of the MCO and/or requests the opportunity to submit additional documentation or other written material. The Member shall have a right to review his or her MCO record, including medical records and any other documents or records considered during the appeal process. The Member's right to access medical records shall be consistent with HIPAA privacy regulations and any applicable state or federal law.

m.
If the Member wishes to meet with the decision maker, the meeting can be held via the telephone or at a location accessible to the Member, including the Member's home if requested by a disabled Member or any of the Department's office locations through video conferencing, subject to approval of the DEPARTMENT'S Regional Offices, The MCO must invite a representative of the DEPARTMENT to attend any such meeting.

n.
The MCO must mail to the Member a written appeal decision, described below, with a copy to the DEPARTMENT, by the date of the DEPARTMENT'S administrative hearing as expeditiously as the Member's health condition requires, but no later than thirty (30) days from the date on which the appeal was received by the DEPARTMENT. If the Member is dissatisfied with the MCO's decision regarding the denial, reduction, suspension, or termination of goods or services, or if the MCO does not render a decision by the time of the administrative hearing, the Member may automatically proceed to the administrative hearing.

o.
The MCO's written appeal decision must include the Member's name and address; the provider's name and address; the MCO name and address; a complete description of the information or documents reviewed by the MCO; a complete statement of the MCO's findings and conclusions, including the section number and text of any contractual provision or DEPARTMENTAL policy provision that is relevant to the appeal decision; and a clear statement of the MCO disposition of the appeal.

p.	Along with its written appeal decision, the MCO must remind the Member, on a form approved by the DEPARTMENT, that:

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1.	If the Member is dissatisfied with the MCO's appeal decision, the DEPARTMENT has already reserved a time to hold an administrative hearing concerning that decision;

2.
That the Member has the right to automatically proceed to the administrative hearing, and that the MCO must continue previously authorized goods and services pending the administrative hearing decision;

3.
If the appeal pertains to the suspension, reduction, or termination of goods or services which have been maintained during the appeals process, and the MCO's appeals decision affirms the suspension, reduction, or termination of goods or services, those goods or services will be suspended, reduced, or terminated in accordance with the MCO's appeals decision unless the Member proceeds to an administrative hearing; and

4.
If the Member fails to appear at the administrative hearing, the Member's reserved hearing time will be cancelled and any disputed goods or services that were maintained will be suspended, reduced, or terminated in accordance with the MCO's appeals decision.

q.
If the Member proceeds to an administrative hearing, the MCO must make its entire file concerning the Member and the appeal, including any materials considered in making its decision, available to the DEPARTMENT.

r.
If the MCO fails to issue an appeal decision by the date that an administrative hearing is scheduled, but no later than thirty (30) days following the date the appeal was received by the DEPARTMENT, an administrative hearing will be held as originally scheduled. At the hearing, the MCO must prove good cause for having failed to issue a timely decision regarding the appeal. Good cause for the MCO's failure to issue a timely decision shall include, but not be limited to, documented efforts to obtain additional medical records necessary for the MCO's decision on the appeal and the Member's refusal to sign a release for medical records necessary for the decision on the appeal.

The MCO's inability to prove good cause shall constitute a sufficient basis for upholding the appeal, and the hearing officer, in his or her discretion, may uphold the appeal solely on that basis.

If the MCO proves good cause for having failed to issue a timely appeal decision, the hearing officer may order a continuance of the hearing pending the issuance of the appeal decision by a certain date, or the hearing officer may proceed with the hearing.

s.	A representative of the MCO shall prepare the summary for the administrative hearing, subject to approval by the DEPARTMENT prior to the hearing, and shall present proof of all facts supporting its initial action

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if the administrative hearing proceeds in the absence of an appeal decision. The MCO shall submit a final, signed hearing summary to the DEPARTMENT no later than five (5) business days prior to the scheduled hearing date. The MCO's representative shall also present any provisions of this contract or any DEPARTMENT policies that support its decision.

t.
If the Member is represented by legal counsel at the hearing and has not notified either the DEPARTMENT or the MCO of the representation, the MCO may request a continuance of the hearing or may ask the hearing officer to hold the hearing record open for additional evidence or submissions. The decision as to whether a continuance will be granted or the record will be held upon is within the hearing officer's discretion.

u.
If a representative of the MCO fails to attend a scheduled session of an administrative hearing, the MCO's failure to attend shall constitute a sufficient basis for upholding the appeal, and the hearing officer, in his or her discretion may close the hearing and uphold the appeal solely on that basis. This provision shall not apply unless the MCO receives notice of the hearing at least seven (7) business days prior to the administrative hearing.

v.	If the DEPARTMENT is advised that the Member does not intend to proceed to an administrative hearing, the DEPARTMENT will fax such notice to the MCO.

w.	The MCO must designate one primary and one back-up contact person for its appeal/administrative hearing process.

x.
If the DEPARTMENT'S hearing officer reverses the MCO's decision to deny, limit or delay services that were not furnished while the appeal was pending, the MCO shall authorize or provide the disputed services promptly, and as expeditiously as the Member's health condition requires.

6.04    Expedited Review and Administrative Hearings

a.
Subject to Section 6.02 above, the appeal process must allow for expedited review. If the appeal contains a request for expedited review, it will be forwarded by fax to the MCO within one business day of receipt by the DEPARTMENT. The fax will include the date the Member mailed the appeal. The postmark on the envelope will be used to determine the date the appeal was mailed. If the MCO receives an oral request for expedited appeal, the MCO shall notify the DSS liaison by fax or telephone within one business day of the oral request.

b.
The MCO must determine, within one business day of receiving the appeal which contains a request for an expedited review from the DEPARTMENT, or within one business day of receiving an oral request for an expedited appeal, whether to expedite the appeal or whether to perform it according to the standard timeframes. If the Member's provider indicates or the MCO determines that the appeal meets the criteria for

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expedited review, the MCO shall notify the DEPARTMENT immediately that the MCO will be conducting the appeal on an expedited basis.

1.
 An expedited appeal must be performed when the standard timeframes for determining an appeal could seriously jeopardize the life or health of the Member or the Member's ability to attain, maintain or regain maximum function. The MCO must expedite its review in all cases in which the Member's provider indicates, in making the request for expedited review on behalf of the Member or supporting the member's request, that taking the time for a standard appeal review could seriously jeopardize the Member's life or health or ability to attain, maintain, or regain maximum function and if the DEPARTMENT requests the MCO to conduct an expedited review because the DEPARTMENT believes a specific case meets the criteria for expedited review.

d.
If the MCO denies a request for expedited review, the MCO shall perform the review within the standard timeframe and make reasonable efforts to give the Member prompt oral notice of the denial and follow up within two calendar days with a written notice.

e.
An expedited review must be completed and an appeal decision must be issued within a timeframe appropriate to the condition or situation of the Member, but no more than three (3) business days from the DEPARTMENT'S receipt of the written appeal or three (3) business days from an oral request received by the MCO.

f.
The MCO may extend the timeframe for decisions in paragraph e by up to 14 days if: 1) the Member requests the extension or 2) MCO can demonstrate that the extension is in the member's interest because additional information is needed to decide the appeal and if the timeframe is not extended, the appeal will be denied. The DEPARTMENT may request this documentation from the MCO.

g.	The MCO shall ensure that no punitive action is taken against a provider who requests an expedited appeal or supports a Member's appeal.

h.
The MCO shall issue a written appeal decision for expedited appeals. The written notice of the resolution must meet the requirements of 6.03(o) and (p). The MCO shall also make reasonable efforts to provide the Member oral notice of an expedited appeal decision.

i.
The DEPARTMENT also provides expedited administrative hearings for HUSKY A Members, where required. The DEPARTMENT shall issue a hearing decision as expeditiously as the Member's health condition requires, but no later than three (3) working days after the DEPARTMENT receives from the MCO, the case file and information for any appeal that meets the requirements for an expedited hearing. A Member is entitled to an expedited hearing for the denial of a service if the denial met the criteria for expedited appeal but was not resolved within the expedited appeals timeframe or was resolved within the

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expedited appeals timeframe, but the appeals decision was wholly or partially adverse to the Member.

Sanction: If the MCO fails to provide expedited appeals in appropriate circumstances, the DEPARTMENT may impose a Class B sanction pursuant to Section 7.05.

6.05    Provider Appeal Process

a.	The MCO shall have an internal appeal process through which a health care provider may appeal the MCO decision on behalf of a Member.

b.	The health care provider appeal process shall not include any appeal rights to the DEPARTMENT or any rights to an administrative hearing.

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7.    CORRECTIVE ACTION AND CONTRACT TERMINATION

7.01           Performance Review

a.
A designated representative of the MCO and a designated representative of the DEPARTMENT shall meet on an annual basis, and as requested by either party, to review the performance of the MCO under this contract. The DEPARTMENT will keep written minutes of such meetings. In the event of any disagreement regarding the performance of services by the MCO under this contract, the designated representatives shall discuss the problem and shall negotiate in good faith in an effort to resolve the disagreement.

b.
In the event that no such resolution is achieved within a reasonable time, the matter shall be referred to the Contract Administrator as provided under Article 7.02, the Disputes clause of this contract. If the Contract Administrator determines that the MCO has failed to perform as measured against applicable contract provisions, the Contract Administrator may impose sanctions or any other penalty, set forth in this Section including the termination of this contract in whole or in part, as provided under this Section.

7.02           Settlement of Disputes

Any dispute arising under the contract that is not disposed of by agreement shall be decided by the Contract Administrator whose decision shall be final and conclusive subject to any rights the MCO may have in a court of law. The foregoing shall not limit any right the MCO may have to present claims under Connecticut General Statutes Section 4-141 et seq. or successor provisions regarding the claims commissioner, including without limitation Connecticut General Statutes Section 4-160 regarding authorization of actions. In connection with any appeal to the Contract Administrator under this paragraph, the MCO shall be afforded an opportunity to be heard and to offer evidence in support of its appeal. Pending final decision of a dispute, the MCO shall proceed diligently with the performance of the contract in accordance with the Contract Administrator's decision.

7.03           Administrative Errors

The MCO shall be liable for the actual amount of any costs in excess of $5,000 incurred by the DEPARTMENT as the result of any administrative error (e.g. submission of erroneous capitation, encounter or reinsurance data) of the MCO or its subcontractors. The DEPARTMENT may request a refund of, or recoup from subsequent capitation payments, the actual amount of such costs.

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7.04           Suspension of New Enrollment

Whenever the DEPARTMENT determines that the MCO is out of compliance with this contract, unless corrective action is taken to the satisfaction of the DEPARTMENT, the DEPARTMENT may suspend enrollment of new Members under this contract. The DEPARTMENT, when exercising this option, must notify the MCO in writing of its intent to suspend new enrollment at least thirty (30) days prior to the beginning of the suspension period. The suspension period may be for any length of time specified by the DEPARTMENT, or may be indefinite. The suspension period may extend up to the contract expiration date as provided under PART I. (The DEPARTMENT may also notify existing Members of MCO non-compliance and provide an opportunity to disenroll from the MCO and to re-enroll in another MCO.)

7.05           Monetary Sanctions

It is agreed by the DEPARTMENT and the MCO that if by any means, including any report, filing, examination, audit, survey, inspection or investigation, the MCO is determined to be out of compliance with this contract, damage to the DEPARTMENT may or could result. Consequently, the MCO agrees that the DEPARTMENT may impose any of the following sanctions for noncompliance under this contract. Unless otherwise provided in this contract, sanctions imposed under this section shall be deducted from capitation payment or, at the discretion of the DEPARTMENT, paid directly to the DEPARTMENT.

a.       Sanctions for Noncompliance

1. Class A sanctions. Three (3) Strikes. Sanctions Warranted After Three (3) Occurrences

For noncompliance of the contract which does not rise to the level warranting Class B sanctions as defined in subsection (a)(2) of this section or Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class A sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

Each time the MCO fails to comply with the contract on an issue warranting a Class A sanction, the MCO receives a strike. The MCO will be notified each time a strike is imposed. After the third strike for the same contract provision, a sanction may be imposed. If no specific time frame is set forth in any such contractual provision, the time frame is deemed to be the full length of the contract.

The MCO will be notified in writing at least thirty (30) days in advance of any sanction being imposed and will be given an opportunity to meet with the DEPARTMENT to present its position as to the DEPARTMENT'S determination of a violation warranting a Class A sanction. At the DEPARTMENT'S discretion, a sanction will thereafter be imposed. Said sanction will be no more than

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$2,500 after the first three (3) strikes. The next strike for noncompliance of the same contractual provision will result in a sanction of no more than $5,000 and any subsequent strike for noncompliance of the same contractual provision will result in a Class A sanction of no more than $10,000.

2. Class B Sanctions. Sanctions Warranted Upon Single Occurrence

For noncompliance with the contract which does not warrant the imposition of Class C sanctions as defined in subsection (b) of this section, including, but not limited to, those violations defined as Class B sanctions in any provision of this contract, the following course of action will be taken by the DEPARTMENT:

The DEPARTMENT may impose a sanction at the DEPARTMENT'S discretion if, after at least thirty (30) days notice to the MCO and an opportunity to meet with the DEPARTMENT to present the MCO's position as to the DEPARTMENT'S determination of a violation warranting a Class B sanction, the DEPARTMENT determines that the MCO has failed to meet a performance measure which merits the imposition of a Class B sanction not to exceed $10,000.

b.	Class C Sanctions. Sanctions Related to Noncompliance Potentially Resulting in Harm to an Individual Member

1. The DEPARTMENT may impose a Class C sanction on the MCO for noncompliance potentially resulting in harm to an individual Member, including, but not limited to, the following:

a)	Failing to substantially authorize medically necessary items and services that are required (under law or under this contract) to be provided to an Member covered under this contract;

b)	Imposing a premium or charge on Members except as specifically permitted under provisions of the approved Medicaid State Plan and the provisions of this Contract;

c)
Discriminating among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to re-enroll an individual, except as permitted by Title XIX, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with the MCO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

d)	Misrepresenting or falsifying information that is furnished to the Secretary, the DEPARTMENT; Member, potential Member, or a health care provider;

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e)	Failing to comply with the physician incentive requirements under Section 1903(m)(2)(A)(x) of the Social Security Act and 42 CFR 422.208 and 422.210;

f)	Distributing directly or through any agent or independent contractor marketing materials that have not been approved by the DEPARTMENT or containing false or misleading information; and

g)	Failing to comply with any other requirements of 42 U.S.C. 1396b(m)or 42 U.S.C. 1396u~2.

2.	Class C sanctions for noncompliance with the contract under this subsection include the following:

a)	Withholding the next month's capitation payment to the MCO in full or in part;
b)	Assessment of liquidated damages:

1)
For each determination that the MCO fails to substantially provide medically necessary services, makes misrepresentations or false statements to Members, potential Members or health care providers, engages in marketing violations or fails to comply with the physician incentive plan requirements, not more than $25,000;

2)
For each determination that the MCO discriminates among Members on the basis of their health status or requirements for health care services or engages in any practice that has the effect of denying or discouraging enrollment with the MCO by eligible individuals based on their medical condition or history that indicates a need for substantial future medical services, or the MCO misrepresents or falsifies information furnished to the Secretary or DEPARTMENT, not more than $100,000;

3)
For each determination that the MCO has discriminated among Members or engaged in any practice that has denied or discouraged enrollment, $15,000 for each individual not enrolled as a result of the practice up to a total of $100,000;

4)
For a determination that the MCO has imposed premiums or charges on Members in excess of the premiums or charges permitted, double the excess amount but not more than $25,000. The excess amount charged in such a circumstance must be deducted from the penalty and returned to the Member concerned;

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c)	Freeze on new enrollment and/or alter the current enrollment; or

d)	Appointment of temporary management as described in 7.06.

3.
Prior to imposition of any Class C sanction, the MCO will be notified at least thirty (30) days in advance and provided, at a minimum, an opportunity to meet with the DEPARTMENT to present its position as to the DEPARTMENT'S determination of a violation warranting a Class C Sanction. For any contract violation under this subsection, at the DEPARTMENT'S discretion, the MCO may be permitted to submit a corrective action plan within twenty (20) days of the notice to the MCO of the violation. Immediate compliance (within thirty (30) days) under any such corrective action plan may result in the imposition of a lesser sanction on the MCO. If any sanction issued under this subsection is equivalent to termination of the contract, the MCO shall be offered a hearing to contest the imposition of such a sanction.

c.           Other Remedies

1.
Notwithstanding the provisions of this section, failure to provide required services will place the MCO in default of this contract, and the remedies in this section are not a substitute for other remedies for default that the DEPARTMENT may impose as set forth in this contract.

2.	The imposition of any sanction under this section does not preclude the DEPARTMENT from obtaining any other legal relief to which it may be entitled pursuant to state or federal law.

d.           CMS Sanctions

Pursuant to 42 CFR 438.730, the DEPARTMENT may recommend the imposition of sanctions to CMS and CMS may sanction the MCO as described in that section. In the alternative, CMS may independently initiate the sanction process described in 42 CFR 438.730(a) through (d). The MCO shall comply with all applicable sanction provisions set forth in 42 CFR 438.730. CMS may deny payment to the DEPARTMENT for new Members under the circumstances described in 42 CFR 438.730(e) and capitation payments to the MCO will be denied so long as payment for those Members is denied by CMS.

7.06   Temporary Management

The DEPARTMENT may impose temporary management upon a finding by the DEPARTMENT that: 1) there is continued egregious behavior by the MCO; 2) there is a substantial risk to the health of the Members or 3) temporary management is necessary to ensure the health of the MCO's members while improvements are made to remedy the violations or until there is an orderly

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termination or reorganization of the MCO. For purposes of this section, "egregious behavior" shall include but not be limited to any of the violations described in 7.05b(ii)(2) or any other MCO behavior that is contrary to Sections 1903(m) and 1932 of the Social Security Act. After a finding pursuant to this subsection, individuals enrolled with the MCO must be permitted to terminate enrollment without cause and the MCO shall be responsible for notification of such right to terminate enrollment. Nothing in this subsection shall preclude the DEPARTMENT from proceeding under the termination provisions of the contract rather than imposing temporary management. If however, the DEPARTMENT chooses not to first terminate the contract and repeated violations of substantive requirements in section 1903(m) or 1932 of the Social Security Act occur, the DEPARTMENT must than impose temporary management and allow individuals to disenroll without cause. The Department may impose temporary management without a hearing.

7.07           Payment Withhold, Class C Sanctions or Termination for Cause

The DEPARTMENT may withhold capitation payments, impose sanctions including Class C Sanctions set forth in Section 7.05 retain monies collected in pursuit of fraud or abuse, whether by the MCO, its providers, subcontractors or any other entity; or terminate the contract for cause. Cause shall include, but not be limited to: 1) use of funds and/or personnel for purposes other than those described in the HUSKY A program and this contract and 2) failure to detect fraud or abuse and to notify the Department of fraud or abuse, as required by Section 3.51 and 3) if a civil action or suit in federal or state court involving allegations of health fraud or violation of 18 U.S. C. Section 1961 et seq. is brought on behalf of the DEPARTMENT.

7.08           Emergency Services Denials

If the MCO has a pattern of inappropriately denying payments for emergency services as defined in Part II, Definitions, the MCO may be subject to suspension of new enrollments, withholding of capitation payments, contract termination, or refusal to contract in a future time period. This applies not only to cases where the DEPARTMENT has ordered payment after appeal, but also to cases where no appeal has been made (i.e., the DEPARTMENT is knowledgeable about documented abuse from other sources.)

7.09           Termination For Default

a.
The DEPARTMENT may terminate performance of work under this contract in whole, or in part, whenever the MCO materially defaults in performance of this contract and fails to cure such default or make progress satisfactory to the DEPARTMENT toward contract performance within a period of thirty (30) days (or such longer period as the DEPARTMENT may allow). Such termination shall be referred to herein as "Termination for Default."

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b.
If after notice of termination of the contract for default, it is determined by the DEPARTMENT or a court that the MCO was not in default, the notice of termination shall be deemed to have been rescinded and the contract reinstated for the balance of the term.

c.
If after notice of termination of the contract for default, it is determined by the DEPARTMENT or a court that the MCO was not in default or that the MCO's failure to perform or make progress in performance was due to causes beyond control and without the error or negligence of the MCO, or any subcontractor, the notice of termination shall be deemed to have been issued as a termination for convenience pursuant to Section 7.09 and the rights and obligations of the parties shall be governed accordingly.

d.
In the event the DEPARTMENT terminates the contract in full or in part as provided in this clause, the DEPARTMENT may procure, services similar to those terminated, and the MCO shall be liable to the DEPARTMENT for any excess costs for such similar services for any calendar month for which the MCO has been paid to provide services to HUSKY A clients. In addition, the MCO shall be liable to the DEPARTMENT for administrative costs incurred by the DEPARTMENT in procuring such similar services. Provided, however, that the MCO shall not be liable for any excess costs or administrative costs if the failure to perform the contract arises out of causes beyond the control and without error or negligence of the MCO or any of its subcontractors.

e.	In the event of a termination for default, the MCO shall be financially responsible for Members in the current month at the applicable capitation rate.

f.	The rights and remedies of the DEPARTMENT provided in this clause shall not be exclusive and are in addition to any other rights and remedies provided by law or under this contract.

g.
In addition to the termination rights under Part I Section 8, the MCO may terminate this contract on ninety (90) days written notice in the event that the DEPARTMENT fails to (a) pay capitation claims in accordance with Part II Section 4.06 and Part II Section 3.01 of this contract (b) provide eligibility or enrollment/disenrollment information and shall fail to cure such default or make progress satisfactory to the MCO within a period of sixty (60) days of such default.

7.10   Termination for Mutual Convenience

The DEPARTMENT and the MCO may terminate this contract at any time if both parties mutually agree in writing to termination. At least sixty (60) days shall be allowed. The effective date must be the first day of a month. The MCO shall, upon such mutual agreement being reached, be paid at the capitation rate for enrolled recipients through the termination of the contract.

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7.11           Termination for Financial Instability of the MCO

In the event of financial instability of the MCO, the DEPARTMENT shall have the right to terminate the contract upon the same terms and conditions as a Termination for Default.

7.12           Termination for Unavailability of Funds

a.
The DEPARTMENT at its discretion may terminate at any time the whole or any part of this contract or modify the terms of the contract if federal or state funding for the contract or for the Medicaid program as a whole is reduced or terminated for any reason. Modification of the contract includes, but is not limited to, reduction of the rates or amounts of consideration, reducing services covered by the MCO, or the alteration of the manner of the performance in order to reduce expenditures under the contract. Whenever possible, the MCO will be given thirty (30) days notification of termination.

b.
In the event of a reduction in the appropriation from the state or federal budget for the Division of Health Care Financing of the Department of Social Services or an across-the-board budget reduction affecting the Department of Social Services, the DEPARTMENT may either re negotiate this contract or terminate with thirty (30) days written notice. Any reduction in the capitation rates that is agreed upon by the parties or any subsequent termination of this contract by the DEPARTMENT in accordance with this provision shall only affect capitation payments or portions thereof for covered services purchased on or after the effective date of any such reduction or termination. Should the DEPARTMENT elect to renegotiate the contract, the DEPARTMENT will provide the MCO with those contract modifications, including capitation rate revisions, it would deem acceptable.

c.
The MCO shall have the right not to extend the contract if the new contract terms are deemed insufficient notwithstanding any other provision of this contract. The MCO shall have a minimum of sixty (60) days to notify the DEPARTMENT regarding its desire to accept new terms. If the new capitation rates and any other contract modifications are not established at least sixty (60) days prior to the expiration of the initial or extension agreement, the DEPARTMENT will reimburse the MCO at the higher of the new or current capitation rates for that period during which the new contract period had commenced and the MCO's sixty (60) day determination and notification period had not been completed, and the MCO will be held to the terms of the executed contract.

7.13           Termination for Collusion in Price Determination

In competitive bidding markets, the MCO has previously certified that the prices presented in its proposal were arrived at independently, without consultation, communication, or agreement with any other bidder for the purpose of restricting competition; that, unless otherwise required by law, the prices quoted have not

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been knowingly disclosed by the MCO, prior to bid opening, directly or indirectly to any other bidder or to any competitor; and that no attempt has been made by the MCO to induce any other person or firm to submit or not to submit a proposal for the purpose of restricting competition.

In the event that such action is proven, the DEPARTMENT shall have the right to terminate this contract upon the same terms and conditions as a Termination for Default.

7.14   Termination Obligations of Contracting Parties

a.
The MCO shall be provided the opportunity for a hearing prior to any termination of this contract pursuant to any provision of this contract The DEPARTMENT shall give the MCO written notice of its intent to terminate, the reason for the termination and the date and time of the hearing. After the hearing, the DEPARTMENT shall give the MCO written notice of its decision affirming or reversing the proposed termination. In the event of a decision to affirm the termination, the DEPARTMENT'S written notice shall include the effective date of termination. The DEPARTMENT may notify Members of the MCO and permit such Members to disenroll immediately without cause during the hearing process.

b.
Upon contract termination, the MCO shall allow the DEPARTMENT, its agents and representatives full access to the MCO's facilities and records to arrange the orderly transfer of the contracted activities. These records include the information necessary for the reimbursement of any outstanding Medicaid claims.

c.
Where this contract is terminated due to cause or default by the MCO: 1) The DEPARTMENT shall be responsible for notifying all Members of the date of termination and process by which the Members will continue to receive services and 2) the MCO shall notify all providers and be responsible for all expenses related to notification to providers and members.

d.	If this contract is terminated for any reason other than default by the MCO,

1.	The MCO shall ensure that an adequate provider network will be maintained at all times during the transition period and that continuity of care is maintained for all Members;

2.	The MCO shall submit a written transition plan to the DEPARTMENT sixty (60) days in advance of the scheduled termination;

3.	The DEPARTMENT shall be responsible for notifying all Members of the date of termination and process by which the Members will continue to receive services;

4.	The DEPARTMENT shall be responsible for all expenses relating to said notification to members;

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5.	The MCO shall notify all providers and be responsible for all expenses related to such notification; and

6.	The DEPARTMENT shall withhold a portion, not to exceed $100,000, of the last month's capitation payment as a surety bond for a six (6) month period to ensure compliance under the contract.

7.15   Waiver of Default

Waiver of any default shall not be deemed a waiver of any subsequent default. Waiver of breach of any provision of the contract shall not be deemed to be a waiver of any other or subsequent breach and shall not be construed to be a modification of the terms of the contract unless stated to be such in writing, signed by an authorized representative of the DEPARTMENT, and attached to the original contract.

The remainder of this page left intentionally blank.

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8.           OTHER PROVISIONS

8.01           Severability

If any provision of this procurement or the resultant contract is declared or found to be illegal, unenforceable, or void, then both parties shall be relieved of all obligations under that provision. The remainder of this procurement or the resultant contract shall be enforced to the fullest extent permitted by law.

8.02           Effective Date

This contract is subject to review for form and substance by the U.S. Department of Health and Human Services Centers for Medicare and Medicaid Services and the DEPARTMENT, and will not become effective until it is approved by those agencies.

8.03           Order of Precedence

This contract shall be read together to achieve one harmonious whole. However, should any irreconcilable conflict arise between Part I and Part II of this contract, Part II shall prevail.

8.04           Correction of Deficiencies

This contract does not release the MCO from its obligation to correct all outstanding certification deficiencies. Failure to correct all outstanding material deficiencies may cause the MCO to be determined in Default of this contract.

8.05           This is not a Public Works Contract

The DEPARTMENT and the MCO as parties to this purchase of service Contract mutually covenant, acknowledge and agree that this contract does not constitute and shall not be construed to constitute a public works contract. The DEPARTMENT and the MCO's mutual agreement that this contract is not a public works contract shall have full force and effect on Part I Section 32 and other Sections of this contract as applicable.

9.0    APPENDICES

The following appendices are attached and incorporated as part of this Purchase of Service Contract between the MCO and the DEPARTMENT:
Appendix A   HUSKY A Covered Services
Appendix B   Provider Credentialing and Enrollment Requirements;
Appendix C   EPSDT Periodicity & Immunization Schedules,
Appendix D   DSS Marketing Guidelines;
Appendix E   Standards for Internal Quality Assurance Programs for Health Plans;
Appendix F   Claims Inventory, Aging and Unaudited Quarterly Financial Reports;

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Appendix G  HUSKY A Medicaid Coverage Groups
Appendix I   Capitation Payment Amount
Appendix K  Inpatient/Eligibility Recategorization Chart.
Appendix L   Pharmacy Reports
Appendix M  Rate Charts
Appendix N   HUSKY Behavioral Health Carve-Out Coverage and Coordination of Medical and Behavioral Services
Appendix O   CTBHP Master Covered Services Table

Part II

APPENDIX A

HUSKY A COVERED SERVICES

Appendix A - MCO Contract 05/07

HUSKY A Covered Services

For purposes of this contract, the information contained in the Department's Medical Services Policy Manuals and Departmental regulations has been summarized to provide an overview for reference of the goods and services covered by the Medicaid program (see attached list of Medical Assistance Program policies and regulations). Any limitations or exclusions to these covered goods and services are also overviewed.

Plans should be advised that, notwithstanding the following summary overview, guidance issued by the Department in the form of policy transmittals, regulations, provider bulletins, provider manuals, letters, and other written correspondence is the final authority regarding covered goods and services. The intent of the summary is to provide a quick working guide. These policies are available at the Connecticut Medical Assistance Program website: www.ctmedicalprogram.com. Whenever any questions regarding Medicaid policy occur, health plans should consult with the Department's Medical Administration Policy Unit for clarification.

Health plans are required to cover identical goods and services that are covered under the Medicaid program. Health plans do not have the option of adding or subtracting from the 'benefit package'. These goods and services are included in plans' capitation rates.. Health Plans may provide unlisted support services when such services lead to either a better health outcome or result in a less restrictive and patient preferred treatment milieu.

Under current Medicaid Fee-For-Service (FFS) reimbursement methodology, various administrative procedures related to payment for covered goods and services are in place. These procedures are not incumbent upon health plans under Medicaid Managed Care (MMC). For example, currently Medicaid FFS has administrative procedures related to physical therapy provided in the home. When physical therapy exceeds two (2) sessions per any consecutive seven (7) day period, prior authorization is required.

Whether or not a given health plan requires prior authorization prior to physical therapy being provided in the home, or requires prior authorization after a certainnumber of visits, or does not require prior authorization at all is not prescribed. The management of the "benefit" is at the discretion of the health plan. However, a health plan cannot decide to limit a covered good or service (e.g., cut off all physical therapy home visits after a certain number of visits). The number of medically necessary visits will vary by member, and the health plan cannot set a limit for members unless the Medicaid "benefit" itself is specifically limited in Medical Services Policy.

The Behavioral Health Partnership ("BHP") is responsible for providing services for behavioral health conditions. Appendix N, CT BHP Master Covered Services Table outlines the respective coverage responsibilities of the MCO and the Behavioral Health Partnership. No provision in this Appendix is intended to negate, supercede or contradict any provision of the HUSKY A contract or

Appendix A - MCO Contract
05/07

Appendix N. In the event of any such inconsistencies, the provisions of the HUSKY A Contract or Appendix N shall control.

The summary overview is divided into three (3) sections. Section A contains a listing of covered goods and services included in the capitation rates. It also lists the major limitations and exclusions to these covered goods and services. Section B contains a listing of covered goods and services not included in the capitation rates. Section C contains a listing of noncovered services.

SUMMARY DESCRIPTION OF BENEFITS

A.       Covered Services included in the Capitation Payment

1.
Hospital Inpatient Care (acute care hospitals) - Medically necessary and medically appropriate hospital inpatient acute care, procedures, and services, as authorized by the responsible physician(s) or dentist, and covered under Department of Social Services (DSS) policies and regulations. The responsibilities of the MCO and the BHP for inpatient care are outlined in detail in Appendix N. In general, the MCO is responsible for inpatient hospital care when the medical diagnosis is primary.

a.
Administratively Necessary Days (AMDs) are covered when a nursing home placement delay is due to unavailability of beds. However, a patient is required to accept the first available, medically appropriate bed.

b.
Organ transplants are covered if they are of demonstrated therapeutic value, medically necessary and medically appropriate, and likely to result in the prolongation and the improvement in the quality of life of the applicant. The DEPARTMENT has developed, and continues to develop, medical criteria relating to particular organ transplant procedures. These criteria are available for use by health plans. The criteria are guidelines. However, a final decision to deny a transplant request is not to be rendered without considering the medical opinion of a qualified organ transplantation expert(s) in the community.

2.	Chronic Disease Hospital Inpatient Care - Such medically necessary care, procedures, and services as covered under DSS policy and regulation.

3.	Nursing Facility (Skilled Nursing and Intermediate Care) Inpatient Care - Such medically necessary care is covered while the patient remains in a managed care coverage group.

4.	Intermediate Care Facility (Mentally Retarded) Inpatient Care - Such medically necessary care is covered while the patient remains in a managed care coverage group.

5.	Christian Science Sanitoria Service - Such medically necessary care is covered while the patient remains in a managed care coverage group.

.

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05/07

6.
Hospital Outpatient Care (General Hospital,, and Chronic Disease Hospital and freestanding Medical/Primary Care Clinics) - Preventive, diagnostic, therapeutic, rehabilitative, or palliative medical services provided to an outpatient by or under the direction of a physician or dentist in a licensed hospital facility. Section 3.17 and Appendix N outline the responsibilities of the MCO and the CT BHP. The MCO is responsible for coverage for all primary care and other medical services at hospital outpatient clinics, regardless of diagnosis and including all medical specialty and ancillary services. The MCO will maintain responsibility for primary care and other medical services provided by freestanding clinics, regardless of diagnosis.

7.
Physician Services - Primary and specialty services provided by a licensed physician or doctor of osteopathy and performed within the scope of practice of medicine or osteopathy as defined by State law. As outlined in Section 3.17 and Appendix N, the MCO retains responsibility for all primary care services and charges regardless of diagnosis.

8.
Nurse-Midwifery Services - Services provided by a licensed, certified nurse-midwife that are related to the care, and to the management of the care, of essentially normal mothers and newborns (only throughout the maternity cycle) and well woman gynecological care, including family planning services.

9.	Nurse Practitioner Services - Services that are provided by a licensed Advanced Practice Registered Nurse (APRN) and that are within his or her scope of practice as defined by State law.

10.	Chiropractor Services - Manual manipulation of the spine performed by a licensed chiropractor within the scope of chiropractic practice. Noncovered services:

a.	Prescription or administration of any medicine or drug or the performance of any surgery;

b.      X-rays furnished by a chiropractor.

c.	Manipulation of other parts of the body (e.g., shoulder, arm, knee, etc.) even when for subluxation of the spine; and

d.      Lab work ordered by a chiropractor.

e.	Chiropractor services provided by independently enrolled chiropractors for individuals who are 21 years of age or older.

11.	Naturopathic Services - Services provided by a licensed naturopath that conform to accepted methods of diagnosis and treatment and that are within the scope of naturopathic practice.

Naturopathic services provided by independently enrolled naturopaths are not covered for individuals who are 21 years of age or older.

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05/07

12.	Podiatrist Services - Services provided by a licensed podiatrist that conform to accepted methods of diagnosis and treatment and that are within the scope of podiatric practice.

a.      Limitations of Coverage

i. Orthotic and/or corrective arch supports for recipients under five years of age; and

ii. Orthotic and/or corrective arch supports only once every two (2) years.

b.      Noncovered Services

i.   Services of assistants at surgery;

ii. Simplified tests requiring minimal time or equipment and employing materials nominal in cost such as Clinitest, testape, Hematest, Bumintest, Dextrostix, nonphotolitric hemogloblin, etc.;

iii.	Simple foot hygiene; and

iv. Repairs to devices judged to be necessitated by willful or malicious abuse on the part of the patient.

v. Podiatrist services provided by independently enrolled podiatrists are not covered for individuals who are 21 years of age or older.

13.
Laboratory Services - Laboratory services: a) ordered by a duly licensed physician or other licensed practitioner of the healing arts; and b) performed in a laboratory that is certified according to the applicable provisions of the Clinical Laboratory Improvement Amendments of 1988 (CLIA) and meets all applicable licensing, accreditation and certification requirements for the specific services and procedures it provides. The MCO maintains coverage responsibilities for ancillary services such as laboratory, regardless of diagnosis.

14.
Outpatient Medical Rehabilitation Services - Medically necessary and medically appropriate outpatient rehabilitation services provided by a licensed or certified practitioner. Such services include: physical therapy, occupational therapy, speech therapy, audiology, inhalation therapy, social services, psychological services, traumatic brain injury (T.B.I.) day treatment, neuropsychological evaluation, electronystagmography, and early childhood intervention services.

a.  Limitations include:

i.   Sheltered workshop services for individuals who are primarily developmentally disabled are covered only if their need for this type of program stems from an etiology readily identifiable as medical or psychological in origin;

ii. T.B.I, treatment programs are limited to individuals who have sustained injury from interaction of any external forces resulting in

Appendix A - MCO Contract
05/07

the central nervous system (brain) dysfunctions. Developmental impairment primarily contributing to brain dysfunction is not included. The impairment must be readily identifiable as having been sustained through injury;

iii. The T.B.I, program is primarily a medical rehabilitation program, however, vocational, social, and educational services may be covered only when these services are: a) related to the individual's injury, b) are reasonable and necessary for the diagnosis or treatment of the injury, and c) are a part of the recipient's written individual plan of care; and

iv. Programs relating to the learning of basic living skills, or other activities of daily living, are limited to individuals who have lost or had impaired functions of daily living and require retraining to maximize restoration of these skills.

b.  Noncovered Services include:

i.   Services that are related solely to specific employment opportunities, work skills, work settings, and/or academic skills and are not reasonable or necessary for the diagnosis or treatment of an illness or injury;

ii. Speech services involving nondiagnostic, nontherapeutic, routine, repetitive, and reinforced procedures or services for the patient's general good and welfare; and

iii. Services ordinarily covered are not covered if an individual's expected restoration potential would be insignificant in relation to the extent and duration of rehabilitation services required to achieve such potential.

iv. Services provided by independently enrolled physical therapists, audiologists and speech pathologists for individuals who are 21 years of age or older.

15.      Vision Care - Services performed by a licensed ophthalmologist, optometrist, or optician that conform to accepted methods of diagnosis and treatment.

a.  Limitations of Coverage

i.    Contact lenses are covered when such lenses provide better management of a visual or ocular condition than can be achieved with spectacle lenses, including, but not limited to the diagnosis of Unilateral Aphakia, Keratoconus, Corneal Transplant, and High Anisometropia;

ii. Prescription sunglasses are covered when light sensitivity that will hinder driving or seriously handicap the outdoor activity of a patient is evident;

Appendix A- MCO Contract 05/07

iii. Trifocals are covered when the patient has a special need due to job training program or extenuating circumstances;

iv. Extended wear contact lenses are covered for aphakia and for members whose coordination or physical condition make daily usage of contact lenses impossible;

v. Oversize lens are covered only when needed for physiological reasons, and not for cosmetic reasons; and

vi.	A spare pair of eyeglasses is not covered.

16.	Dental Care - Services performed by a licensed dentist or dental hygienist that conform to accepted methods of diagnosis and treatment.

a. The categories of covered services are as follows:

1). Diagnostic Services are the procedures needed to diagnose the oral condition.

      a). Radiographs:
i     Full mouth series or panoramic radiograph;
ii    Bitewing films and
iii   Periapical films,

b) Oral examinations:
i.   Initial comprehensive oral examination, which includes a complete evaluation including medical history;
ii.   Periodic oral exams and
iii. Emergency oral examination.

2). Preventive Services are the procedures used to help avoid oral disease.

a)   Prophylaxis;
b)   Fluoride treatment for children under 21;
c)   Sealants for adult (secondary) teeth;
d)   Space maintainers and
e)   Night guards.

3). Restorative Services are the procedures performed to remove disease or repair broken teeth.

a)      Amalgam (silver) fillings;
b)      Composite (white) fillings and
c)      Crowns.

4). Endodontic Services are the procedures used to treat infections or repair trauma that has reached deep into the tooth structure.

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a)      Pulpotomy in primary teeth;
b)      Root canal therapy in adult teeth;
c)      Apicoectomy in adult teeth and
d)      Apexification in adult teeth

5). Periodontal Services are those procedures used to treat diseases of he gingival (gum) and supporting structures (periodontal ligament and bone) of the teeth.

a)      Gingivectomy and
b)      Gingivoplasty.

6). Prosthodontic Services are the procedures used to repair teeth when a great deal of tooth structure is lost due to disease or trauma or and/replaces missing teeth.

a)      Crowns;
b)      Removable complete upper and/or lower dentures and
c)      Removable partial upper and or lower dentures.

7). Oral Surgery is the surgical and non surgical procedures used to restore the health of the mouth and surrounding structures.

a)      Edxoodontia (extractions);
b)      Biopsy;
c)      Lesion and tissue removal
d)      Surgery for trauma, and e.Fracture reduction

8). Orthodontics are the procedures used to realign teeth in the proper position when the teeth are determined to be in a severe handicapping malocclusion.

a) Active treatment may extend up to but not exceeding thirty months per recipient.

9). Miscellaneous Services are procedures required for oral care utilized in conjunction with dental services.

a)	Patient Management - in connection with dental services to individuals with cognitive disabilities as determined by the Department of Mental Retardation.
b)      General Surgical Anesthesia;
c)      Home visits.

b.	The categories of Program Limitations are as follows: 1). Diagnostic Services:

Appendix A - MCO Contract 05/07

a). Radiographs:

i.	Full mouth series or panoramic radiograph once every three years;

ii.   Bitewing films once every six months;

iii.	Periapical films the single first film is not covered on the same date of service as bitewings, panoramic, or lateral jaw films.

b). Oral examinations:

i.	Initial oral complete examination includes a complete history workup and is limited to one time per patient per three year (3) period;

ii.	Periodic oral exams once six months after the initial oral exam and every six months thereafter;

iii. Emergency oral examination.

2). Preventive Services:

a)      Prophylaxis once every six months;

i. Prophylaxis includes supra and sub gingival scaling and polishing by rotary, ultrasonic or other mechanical means as described as standard procedure by the American Dental Association.

ii. "Toothbrush" prophylaxis is not a Medicaid covered procedure in children over 48 months of age.

b)	Fluoride treatment for children under 21 every six months (prior authorization is required for members over 21 years of age);

c)
Sealants for adult (secondary) teeth for all molar teeth and for premolar teeth on children who are at moderate or severe risk for caries as assessed by the Caries Assesment Tool. A sealant may be placed from ages 5 through 16, only one time in a five year period per tooth.

d)      Space maintainers cannot be unilateral and removable in form.

e)      Occlusal guards.

3). Restorative Services:

a)	Amalgam and composite fillings are limited to one per year to the same surface per tooth by the same provider unless prior authorization is obtained.

b)	More than one amalgam filling on a single surface will be considered a single filling. Anterior or composite fillings involving more than one surface will be considered as a single

Appendix A - MCO Contract 05/07

filling. Only those fillings involving the incisal corner will be considered a two filling procedure.

c)	Crowns may be used only in those cases where the breakdown of tooth structure is excessive or root canal therapy has been performed. Suitable types of crowns include:

i. Stainless steel, may be used for deciduous or permanent, anterior or posterior teeth.

ii. Preformed plastic may be used on anterior deciduous or permanent teeth.

iii. Acrylic or porcelain veneer, permanent anterior teeth only

iv. Porcelin fused to metal on permanent teeth only.

4). Endodontic Services:

a)	Performed in anterior upper and lower six teeth only when the retention of the tooth in site is necessary to maintain the integrity of the dentition and when the prognosis is favorable.

b)
Performed in the eight posterior teeth only in cases where there is a full dentition or when the tooth is the only source for an abutment tooth or the integrity of the bite would be seriously affected.

c)	Apexification does not include root canal treatment but includes all visits to complete the service.

5). Periodontal Services:

a)      Limited to givoplasty and
b)      Limited to givectomy.

6). Prosthodontic Services:

a)      Crowns (refer to Section 3b Restorative, Crowns);

b)	Removable complete upper and/or lower dentures will be approved if the patient can tolerate and is expected to use them on a daily basis.

c)
Removable partial upper and/or lower dentures will be approved if the patient can tolerate them and is expected to use them on a daily basis. There must less than eight posterior teeth in occlusion with missing anterior teeth.

d)
Replacement of existing complete or partial dentures, may be reconstructed in any five (5) year period. Prior authorization must be requested with a documented need of medical necessity if the removable complete or partial denture(s) must be remade or replaced for any reason within the date of delivery of the initial prosthesis.

Appendix A - MCO Contract 05/07

e)	Relining or rebasing of existing complete or partial dentures may be performed one time in a two year period.

f)	Denture labeling may be performed for patients residing in long term care facilities.

7).  Oral Surgery:

a)	Suturing of lacerations of the mouth is covered in accident cases only and not cases incidental to and connected with dental surgery.

b)	The following services are not covered unless the procedure is used in conjunction with orthodontic therapy:

i. Uncovering of impacted or un-erupted teeth for orthodontic reasons;

ii. Ostoplasty/osteotomy of facial bones for midface hypoplasia or mandibular progngaathism without bone graft.

c)	Reimplantation of an avulsed anterior tooth may not be billed in conjunction with root canal therapy on the same tooth.

d)	Bone grafts of the mandible are restricted to the replacement of bone previously removed by a radical surgical procedure.

8). Orthodontics:

a)	In cases where a severe handicapping malocclussion exists under the Early Periodic Screening, Diagnosis and Treatment (EPSDT) and is limited to recipients under the age of 21.

i. Services must be rendered by providers who are qualified by Section 184.B in regulations.

b)	Screening may be performed one time per provider for the same recipient

c)	Consultation may be performed one time per provider for the same recipient;

d)      Diagnostic Assessment:

i. Preliminary casts/study models one time per provider per recipient;

ii. Comprehensive casts/study models one time per provider per recipient.

e)      Appliance:

i.    Initial appliance is limited to one per provider per recipient;

ii. Retainer appliance is limited to one replacement per dental arch for each recipient regardless of the reason.

9). Miscellaneous Services

Appendix A - MCO Contract 05/07

a)	Services covered under Husky are limited to the Department's fee schedule, which can be found on www.ctmedicalprogram.com;

b)
Patient management - in conjunction with dental services when the provider has documented the specific diagnosis in the patient's chart. A diagnosis of moderate, severe, or profound mental retardation will satisfy the diagnosis requirement.

i.   The provider's record of the patient must contain the
signature of the physician or a professional staff member of the Department of Mental Retardation attesting to the authority of the diagnosis.

c.	The categories of dental services that have noncovered procedures are as follows:

1)      Preventive Services:
i.    Unilateral Removable Appliances.
2)      Restorative Services:
i.    Cosmetic dentistry;
ii.   Unilateral Removable Appliances;
iii. Procedures to teeth nearing exfoliation (ready to fall out).
3)      Periodontal Services:
i.   Any surgical periodontal procedure; ii.   Any non surgical periodontal therapies; iii. Scaling and root planning.

4)	Prosthodontic Services:
i.   Cosmetic dentistry;
ii.Dentures (partial) where there are more than 8 posterior teeth in occlusion and no missing anterior teeth;
iii. Fixed Partial Dentures (Bridges);
iv. Implants and associated abutments and /or attachments;
iv. Implant sustained crowns;
v. Office visits to obtain a prescription where the need for such prescription has already been ascertained and
vi. Unilateral removable appliances.
5)      Oral Surgical Services:
i.   Alveoplasty in conjunction with extraction (s);
ii.   Cosmetic surgery;

Appendix A - MCO Contract 05/07
iii. I.V. Sedation (conscious sedation);
iv. Implant placement;
v.   Nitrous Oxide (inhalation conscious sedation);
vi. Vestibuloplasty.

6) Miscellaneous:

i.    Broken or cancelled appointments;

17.	Durable Medical Equipment - equipment that:
a   Can stand repeated use;
b   Is primarily and customarily used to serve a medical purpose;
c   Is generally not useful to a person in the absence of an illness or injury; and
d   Excludes items that are disposable.

Equipment covered includes: wheelchairs and accessories, walking aids, bathroom equipment (e.g., commode and safety equipment), hospital beds and accessories, inhalation therapy equipment (e.g., IPPR machines, suction machines, nebulizers, and related equipment), enteral/parenteral therapy equipment, and the repair and replacement of durable medical equipment (DME) and related equipment.

18.
Orthotic and Prosthetic Devices - Mechanical appliances and devices for the purpose of providing artificial replacement of missing parts, and/or prevention or correction of disorders in involving physical deformities and impairments.

a.	Devices covered include: braces, corsets, collars, arch supports, footplates, orthopedic shoes, orthopedic prostheses, hearing aids (including batteries, earmolds, and cords).

b.
Limitations: i) orthotic and/or corrective arch supports are not provided for recipients under five years of age; ii) Metatarsus Adductus Shoes are limited to a congenital metatarsus adductus condition and are limited to children through age four as medically necessary.

19.	Oxygen Therapy - oxygen, equipment, supplies, and services related to the delivery of oxygen.

20.
Respiratory Therapy - services include: intermittent positive pressure breathing, ultrasonography, aerosol, sputum induction, percussion and postural drainage, arterial puncture, and withdrawal of blood for diagnosis.

21.	Dialysis - hemodialysis and peritoneal dialysis services are covered, including the treatment of end stage renal disease.

22.	School-Based Clinics - services provided at a facility: a) located on the grounds of a public school; b) serving enrolled recipients on a scheduled

Appendix A - MCO Contract 05/07

basis or for an emergency situation; and c) licensed as an outpatient medical facility to provide comprehensive care.

a.
Covered services include: health assessments; family planning services; diagnosis and/or treatment of illness or injuries; laboratory testing (performed by the School-Based Health Clinic); follow-up visits; EPSDT services; one-on- one health education, medical social work services, and nutritional counseling;. The MCO is responsible for primary care services provided by school-based clinics, regardless of diagnosis, except for services described in Appendix N.

b.
Noncovered services include: mandated school health screenings, simple intervention of a health problem such as nonmedical personnel could render, visits where the presenting health problem does not require a health or mental health assessment/evaluation, visits for the sole purpose of administering or monitoring medications, services that are not part of the written individual plan of care.

23.
Family Planning and Abortion - medically approved diagnostic procedures, treatment, counseling, drugs, supplies, or devices that are prescribed or furnished by a provider to individuals of child bearing age for the purpose of enabling such individuals to freely determine the number and spacing of their children.

Noncovered services include: a) sterilizations for patients who are under age twenty-one (21), mentally incompetent, or institutionalized; and b) hysterectomies performed solely for the purpose of rendering an individual permanently incapable of reproducing.

24.	Ambulatory Surgery - Services include preoperative examinations, operating and recovery room services, and all required drugs and medicine.

25.
Early and Periodic Screening, Diagnostic and Treatment (EPSDT) Services (HealthTrack Services)- Comprehensive child health care services to recipients under twenty-one (21) years of age, including all medically necessary prevention, screening, diagnosis, and treatment services listed in Section 1905(r) of the Social Security Act.

EPSDT Covered Services are described below:

a.
Initial and Periodic Comprehensive Health Screenings - includes the following services provided at the intervals recommended in the Periodicity Schedule consistent with the standards of the American Academy of Pediatrics and Center for Disease Control:

i. A comprehensive health and developmental history, including physical and nutritional assessments and mental health development screening;

ii.   A comprehensive unclothed physical examination;

Appendix A - MCO Contract 05/07

iii. Appropriate immunizations according to age and health history, unless medically contraindicated at the time;

iv. Appropriate laboratory tests (including blood lead level assessments appropriate for age and risk factors);

v. Health education (including anticipatory guidance and risk assessment);

vi. Diagnosis and treatment of problems found during the screening;

vii. Vision screenings - an objective vision screening is indicated beginning at three years of age as indicated in accordance with the Periodicity Schedule;

viii. Hearing screenings - an objective hearing screening is indicated beginning at four years of age according to the Periodicity Schedule; and

ix. Dental screenings are recommended in the Periodicity Schedule, for example, an initial direct referral to a dentist beginning at age two.

b.
Dental Services - includes those dental services provided by or under the direction of a dentist, in addition to the dental screening, that are recommended in the Periodicity Schedule. Dental services also include relief of pain and infections, restoration of teeth, and maintenance of dental health.

c.
Administration and Medical Interpretation of Developmental Tests - objective standardized tests, recognized by the Connecticut Birth-To- Three Council, for further diagnosis and treatment of problems found during a periodic comprehensive health screen or interperiodic encounter. Such tests include, but are not limited to, the Battelle, the Mullen, and the Bayley.

d.
Case Management Services - The following services are determined to be necessary when a child evidences a need for such services as a result of a periodic comprehensive health screening or interperiodic encounter:

i. Initial case management assessment and periodic reassessment, including development of the plan of services and revision as necessary.

ii.   Ongoing case management, including, at a minimum:

A) Assistance in implementing the plan of services, which includes: facilitating referrals, providing assistance in scheduling needed health or health-related services, and helping to identify and link with the child's health and social service providers. Particularly, the case management provider shall identify the child's health

Appendix A - MCO Contract 05/07

home or, if necessary, participate in linking the child with a quality health home, and encourage continuity of care;

B)
Monitoring the delivery of and facilitating access to a periodic comprehensive health screening at the intervals recommended in the Periodicity Schedule, and other screening, diagnosis, and treatment services. Such activities also include follow-up on missed appointments, and, if necessary, assistance with arranging medical transportation, child care, and interpreter services;

C)	Coordinating and integrating the plan of services, as necessary, through direct or collateral contacts with the family and members of their team of direct service providers, as appropriate;

D)
Monitoring the quality and quantity of needed services that are being provided, and evaluating outcomes and assessing future needs which might support changes in the plan of services, including completing a quarterly progress note;

E)	Providing health education, as needed, and in coordinating with a direct service provider, interpreting and reinforcing the service provider's recommendations for the health of the child; and

F)
Providing client advocacy to ensure the smooth flow of information between the child, the child's representative, providers, and agencies, to minimize conflict between service providers, and to mobilize resources to obtain needed services.

e.  Interperiodic Encounters

i.   An encounter or visit to determine if there is a problem, or to treat a problem that was not evident at the time of the regularly scheduled periodic comprehensive screening but needs to be addressed before the next periodic comprehensive screening;

ii. Any screening, in addition to the screenings recommended in the Periodicity Schedule, to determine the existence of suspected physical, mental, or developmental conditions;

iii.
An encounter or follow-up visit in the case of a child whose physical, mental, or developmental illness or condition has already been diagnosed prior to the child being Medicaid eligible (e.g., a pre- existing condition), but needs to be addressed before the next scheduled screening interval recommended in the Periodicity Schedule, if there are indications that the illness or condition may have become more severe or changed sufficiently so that further examination is medically necessary; and

iv. An encounter necessary to provide immunizations, vision, and/or hearing screenings (e.g., which had been deemed medically

Appendix A - MCO Contract 05/07

contraindicated at the time of the periodic comprehensive health screening).

f.
Personal Care Services - services for a child who has a diagnosed disability and is judged to be able to benefit from one (1) or more personal care service activities as the result of a periodic comprehensive health screen or interperiodic encounter performed by a primary care provider.

i. Covered personal care services include all tasks to assist a child with major life activities of self-care and instrumental activities as identified in the personal care services plan of care:

A)	Covered major life activities include, but are not limited to, dressing, bathing, eating, and personal health care maintenance; and

B)	Covered instrumental activities include, but are not limited to, cooking, cleaning, travel, and shopping.

ii.   The following services are not covered:

A)	Personal care services provided to an individual who does not reside at home;

B)           Personal care services provided by a family member;

C)	Home health services which duplicate personal care services (e.g., home health aide services are not covered when personal care services are appropriate);

D)	Transportation of the personal attendant to and from the child's home to provide services;

E)	Acute health care services that are covered under other DSS regulations;

F)	Personal care services when the child is eligible for or receiving comparable services from another agency or program; and

G)	Personal care services for the care or assistance that would routinely be given to a child in the absence of a disability.

g.
EPSDT Special Services - other medically necessary and medically appropriate health care, diagnostic services, treatment, or other measures necessary to correct or ameliorate disabilities and physical and mental illnesses and conditions discovered as a result of a periodic comprehensive health screening or interperiodic encounter, whether or not the good or service is included in the Connecticut Medicaid Program State Plan as a good or service available to all other Medicaid recipients. Such services include, but are not limited to, medically necessary and medically appropriate over-the-counter drugs and personal care services.

Appendix A - MCO Contract 05/07

h.	All medically necessary diagnosis and treatment services available to all Medicaid recipients under the Connecticut Medical Assistance Program.

26.
Diagnostic Services - Medical procedures (e.g., radiology, cardiology, EEC, and ultrasound procedures) or supplies recommended by a physician or other licensed practitioner of the healing arts, within the scope of his/her practice under State law, to enable the identification of the existence, nature, or extent of illness, injury, or other health deviation. The MCO retains the responsibility for ancillary services such as radiology, regardless of diagnosis

27.
Home Health Care - Medically necessary home health services ordered by the licensed practitioner and provided by a licensed home health agency on a part-time or intermittent basis to members who reside at home, as defined by Departmental policy, for the purpose of enabling the patient to remain at home or to provide a less costly alternative to institutional care. The MCO and BHP share responsibilities for home health services, as outlined in Section 3.17 and Appendix N. In general, the MCO must provide home health services for the treatment of medical diagnoses alone, and when a client has both medical and behavioral diagnosis, but the medical diagnosis is primary.

28
Mental Health/Substance Abuse Services - As outlined in Section 3.17 and Appendix N, the BHP assumes coverage responsibility for most behavioral health services. The MCO retains responsibility for all primary care services and associated changes, regardless of diagnosis. This includes, but is not limited to behavioral health prevention and screening.

29.      Medical Transportation Services

a.	Emergency and Nonemergency Ambulance Service is covered when: i The patient's condition requires medical attention during transit; or

ii The patient's diagnosis indicates that the patient's condition might deteriorate in transit to the point where medical attention would be needed; or

iii   The patient's condition requires hand and/or feet restraints; or iv  The ambulance is responding to an emergency; or

v .  No alternative less expensive means of transportation is available. Ambulance trips to an emergency room, regardless of the outcome, nor ambulance trips in response to a 911 call, cannot be subject to prior authorization. The MCO is responsible for emergency medical transportation regardless of diagnosis. Hospital to hospital transportation of members with a medical condition is also covered.

b.	Air Transportation - when a medical condition or time constraint dictates its use.

c.	Critical Care Helicopter - when a medical condition or time constraint dictates its use.

Appendix A - MCO Contract 05/07

d.
Other Nonambulance Transportation [Livery, Wheelchair van, Commercial Carrier, Taxi, Private Transportation, Service bus - when needed to obtain necessary medical services covered by Medicaid including behavioral health services, and when it is not available from volunteer organizations, other agencies, personal resources, etc. To administer this benefit, DSS currently employs the following limitations on services:

i.    Requirement of prior authorization;

ii. Requirement of the use of the nearest appropriate provider of medical services when a determination has been made that traveling further distances provides no medical benefit to the patient; and

.	iii. Requirement of the use of the least expensive appropriate method of transportation, depending on the availability of the service and the physical and medical circumstances of the patient.

e.	Transportation for relatives, guardians, or foster parents of a Medicaid recipient - only under the following circumstances:

i. The person needs to be present at and during the medical service being provided to the patient (for example, in parent/child situations); and

ii. The person needs to be trained by hospital staff to provide unpaid health care in the home to the patient, and without this health care being provided the patient would not be able to return home.

iii. Children under twelve (12) years of age shall be escorted to medical appointments. Either the child's parent, foster parent, caretaker, legal guardian or the Department of Children and Families (DCF), as appropriate, shall be responsible for providing the escort.

iv. For children between the ages of twelve (12) to fifteen (15) years, a consent form signed by a parent, caretaker or guardian shall be required in order for a child to be transported without parental consent as specified by state statute (i.e., for family planning and mental health treatment).

For children sixteen (16) years or older, no consent form shall be required.

f.	The MCO is not responsible for transportation to non-Medicaid services such as respite or DCF services that are designed to be provided at the client's location, such as home.

g.	Out-of-State Transportation Services - when out-of-state- medical services are needed because of the following:

i.   A medical emergency;

Appendix A - MCO Contract 05/07

ii. The patient's health would be endangered if required to travel to Connecticut; and

iii. Needed medical services are not available in Connecticut.

30.      Medical Surgical Supplies - those items that are prescribed by a physician to meet the needs or requirements of a specific medical and/or surgical treatment. They are generally disposable and not reusable.

a.  Covered services include: gauze pads, surgical dressing material, splints, tracheotomy tube, diabetic supplies, elastic hosiery, sterile gloves, incontinence supplies, thermometers, blood pressure kit (aneroid type including stethoscope, but limited to use in the home for patient's diagnosed to have complicated cardiac conditions and labile hypertension), enteral/parenteral feeding therapy supplies including solutions and manufacturing materials,

b. Items considered first aid supplies such as, bandages, solutions, vaseline, etc., are not covered services.

34.      Pharmacy Services

a.      Covered services

i.    Drugs prescribed by a licensed authorized practitioner. The MCO maintains responsibility for all pharmacy services and associated charges, regardless of diagnosis The MCO may use a prescription drug formulary as is described in Section 3.15, Pharmacy Access of the contract. CT BMP providers are required to follow the MCO's pharmacy program requirements

ii. Over-The-Counter (OTC) Drugs on the State of Connecticut's OTC Formulary, including liquid generic antacids, birth control products, calcium preparations, diabetic-related products, electrolyte replacement products, heratinics, nutritional supplements and vitamins (prenatal, pediatric, high potency).

b.      Noncovered Services

i. Drugs included in the Food and Drug Administration's Drug Efficacy Study Implementation Program;
ii.   Alcoholic liquors;
iii. Items used for personal care and hygiene or cosmetic purposes;
iv. Drugs solely used to promote fertility;
v. Drugs not directly related to the patient's diagnosis, when diagnosis is required by the DEPARTMENT to be written on the prescription;
vi. Any vaccines and/or biologicals which can be obtained free of charge from the CT. State Department of Health Services. The DEPARTMENT will notify pharmacists of such vaccines or biologicals;

Appendix A - MCO Contract 05/07

vii. Any drugs used in the treatment of obesity unless caused by a medical condition;

viii. Controlled substances dispensed to HUSKY members that are in excess of the product manufacturer's recommendation for safe and effective use for which there is no documentation of medical justification in the pharmacy's file; and,

ix. Drugs used to promote smoking cessation.

x.   Drugs used to treat sexual or erectile dysfunction,

35.
Emergency Services - such inpatient and outpatient services in and out of the health plan's service area are covered services. As described in Section 3.05 and Appendix N, in general, the MCO maintains coverage responsibility for emergency department services, including emergent and urgent visits and al associated charges, regardless of diagnosis.

36.	Dental Hygienist Services - Services that are provided by a licensed dental hygienist and that are within his or her scope of practice as defined by State Law.

B.           Covered Services Not Included In the Capitation Payment

1.
School-Based Child Health Services - Medically necessary special education related diagnostic and treatment services provided to children by or on behalf of school districts pursuant to the Individuals with Disabilities Education Act (IDEA) and Connecticut General Statutes (CGS). Diagnostic services must be ordered by a Planning and Placement Team and treatment services must be prescribed in a child's Individualized Education Program (lEP)--and verified by a physician's signature.

2.
Connecticut Birth to Three Program Services - The Connecticut Birth to Three Program, pursuant to the Individuals with Disabilities Education Act (IDEA ) and Connecticut General Statutes (CGS), provides a range of early intervention services for eligible children from birth to three years of age with developmental delays and disabilities. Eligibility of children is determined by Department of Mental Retardation (DMR) staff or entities with which DMR contracts. Services are authorized in an Individualized Family Service Plan (IFSP) and verified by a physician's signature.

3.	All Medicaid covered behavioral health and behavioral health related services described, Appendix N, and the HUSKY contract, are the responsibility of the BHP.

C.           Noncovered Services

1.        Institutions for Mental Disease (IMD) - The federal definition of an IMD is a hospital, nursing facility, freestanding alcohol treatment center, or other institution of more than sixteen (16) beds that is primarily engaged in providing diagnosis, treatment, or care of persons with mental diseases.

Appendix A - MCO Contract 05/07

a.
IMD Exclusion - Medicaid does not cover IMD services (i.e., these services are excluded). States, rather than the Federal Government, have principle responsibility for funding inpatient psychiatric services; therefore, State funding of IMD)s is not through the Medicaid program.

b.	Exceptions - certain individuals are not part of the IMD exclusion (i.e., they are covered by Medicaid for services in IMDs):

i.    inpatient psychiatric services for individuals under age 21;

ii. individuals 65 years of age or older who are in hospitals or nursing facilities that are IMDs.

2.	Services and/or procedures considered to be of an unproven, experimental, or research nature or cosmetic, social, habilitative, vocational, recreational, or educational.

3.	Services in excess of those deemed medically necessary to treat the patient's condition.

4.	Services not directly related to the patient's diagnosis, symptoms, or medical history.

5.	Any services or items furnished for which the provider does not usually charge.

6.
Medical services or procedures in the treatment of obesity, including gastric stapling. When obesity is caused by an illness (hypothyroidism, Cushing's disease, hypothalamic lesions) or aggravates an illness (cardiac and respiratory diseases, diabetes, hypertension) services in connection with the treatment of obesity could be covered services.

7.	Services related to transsexual surgery or for a procedure which is performed as part of the process of preparing an individual for transsexual surgery, such as hormone therapy and electrolysis.

8.           Services for a condition that is not medical in nature.

9.	Routine physical examinations requested by third parties, such as employers or insurance companies.

10.	Drugs that the Food and Drug Administration (FDA) has proposed to withdraw from the market in a notice of opportunity for hearing.

11.           Tattooing or tattoo removal.

12.           Punch graft hair transplants.

13.           Tuboplasty and sterilization reversal.

14.           Implantation of nuclear-powered pacemaker.

15.           Nuclear powered pacemakers.

16.           Inpatient charges related to autopsy.

Appendix A - MCO Contract 05/07

17.	All services or procedures of a plastic or cosmetic nature performed for reconstructive purposes, including but not limited to lipectomy, hair transplant, rhinoplasty, dermabrasion, and chernabrasion.

18.           Drugs solely used to promote fertility.

19.           Drugs used to promote smoking cessation.

20.	Services that are not within the scope of a practitioner's practice under state law.

21.           Drugs used to treat sexual or erectile dysfunction,

Appendix A - MCO Contract

MEDICAL ASSISTANCE PROGRAM POLICIES AND REGULATIONS BY PROVIDER AREA

Provider Area	Policy or Regulation Sections
Birth to Three	Sections 1 7b-262-597 through 17b-262-605 of the Regulations of Connecticut State Agencies
Case Management Services to Persons Under 21	Proposed Regulations
Chiropractic Services	Sections 1 7b-262-535 through 17b-262-545 of the Regulations of Connecticut State Agencies
Clinics	Sections 171 through 171 B. XI of Medical Services Policy and Sections 1 7-1 34d-7 through 17-134d-8, 17-134d-56 and 17-134d-70 through 17-134d-78 of the Regulations of Connecticut State Agencies
Rehabilitation Clinics	Sections 171.2 through 171.2l.lll.k.of Medical Services Policy
Dental Clinics	Sections 171 .3 through 171.3l.lll.f. of Medical Services Policy
Medical Clinics	Sections 171 .4 through 171.4I.IIU. of Medical Services Policy
Dental Services	Sections 184 through 184l.lll.h. of Medical Services Policy and Section 1 7-1 34d-35 of the Regulations of Connecticut State Agencies
Dialysis	Sections 17b-262-651 through 17b-262-660 of the Regulations of Connecticut State Agencies
Early and Periodic Screening, Diagnostic and Treatment Services (Health Track Services)	Included in Regulations with Other Providers
Family Planning, Abortions and Hysterectomies	Sections 173 through 1731. of Medical Services Policy
Home Health Services
Sections 185 through 1851. III. b.4. of Medical Services Policy and Sections 17-134d-37, 17»134d-48, 17-134d-60, 17-134d-62 and 17b-262-1 through 17b-262-9 of the Regulations of Connecticut State Agencies

05/07

Appendix A - MCO Contract

Hospital Inpatient Services
Sections 150.1 through 150.1I.VI.d of Medical Services Policy and Sections 19a-630, 17b-225, 1 7b-238 through 17b-247, 17b-262, 19-1 3D, 19a-490 through 19a-493, 19a-495 of the Regulations of Connecticut State Agencies

Hospital Outpatient Services
Sections 150.2 through 150.2J.V.n of Medical Services Policy and Sections 4-67c(fees), 17-311 (payments), 17-312 (payments), 19a-490 (licensing), 19a-493 (licensing) of the Connecticut General Statutes and Sections 19-1 3D, 17-134d-2 (Medical Care), 17-134d-40 (payments - clinic), 17-134d-63 (out-of-state hospitals), 17-134d-86 (emergency room) of the Regulations of Connecticut State Agencies.

Intermediate Care Facility	Sections 156 through 156l.l.b.6. of Medical Services Policy and Section 17-134d-47 of the Regulations of Connecticut State Agencies.
Independent Radiology and Ultrasound Centers	Sections 17b-262-51 2 through 17b-262-520 of the Regulations of Connecticut State Agencies.
Independent Therapy Services	Sections 17b-262-630 through 17b-262-640 of the Regulations of Connecticut State Agencies.
Laboratory Services	Sections 1 7b-262=641 through 17b-262-650 of the Regulations of Connecticut State Agencies.
Medical Equipment, Devices and Supplies (MEDS)	See Below.
Medical Surgical Supplies	Sections 188 through 188J. of Medical Services Policy
Durable Medical Equipment	Sections 17b-262-672 through 17b-262-682 of Medical Services Policy
Orthotic and Prosthetic Devices	Sections 190 through 190l.iii.k. of Medical Services Policy
Oxygen Therapy	Section 196 of Medical Services Policy and 17-134d-83through 17-134d-85 of the Regulations of Connecticut State Agencies

Appendix A - MCO Contract
05/07

Natureopathic Services	Sections 17b-262-547 through 17b- 262-557 of the Regulations of Connecticut State Agencies
Nurse-Midwifery Services	Sections 17t>262-573 through 17b- 262-585 of the Regulations of Connecticut State Agencies
Nurse Practitioner Services	Sections 17b-262-607 through 17b- 262-618 of the Regulations of Connecticut State Agencies
Pharmacy	Sections 174 through 174H.IV.a.4. of Medical Services Policy and Section 17-134d-81 of the Regulations of Connecticut State Agencies
Physician's Services	Sections 17b-262-337 through 17b- 262-449 of the Regulations of Connecticut State Agencies
Podiatric Services	Sections 179 through 1791.II.b. of Medical Services Policy
Provider Participation	Sections 17b-262-522 through 17b- 262-533 of the Regulations of Connecticut State Agencies
School Based Child Health Services	Sections 17b-262-213 through 17b- 262-224 of the Regulations of Connecticut State Agencies
Skilled Nursing Facility	Sections 154 through 1541.1.b.6. of Medical Services Policy and Sections 17-134d-46, 17-134d-68and 117- 134d-79 of the Regulations of Connecticut State Agencies
Transportation Services	Section 17b-134d-33 of the Regulations of Connecticut State Agencies
Vision Care Services	Sections 17b-262-559 through 17b- 262-571 of the Regulations of Connecticut State Agencies, DSS Policy Transmittal MS 93-18 and DSS Policy Bulletin 98-19.

APPENDIX B
Provider Credentialing and Enrollment Requirements

Appendix B

05/07

HUSKY PROVIDER CREDENTIALING AND ENROLLMENT REQUIREMENTS

1.           Provider Credentialing, and Enrollment Distinction

Provider Credentialing and provider enrollment are separate and distinct processes in the HUSKY Programs. However, Credentialing and enrollment are linked in that these requirements affect direct service providers as well as the manner in which MCOs submit provider network information to the Department of Social Services.

2.           Credentialing Definition

For the purpose of the HUSKY programs, the term Credentialing means the requirements for provider participation specified in the contracts between the Department of Social Services (DSS or the Department) and the MCO (Part II, 3.11, Provider Credentialing and Enrollment). In this section of the contract, the Department specifies the minimum criteria that the MCOs must require for provider participation in a health plan. The MCOs must ensure that their providers meet the Department's Credentialing requirements.

3.           Other Sources Credentialing

Credenting is sometimes used to refer to a variety of requirements or entities, which issue Credentialing standards. Examples include: the MCO's individual Credentialing requirements; the managed care subcontractor's Credentialing requirements; an accreditation organization requirements, such as the National Committee on Quality Assurance (NCQA); the licensure process; a trade organization or association such as the Joint Commission on Accreditation of Health Organizations (JCAHO).

4.           DSS Requirements and Other Credentialing Sources

DSS Credentialing requirements represent the minimum criteria for provider participation in a health plan. The Department will allow flexibility to the MCOs to use more stringent criteria, particularly as it concerns quality level of care for clients. While the MCOs may require additional, more stringent criteria, the Department is concerned with the impact on access to care. Therefore, DSS expects the MCOs to balance the need for stringent Credentialing standards with the need to assure accessibility and continuity of care.

5.           Delegated Credentialing

The contract between the Department and the MCOs permits the plan to delegate Credentialing of individual providers to a facility. However, the MCO is ultimately responsible and accountable to DSS for compliance with the Department's Credentialing requirements.

Appendix B
05/07

HUSKY PROVIDER CREDENTIALING AND ENROLLMENT REQUIREMENTS

For the purpose of HUSKY, delegated credentialing means that the MCO entrusts the Department's credentialing requirements to another entity. MCOs delegate credentialing to a variety of entities depending on the nature of the services and the type of provider.

In delegated credentialing, the MCO remains responsible to DSS to verify and monitor compliance with the Department's credentialing requirements. The Department views delegated credentialing as a form of subcontract, therefore, similar oversight issues arise in the performance of the credentialing requirements. The Department requires the plans to demonstrate and document to DSS the plan's strong oversight of its delegated credentialing facilities. (Part II, Section 3.41 in B 3.44 in A, Subcontracting for Services).

6.           Implications of Delegated Credentialing

In some instances, the MCO credentials the individual provider directly or delegates credentialing of the providers to the following entities:

•      A subcontractor providing specific services (e.g., dental care);
•      A credentialing subcontractor; or
•      A facility (e.g., a freestanding clinic or hospital)

The relationship between the MCO and the delegated entity as well as the interplay with various credentialing requirements may take any number of configurations. Currently, the Department reiterates that the MCO may delegate credentialing of individual providers to a facility (e.g., a school based health center, freestanding clinic or hospital). However, the Department emphasizes that the MCO is ultimately responsible and accountable to DSS for compliance with all of the Department's credentialing requirements.

7.           Oversight of Delegated Credentialing

The Department requires the MCO to demonstrate strong oversight of their delegated credentialing facilities, as with any subcontract. - Therefore, the Department reiterates that these arrangements are subject to the Department's review and approval. For the purpose of delegated credentialing, the MCOs must provide assurances to DSS at a minimum of the following:

•	The MCO and the delegated entity should clearly identify in detail each party's responsibility for credentialing of providers.

•	The Department's credentialing requirements should be clearly identified as well as each party's role in adhering to these requirements.

•
The *credentialing files must be available to the plan in order to perform its oversight of the credentialing requirements. The Department must also have adequate access to credentialing files for the purposes of administering the managed care contracts.

(DSS/MCO HUSKY A Contract, Part II, Section 3.45 "Subcontracting for Services; HUSKY B 3 .42 "Subcontracting for Services".)

Appendix B
05/07

8.       Provider Enrollment Clarifications

For the purpose of HUSKY, the Department refers to provider enrollment as the process of capturing information on providers participating with MCOs contracted by DSS to provide services to clients. This process results in a profile of an MCO's provider network.    The MCOs submit the provider network information to DSS via the Department's agent on a continuous basis. The Department utilizes the provider network information to facilitate the administration of managed care contracts and- the Medicaid program.

Provider enrollment information serves the following purposes:

a)	to evaluate each MCO's service area and access to services which are used to establish enrollment ceiling or cap (currently summarized by plan submittals of provider tables);

b)	to provide accurate information to clients for the purpose of client enrollment in an MCO; and

c)	to maintain each plan's provider network information consistent with the provider directory.

Based on the previous discussion of credentialing, the Department clarifies the relationship between credentialing or delegated credentialing and provider enrollment as follows:

a)      Enrollment for purposes of cap determination.

-	The MCO must credential and enroll individual providers when the providers are counted towards the member enrollment ceiling.

-	DSS credentialing requirements and provider enrollment processes also apply to individual providers in a facility when the individual provider is included in the count for cap determination.

-
The MCO may delegate credentialing of individual providers to a facility (e.g., a clinic or hospital) and enroll the facility as such. In this case, -neither the facility nor the individual providers are provided in the count for cap determination.

b)           Enrollment for purposes of accurate information to clients

-
The MCO must enroll and credential individual providers as well as facilities in order to maintain accurate and updated information on the providers participating with a health plan. The provider network information is used by the Department's enrollment broker during enrollment.

-
The Department stresses the importance of maintaining provider network information accurate and up-to-date. It is crucial that clients should have access to provider network information during the MCO select-ion process.

  Appendix B
05/07

c)       Enrollment for purposes of inclusion in the provider network directory.

-	The MCO must credential and enroll individual providers when the providers are included and listed as individual providers in the health plan's provider directory.

-	DSS credentialing requirements and provider enrollment processes also apply to individual providers in a facility when the individual provider is included and listed in the provider directory.

-
If the 14CO delegates credeintialing of individual providers to a      facility and enrolls the facility, the facility is included and listed in the provider directory. The facility's individual providers are listed in the provider directory. The facility's providers are not listed in the provider directory.

9.        Specific Issues and DSS Credentialing Requirements

a)      Medicaid participation

The MCO or the delegated credentialing entity is responsible for the determination and verification that the provider meets the minimum requirements for Medicaid participation. The MCO or its -subcontractors may not delegate this provision to the Department nor require providers to enroll or participate in fee-for-service Medicaid to fulfill the requirement. While the Department encourages the MCO to contract with traditional and existing Medicaid providers, Medicaid participation in itself is not a requirement of the HUSKY contracts.

b)      Allied Health Professional Licensed Clinics or Hospitals

The Department pays freestanding clinics participating in the Medicaid program for a variety of services. In Connecticut, clinic services include for example, medical services, well-child care, dental care, mental health and substance abuse services, rehabilitation services and other services. Clinic providers must meet federal and state requirements for participation in the Medicaid program. In accordance with Title 42 of the Code of Federal Regulations, Part 440.90 and Section 171 of the Medical Services Policy of the Connecticut Medical Assistance Program, clinic services are provided by or under the direction or a physician, dentist or psychiatrist.

The physician direction requirement means that the free-standing clinic's services may be provided by the clinic's allied health professionals whether or not the physician is physically present at the time that the services are provided. An allied health professional is further defined as an individual, employed in a clinic, who is qualified by special education and training, skills, and experience in providing care and treatment. The clinic is staffed by physicians and allied health professionals who are directly involved in the facility's programs. The allied health professionals provide services under the direction of a physician who is a licensed practitioner performing within the scope of his/her practice.

Appendix B
05/07
Based on the Department's definition of clinic services, the services provided by allied health professionals are included under the terms of the contracts between the Department and the MCOs.

As with all services, clinic services must be properly credentialed according to the Department's requirements, including licensure and certification standards. Allied health professionals may have licensure or certification requirements, such as Certified Addition Counselors or Licensed Social Workers. In accordance with the Department's definition, other allied health professions may qualify by virtue of their skills or experience and must function under the direction of a physician. In this case- the directing physician, as opposed to the allied health professional, is subject to the credentialing requirements as well as provider enrollment. The MCO may credential the physician directly or may delegate credentialing.

The Department's provisions for credentialing, delegated and provider enrollment would remain in effect for the directing physician (please refer to Section 8, Provider Enrollment Clarifications).

c)  NCQA Standards and DSS requirements

While NCQA standards do not address credentialing of allied health professionals, services provided by allied health professionals may qualify for reimbursement by virtue of their skills or experience, however, the allied health professionals must function under the direction of a physician. In this case, the directing physician is subject to the credentialing requirements.

APPENDIX C

EPSDT Periodicity & Immunization Schedules

Appendix C - MCO Contract (document 1 of 3)

HEALTHRACK/EPSDT PERIODICITY SCHEDULE OF PREVENTIVE HEALTH SERVICES Department of Social Services05/07
	INFANCY								EARLY CHILDHOOD
AGE	NB	2-4 DAYS (1)	2 Weeks	2 mo.	4 mo.	6 mo.	9 mo.	12 mo.	15 mo.	18 mo.	24 mo.	3yr.	4yr.	'5yr.
Screening Components
History: Initial/Interval	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Physical Examination (2)	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Height/Weight	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Head Circumference	X	X	X	X	X	X	X	X	X	X	X
Blood Pressure												X	X	X
Health Education (3) Anticipatory Guidance	SEE ATTACHED RECOMMENDATIONS
Developmental / Beh. Assessment (4)	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Immunizations (5)	SEE ATTACHED IMMUNIZATION SCHEDULE
Hereditary Metabolic Screening (6)	X →
Lead Screening (7)							X →				X
Hematocrit/ Hemoglobin							X →		W-HR	W-HR	X	W-HR	W-HR	W-HR
Cholesterol Screening											HR	HR	HR	HR
Tuberculin Test								HR	HR	HR	HR	HR	HR	HR
Hearing Screening	O	S	S	S	S	S	S	S	S	S	S	S	O*	O
Vision Screening	S	S	S	S	S	S	S	S	S	S	S	O*	O	O
Initial Dental Referral (9)											X →
Evaluate Dental Fluoride Access						X	X	X	X	X	X	X	X	X

Key:   X = To be performed; HR = To be performed for patients at risk; S = Subjective, by history; O = By Objective Standardized Test (SNELLEN; AUDIOMETRIC); ← → = The range during which a service may be provided, * If child uncooperative, re-screen within 6 months. W-HR= Required by WIC. Covered for WIC clients or high risk clients. Footnotes:   (1) For Newborns discharged less than 48 hours after delivery; (2) At each visit, a complete physical examination is essential, with infant totally unclothed, older child undressed and suitably draped; (3) Age appropriate/patient specific health education and counseling should be part of every visit; (4) By history and appropriate physical examination; if suspicious, by specific objective developmental testing; (5) Childhood immunizations are based on age and health history, and should be screened each visit. (6) Metabolic Screening (e.g., thyroid, hemoglobinopathies, PKU,

EPSDT2001.DOC

1

Appendix C - MCO Contract (document 1 of 3)
HEALTHTRACK/EPSDT PERIODICITY SCHEDULE OF PREVENTIVE HEALTH SERVICES
Department of Social Services05/07

galactosemia) should be done according to State law. Sickle Cell Screening if appropriate; (7) Further venous blood level measurement is required for children showing elevated lead level (greater than or equal to 10 ug/deciliter of whole blood); Children aged 2-5 should be screened at annual exam if there is no record of a negative lead screen. (9)Earlier referral should be made if problem indicated.

	MIDDLE CHILDHOOD			ADOLESCENCE
Age:	6 yr.	7-8 yr. (b)	9-10 yr. (b)	11 yr.	12 yr.	13 yr.	14 yr.	15 yr.	16 yr.	17 yr.	18 yr.	19 yr.	20 yr.	21 yr. *
Screening Components
History: Initial/Interval	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Physical Examination (2)	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Height/Weight	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Blood .iPressure	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Health Education (3) Anticipatory Guidance	SEE ATTACHED RECOMMENDATIONS
Developmental / Ben. Assessment (4)	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Immunizations (5)	SEE ATTACHED IMMUNIZATION SCHEDULE
Hematocrit / Hemoglobin				← (9) →
Urinalysis				← (10) →
Cholesterol Screening	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR
Tuberculin Test	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR	HR
Pelvic 'Exam/PAP Smear					← (11)
STD Screenings					← (12)
Healing Screening	0(8)	0(8)	O	S	O	S	S	O	S	S	O	S	S	S
Vision Screening	0(8)	0(8)	O	S	O	S	S	O	S	S	O	S	S	S
Evaluate Dental Fluoride Access	X	X	X	X

Key:   X = To be performed; HR = To be performed for patients at risk; S = Subjective, by history; O = By Objective Standardized Test; <—» = The range during at which a service may be provided; * Appropriate provision of EPSDT services is required through age 20, up to, but not including, the 21st birthday, (b) Biannually, at 2 year intervals. Footnotes:(2) At each visit, a complete physical examination is essential with infant totally undressed and older child undressed and suitably draped; (3) Age appropriate and patient specific health education and counseling should be a part of every visit; (4) By history and appropriate physical examination, if suspicious, by specific objective developmental testing; (5) Childhood Immunizations are based on age and health history and should be screened each visit. (8) State law requires screening at school. Screening should be done if there is evidence it was not done at school. (9) Hemoglobin or Hematocrit to be administered xl during adolescence, annually for menstruating females that are at risk for anemia; (10) Urinalysis to be administered xl during adolescence, annually for sexually active clients at risk for STD's (i.e. gonorrhea, syphilis/serology, chlamydia, HIV, etc.); (11) All sexually active females should have a pelvic examination and a routine pap smear annually. A pelvic examination and routine pap smear should be offered as part of preventive health maintenance between 18-21 years. (12) All sexually active patients should be screened for sexually transmitted diseases (STD's) EPSDT2001.DOC

Appendix C - MCO Contract
Document 2 of 3
05/07

State of Connecticut
Department of Social Services
Health Care Financing Division
25 Sigourney Street
Hartford, CT 06106-5033

PB 2001-18   Policy Transmittal 2001-07 March 20,2001

Michael P. Starkowski Deputy Commissioner
Contact: James Linnane (860) 424-5111
Effective Date:  July 1. 2001

TO:   Physicians, Clinics, Hospitals, Managed Care Plans, Nurse Practitioners, Home Health Agencies, Nurse Midwives, Dentists and Dental Hygienists

SUBJECT: New EPSDT (Early, and Periodic Screening. Diagnosis and Treatment Services)PeriodicityScheduleand Immunization Schedule

The Department of Social Services is revising the EPSDT Periodicity Schedule to follow the recently issued American Academy of Pediatrics (AAP) guidelines. This Policy Transmittal contains the EPSDT Periodicity Schedule that is to be effective as of 7/1/2001 and a revised immunization schedule.   Please replace the enclosed pages in Chapter 8 of your Connecticut Medical Assistance Provider Manual. Changes to the periodicity schedule include the following:

-
A   newborn   hearing   screening   is   now   required  by   Connecticut   law   and   is recommended by the AAP.    Therefore, this screening is being changed from a subjective to objective screen on the periodicity schedule.

-	Infants at high risk for tuberculosis should receive a tuberculin test at 12 months, 15
-	months and 18 months.
-
Infants who have anemia at 1 year should be retested for it at 15 and 18 months. a   A hematocrit/hemoglobin test has been added at age 2 in accordance with AAP guidelines. The hematocrit/hemoglobin test should be repeated for high-risk clients and WIC clients at age 3, 4, and 5.

-
The 3-year-old vision screening has been changed from subjective to objective. An asterisk has been added indicating that if the child is uncooperative, he or she should be rescreened within six months.

Appendix C - MCO Contract
Document 2 of 3
05/07
-
Objective hearing and vision screenings have been added to the periodicity schedule for ages 6 and 8. Section 10-214 of the Connecticut General Statutes requires local or regional boards of education in Connecticut to provide these screenings in kindergarten through sixth grade. Objective hearing and vision screenings should be done by the Primary Care Provider (PCP) at age 6 and 8 if there is reason to believe that the screenings were not done at school.

-	A note has been added that the screenings given at age 7-8 and age 9-10 should be performed at two-year intervals.

The American Academy of Pediatrics recommends a prenatal visit to a pediatrician for high-risk parents. Such a visit is medically necessary for the well-being of a yet-to-be-born child and is a covered EPSDT service under Connecticut Medicaid.

The new Recommended Childhood Immunization Schedule recommends administering four doses of pneumococcal conjugate vaccine at age 2 months, 4 months, 6 months and 12-15 months The immunization schedule recommends administration of "DTaP" not "DTP" at age 2 months, 4 months, 6 months, 15-18 months and 4-6 years. Hepatitis A appears on the immunization schedule as recommended in some parts of the United States, but is not a recommended vaccine in Connecticut.

A new Women, Infants and Children (WIC) Coordinators contact sheet is also included.

Posting Instructions: Holders of the Connecticut Medical Assistance Program Provider Manual should replace the current EPSDT Periodicity Schedule, Immunization Schedule and WIC Coordinators contact sheet with the attached schedules and contact sheet for use effective 7/1/2001. Policy transmittals can also be downloaded from EDS' Web site at www.ctmedicalprogram.com.

Distribution: This policy transmittal is being distributed to holders of the Medical Services Policy Manual by EDS, and the Medicaid Mailing List by the Department of Social Services. Managed Care Organizations are requested to send this information to their network providers and subcontractors.

Responsible Unit: DSS, HUSKY, James Linnane, Manager, Program Analysis and Enrollment at (860) 424-5111.

Date Issued: March 20, 2001

Connecticut Department of Social Services
Medical Assistance Program
Provider Bulletin

PB 2005-59                                                            November 2005

TO:                     Physicians, Nurse Practitioners, Freestanding Clinics, Hospitals and Managed Care Organizations (MCOs)

SUBJECT:    Revised Immunization Schedule

This bulletin is being sent to inform you that the Department of Social Services has revised the Childhood Immunization Schedule in the Provider Manual for Providers listed above to be consistent with the latest immunization schedule of the American Academy of Pediatrics, the American Academy of Family Physicians and the Centers for Disease Control.

Changes to the Immunization Schedule include:

1)	Influenza immunizations are now recommended for all children age 6-23 months, and all older children who are in households with children age 0-23 months or at risk for complications from influenza.

2)         The recommendations for the timing of the Hepatitis B Series have changed.

3)	Administration of PPV (pneumococcal polysaccharide vaccine) is now recommended in addition to PCV (pneumococcal conjugate vaccine) for certain high risk groups.

Further information about these changed recommendations is available at http://www.cispimmunize.org.

MCOs are requested to send this information to their network providers and subcontractors.

This bulletin and other program information can be found at www.ctmedicalprogram.com.  Questions regarding this bulletin may be directed to the EDS Provider Assistance Center - Monday through Friday from 8:30 a.m. to 5:00 p.m. at: In-state toll free 800-842-8440 or Out-of-state or in the local New Britain, CT area 860-832-9259.  EDS Hartford, PO Box 299 CT 06104

DEPARTMENT OF HEALTH AND HUMAN SERVICES
CENTERS FOR DISEASE CONTROL AND PREVENTION (CDC)

Appendix D

Detailed Marketing Guidelines
1)           General HUSKY marketing materials

Marketing materials are defined as all media, including brochures and leaflets; newspaper, magazine, radio, television, billboard and yellow pages advertisements; and presentation materials used by MCO representatives.

The DEPARTMENT will not restrict the MCO's general communications to the public. However, the MCO must obtain prior approval from the DEPARTMENT prior to any written material or advertisement that is mailed to, distributed to, or aimed at HUSKY recipients or individuals potentially eligible for HUSKY, specifically, material that mentions Medicaid, Medical Assistance, Title XIX, Title XXI State Children's Health Insurance Program (SCHIP) or HUSKY. Examples of HUSKY-specific materials would be those which are in any way targeted to HUSKY populations (such as billboards or bus posters disproportionately located in low-income neighborhoods); those that mention the MCO's HUSKY product name; or those that contain language or information specifically designed to attract HUSKY enrollment.

2)           General MCO marketing/advertising

All MCO-specific marketing activities for the HUSKY population, as defined above, and all marketing materials /advertising put forth by HUSKY-only MCO require DEPARTMENT prior approval.

In determining whether to approve a particular marketing activity, the DEPARTMENT will apply a variety of criteria, including, but not limited to:

a)	Accuracy: The content of the material must be accurate. Any information that is deemed inaccurate will be disallowed.

b)
Misleading references to the MCO's positive attributes: Misleading information will be disallowed even if it is accurate. For example, the MCO may seek to advertise that its health care services are free to its' Medicaid (HUSKY A) Members. In this situation, DEPARTMENT would disallow the language since this could be construed by Members as being a particular advantage of the plan (e.g. they might believe they would have to pay for health services if they chose another MCO or remained in fee-for-service).

c)
Threatening Messages: MCOs shall not imply that the managed care program or the failure to join a particular MCO would endanger the Member's health status, personal dignity, or the opportunity to succeed in various aspects of their lives. MCOs are strictly prohibited from creating threatening implications about the State's mandatory assignment process for HUSKY A Members or other aspects of the HUSKY A or HUSKY B programs.

d)	MCO's Legitimate Strengths: MCOs may differentiate themselves by promoting their legitimate positive attributes.

3)           MCO advertising at provider care sites

Promotional and health education materials at care delivery sites (including patient waiting areas) are permitted, subject to prior DEPARTMENT content approval. MCO member services staff may provide member services (e.g. face-to-face member

05/07

education) at provider care sites, however, face-to-face meetings, for purposes of marketing, at care delivery sites between individual Members and MCO staff are not permitted.

4)            MCO advertising in DEPARTMENT eligibility offices

MCOs may make their materials available at DEPARTMENT offices only through the DEPARTMENT or its agent. This restriction applies to all eligibility offices, including those based in hospitals. MCO marketing staff and provider staff are not permitted to solicit Member enrollment by positioning themselves at or near eligibility offices. Note that the only face-to-face marketing activities allowed are those directly permitted under items #5, #7, #11 and #12 of these guidelines. All other face-to-face marketing activities are prohibited.

5)            Provider communications with HUSKY patients about MCOoptions

DEPARTMENT marketing restrictions apply to the MCO's participating providers as well as to the MCOs. MCOs must notify all of their participating providers of the DEPARTMENT marketing restrictions and provide them with a copy of this document.

Each provider entity is allowed to notify its patients of the HUSKY-certified MCOs it participates in, and to explain that the patients must enroll in one of these MCOs if they wish to preserve their existing relationship. This must be done through written materials prior-approved by DEPARTMENT, and must be distributed to HUSKY patients without regard to health status. Providers must not indicate a preference between the MCOs in which they participate.

6)            Member-initiated telephone conversations with MCOS and providers

These conversations are permitted and do not require prior approval by the DEPARTMENT, but information given to potential Members, during such telephone conversation must be in accordance with the DEPARTMENT'S marketing guidelines. However, telephone conversations must be initiated by the potential Member, not by the MCO staff (or provider staff). MCOs and providers may return calls to Members and potential Members when Members and potential Members leave a message requesting that this occur.

7)            Member-initiated one-on-one meetings with MCO staff prior to enrollment

Such meetings, when requested by the Member, are permitted but may not occur at a participating provider's care delivery site or at the Member's residence. These meetings must occur at the MCO's offices or another mutually-agreed upon public location. All verbal interaction with the Member must be in compliance with the DEPARTMENT'S marketing guidelines.

8)            Mailings by MCO in response to Member requests

MCO mailings are permitted in response to Member verbal or written requests for information. The content of such mailings must be prior-approved by the DEPARTMENT. MCOs may include gifts of nominal value (unit cost less than $2, e.g. magnets, pens, bags, jar grippers, etc.) in these mailings.

9)            Unsolicited MCO mailings

MCOs are permitted to send unsolicited mailings. The content of such mailings must be prior-approved by DEPARTMENT. In addition, the target audiences must be prior-approved by DEPARTMENT, and the MCOs must explain how they obtained the list of names, addresses and phone numbers.

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10)           Telemarketing

Telemarketing is not a permitted marketing activity

11)           MCO group meetings held at MCO

These meetings must be prior approved by the DEPARTMENT. The MCO may not notify prospective Members until DEPARTMENT prior approval has been obtained

12)	MCO group meetings held in public facilities, churches, health fairs, or other community sites

These are permitted activities as long as DEPARTMENT approved materials are utilized in the presentations and the DEPARTMENT'S marketing guidelines are followed. The DEPARTMENT reserves the right to monitor such meetings on an ad hoc basis. MCOs are required to notify the DEPARTMENT sufficiently in advance to allow DEPARTMENT representatives to attend such meetings in order to monitor MCO activities if desired. As soon as the MCO has scheduled these activities, the DEPARTMENT should be notified.

13)           MCO group meetings held in private clubs or homes

These activities are prohibited. The only permitted group meetings are those described under items #11 and #12.

14)           Individual solicitation, residences

MCO (and provider) staff are not permitted to visit potential Members at their places of residence for purposes of explaining MCO features and promoting enrollment. This prohibition is absolute, and applies even in situations where the potential Member desires and/or requests a home visit. MCO staff can visit Member homes after enrollment becomes effective, as part of their orientation/education efforts.

15)           Gifts, cash incentives, or rebates to potential Members and members.

MCOs (and their providers) are prohibited from disseminating gift items, except those of a nominal value (pens, key chains, magnets, etc.), to potential Members. DEPARTMENT-approved written materials may also be disseminated to prospective Members along with similar nominal value gifts. MCOs may give items of nominal value (unit cost less than $2), with their logo on it, to persons (potential Members and others) attending health fairs, presentations at community forums organized through or other sanctioned events, with DEPARTMENT approval. Such items would include magnets, pens, bags, plastic band-aid dispensers, etc. Pre-approved nominal value items may also be included with new Member information packets.

16)           Gifts to Members for specific health-related events

Gifts to Members are allowed for medically "good" behavior (e.g. baby T-shirt showing immunization schedule once a woman completes targeted series of prenatal visits). All such gifts, including any written materials included with them (or on them), must be prior-approved by the DEPARTMENT. The criteria for providing such gifts must also be prior-approved by DEPARTMENT. MCOs must not provide gifts in any situations other than those that have been prior-approved by DEPARTMENT. Additional DEPARTMENT prior approval is required for all additional uses of the gift items or for new gifts.

The DEPARTMENT may approve magnets, phone labels, and other nominal items that reinforce a MCO's care coordination programs (e.g. through advertising the Member Services hotline and/or the PCP office phone number). All such items must be prior-approved by the DEPARTMENT. The criteria for disseminating this information must

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also be prior-approved, although the DEPARTMENT is likely to be amenable to the MCOs inclusion of this information in "welcome" packets sent to new Members.

Health education videos are also allowed, but must be prior-approved by DEPARTMENT.

17)            Phoning by Members from health care provider locations

Providers may provide the use of a phone to potential HUSKY Members or HUSKY Members subject to the following restrictions:

a)      MCO or provider staff may not coach or instruct the caller;

b)	Privacy must be given to the MEMBER during their phone conversation with the HUSKY application and enrollment center.

18)	Non-alcoholic beverages and light refreshments for potential Members at meetings

Non-alcoholic beverages and light refreshments are permitted at DEPARTMENT approved group meetings.

19.)	Use of HUSKY Name; HUSKY Logo and Mandatory Language Requirements

MCOs will be allowed use of the HUSKY logo and name for use in their marketing materials, subject to the following:

a)	must be used in conjunction with the following language unless alternative language has been prior approved by the DEPARTMENT.

HUSKY gives families the freedom of choice to enroll in one of several participating health plans. Toll-free information: 1-877-CT-HUSKY;

b)	the above mandatory language must be placed in the vicinity of the HUSKY logo; and

c)	the font size for the HUSKY phone number cannot be smaller than the MCOs member services phone number.

	Type of Marketing Activity	Permitted	Not Permitted	Permitted With DEPARTMENT Approval
1	General HUSKY marketing materials			X
2	General, MCO advertising/marketing			X
3	MCO advertising in provider care sites			X
4	MCO advertising in all DEPARTMENT- eligibility offices, including hospital-based (Must be made available only through the DEPARTMENT or its agent)			X
5	Provider communications with Medicaid patients about MCO options			X
6	Member-initiated telephone conversations with MCO and Provider staff	X

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7	Member-initiated one-on-one meetings with MCO staff prior to enrollment	X
8	Mailings by MCO in response to Member requests			X
9	Unsolicited MCO mailings to Members			X
10	Telemarketing		X
11	MCO group meetings, held at MCO			X
12	MCO group meetings held in public facilities such as churches, health fairs, WIC program or other community sites			X
13	MCO group meetings held in private clubs or homes		X
14	Individual solicitation at residences		X
15
Items of nominal value along with written information about the MCO or general health education information to potential Members (given at such places as health fairs, community forums or other events approved by the Department) or included in new Member information packets.
X
16	Gifts to Members (e.g. baby T-shirt showing immunization schedule) based on specific health events unrelated to enrollment			X
17	Phoning by Members from health care provider locations	X
18	Non-alcoholic beverages and light refreshments (e.g. fruit, cookies) for potential Members at meetings (may not mention refreshments in advertisements for meetings)	X

APPENDIX E
Standards for Internal Quality Assurance Programs
For Health Plans

Appendix E - MCO Contract 05/07

STANDARDS FOR INTERVAL QUALITY ASSURANCE PROGRAMS FOR HEALTH PLANS

Standard I: Written QAP Description

The organization has a written description of its Quality Assurance Program (QAP). This written description meets the following criteria:

A.
Goals and objectives - There is a written description of the QA program with detailed goals and annually developed objectives that outline the program structure and design and include a timetable for implementation and accomplishment.

B.           Scope -

1.
The scope of the QAP is comprehensive, addressing both the quality of clinical care and quality of non-clinical aspects of services, such as and including: availability, accessibility, coordination, and continuity of care.

2.
The QAP methodology provides for review of the entire range of care provided by the organization, by assuring that all demographic groups, care settings (e.g. inpatient, ambulatory, [including care provided in private practice offices] and home care), and types of services (e.g. preventive, primary, specialty care and ancillary) are included in the scope of the review. This review should be carried out over multiple review periods and not on just a concurrent basis.

C.
Specific activities - The written description specifies quality of care studies and other activities to be undertaken over a prescribed period of time, and methodologies and organizational arrangements to be used to accomplish them. Individuals responsible for the studies and other activities are clearly identified and are appropriate.

D.	Continuous activity - The written description provides for continuous performance of the activities, including tracking of issues overtime.

E.     Provider review - The QAP provides:

1.	Review by physicians and other health professionals of the process followed in the provision of health services;

2.	Feedback to health professionals and health plan staff regarding performance and patient results.

F.	Focus on health outcomes - The QAP methodology addresses health outcomes to the extent consistent with existing technology.

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Appendix E - MCO Contract
05/07

Standard II: Systematic Process of Quality Assessment and Improvement

The QAP objectively and systematically monitors and evaluates the quality and appropriateness of care and service provided members, through quality of care studies and related activities, and pursues opportunities for improvement on an ongoing basis.

A.            Specification of clinical or health services delivery areas to be monitored

1.	Monitoring and evaluation of clinical issues reflects the population served by the health plan, in terms of age groups, disease categories, and special risk status.

2.
For the Medicaid population, the QAP monitors and evaluates at a minimum, care and services in certain priority areas of concern selected by the State. It is recommended that these be taken from among those identified by the Health Care Financing Administration's (HCFA's) Medicaid Bureau and jointly determined by the State and the Managed Care Organization (MCO).

3.	At its discretion and/or as required by the State Medicaid agency, the MCO's QAP also monitors and evaluates other aspects of care and service.

B.            Use of quality indicators

Quality indicators are measurable variables relating to a specified clinical or health services delivery area, which are reviewed over a period of time to monitor the process of outcomes of care delivered in that area.

1.	The MCO identifies and uses quality indicators that are measurable, objective, and based on current knowledge and clinical experiences.

2.
For the priority area selected by the State from the HCFA Medicaid Bureau's list of priority clinical and health service delivery areas of concern, the MCO monitors and evaluates quality of care through studies, which include, but are not limited to, the quality indicators also specified by the HCFA Medicaid Bureau.

3.	Methods and frequency of data collection are appropriate and sufficient to detect need for program change.

C.            Use of clinical care standards/practice guidelines

1.	The QAP studies and other activities monitor quality of care against clinical care or health services delivery standards or practice guidelines specified for each area identified.

2.	The clinical standards/practice guidelines are based on reasonable scientific evidence and are developed or reviewed by plan providers.

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Appendix E - MCO Contract

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3.	The clinical standards/practice guidelines focus on the process and outcomes of health care delivery, as well as access to care.

4.	A mechanism is in place for continuously updating the standards/practice guidelines.

5.	The clinical standards/practice guidelines shall be included in provider manuals developed for use by HMO providers or otherwise disseminated to the providers as they are adopted.

6.	The clinical standards/practice guidelines address preventive health services.

7.	The clinical standards/practice guidelines are developed for the full spectrum of populations enrolled in the plan.

8.
The QAP shall use these clinical standards/practice guidelines to evaluate the quality of care provided by the MCO's providers, whether the providers are organized in groups, as individuals, as IPAs, or in a combination thereof.

D.           Analysis of clinical care and related services

1.
Appropriate clinicians monitor and evaluate quality through review of individual cases where there are questions about care and through studies analyzing patterns of clinical care and related service. For quality issues identified in the QAP's targeted clinical areas, the analysis includes the identified quality indicators and uses clinical care standards or practice guidelines.

2.	Mulitdisciplinary teams are used, where indicated, to analyze and address system issues.

3.	For the D.1. and D.2. above, clinical and related services requiring improvement are identified.

E.           Implementation of remedial/corrective actions

The QAP includes written procedures for taking appropriate remedial action whenever, as determined under the QAP, inappropriate or substandard services are furnished, or services that should have been furnished were not.

These written remedial/corrective action procedures include:

1.	Specification of the types of problems requiring remedial/corrective action.

2.	Specification of the person(s) or body responsible for making the final determinations regarding quality problems.

3.      Specific actions to be taken.

4.	Provision of feedback to appropriate health professionals, providers and staff.

5.      The schedule and accountability for implementing corrective actions.

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Appendix E - MCO Contract
05/07

6.	The approach to modify the corrective action if improvements do not occur.

7.	Procedures for terminating the affiliation with the physician, or other health professional or provider.

F.           Assessment of effectiveness of corrective actions

1.	As actions are taken to improve care, there is monitoring and evaluation of corrective actions to assure that appropriate changes have been made. In addition, changes in practice patterns are tracked.

2.	The MCO assures follow-up on identified issues to ensure that actions for improvement have been effective.

G.           Evaluation of continuity and effectiveness of the QAP

1.      The MCO conducts a regular and periodic examination of the scope and content of the QAP to ensure that it covers all types of services in all settings, as specified in standard l-B-2.

2.
At the end of each year, a written report on the QAP is prepared which addresses: QA studies and other activities completed, trending of clinical and services indicators and other performance data; demonstrated improvements in quality; areas of deficiency and recommendations for corrective action; and an evaluation of the overall effectiveness of the QAP

3.	There is evidence that QA activities have contributed to significant improvements in the care and services delivered to members.

Standard III:  Accountability to the Governing Body

The QA committee is accountable to the governing body of the managed care organization. The governing body should be the board of directors, or a committee of senior management may be designated in instances in which the board's participation with QA issues is not direct. There is evidence of a formally designated structure, accountability at the highest levels of the organization, and ongoing and/or continuous oversight of the QA program. Responsibilities of the Governing Board for monitoring, evaluating, and making improvements to care include:

A.	Oversight of the QAP - There is documentation that the governing body has approved the overall QAP and the annual QAP.

B.
Oversight of entity - The Governing Body has formally designated an accountable entity or entities within the organization to provide oversight of QA, or has formally decided to provide such oversight as a committee of the whole.

C.	QAP progress reports - The Governing body routinely receives written reports from the QAP describing actions taken, progress in meeting QA objectives, and improvements made.

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Appendix E - MCO Contract
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D.
Annual QAP review - The Governing Body formally reviews on a periodic basis (but no less frequently than annually) a written report on the QAP which includes: studies undertaken, results, subsequent actions, and aggregate data on utilization and quality of services rendered, to assess the QAP's continuity, effectiveness and current acceptability.

E.
Program modification - Upon receipt of regular written reports from the QAP delineating actions taken and improvements made, the Governing Body takes actions when appropriate and directs that the operational QAP be modified on an ongoing basis to accommodate review findings and issues of concern within the MCO. Minutes of the meetings of the Governing Board demonstrate that the Board has directed and followed up on necessary actions pertaining to QA.

Standard IV: Active QA Committee

The QAP delineates an identifiable structure responsible for performing QA functions within the MCO. The committee or other structure has:

A.
Regular meetings - The structure/committee meets on a regular basis with specified frequency to oversee QAP activities. This frequency is sufficient to demonstrate that the structure/committee is following up on all findings and required actions, but in no case are such meetings less frequent than quarterly.

B.	Established parameters for operating -The role, structure and function of the structure/committee are specified.

C.	Documentation - There are contemporaneous records documenting the structure's/committee's activities, findings, recommendations and actions.

D.	Accountability - The QAP committee is accountable to the Governing Body and reports to it (or its designee) on a scheduled basis on activities, findings, recommendations and actions.

E.	Membership - There is active participation in the QA committee from health plan providers, who are representative of the composition of the health plan's providers.

Standard V: QAP Supervision

There is a designated senior executive who is responsible for program implementation. The organization's Medical Director has substantial involvement in QA activities.

Standard VI:  Adequate Resources

The QAP has sufficient material resources, and staff with the necessary education, experience, or training; to effectively carry out its specified activities.

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Appendix E - MCO Contract
05/07

Standard VII: Provider Participation in the QAP

A.	Participating physicians and other providers are kept informed about the written QA plan.

B.	The MCO includes in all its provider contracts and employment agreements, for both physicians and nonphysician providers, a requirement securing cooperation with the QAP.

C.	Contracts specify that hospitals, physicians, and other contractors will allow the MCO access to the medical records of their members.

Standard VIII: Delegation of QAP Activities

The MCO remains accountable for all QAP functions, even if certain functions are delegated to other entities. If the MCO delegates any QA activities to contractors.

A.	There is a written description of delegated activities; the delegate's accountability for these activities; and the frequency of reporting to the MCO.

B.	The MCO has written procedures for monitoring the implementation of the delegated functions and for verifying the actual quality of care being provided.

C.	There is evidence of continuous and ongoing evaluation of delegated activities, including approval of quality improvement plans and regular specified reports.

Standard IX: Enrollee Rights and Responsibilities

The MCO demonstrates a commitment to treating members in a manner that acknowledges their rights and responsibilities.

A.        Written policy on enrollee rights

The MCO has a written policy that recognizes the following rights of members:

1.	To be treated with respect, and recognition of their dignity and need for privacy;
2.	To be provided with information about the MCO, its services, the practitioners providing care, and members' rights and responsibilities;
3.	To be able to choose primary care practitioners, within the limits of the plan network, including the right to refuse care from specific practitioners;
4.      To participate in decision-making regarding their health care;
5.      To voice grievances about the MCO or care provided;
6.      To formulate advance directives; and

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05/07

7. To have access to his/her medical records on accordance with applicable Federal and State laws.

B.
Written policy enrollee responsibilities - The MCO has a written policy that addresses members' responsibility for cooperating with those providing health care services. This written policy addresses members' responsibility for:

1.	Providing, to the extent possible, information needed by professional staff in caring for the member; and

2.	Following instructions and guidelines given by those providing health care services.

C.	Communication of policies to providers - A copy of the organization's policies on members' rights and responsibilities is provided to all participating providers.

D.	Communication of policies to enrollees/members - Upon enrollment, members are provided a written statement that includes information on the following:

1.      Rights and responsibilities of members;

2.	Benefits and services included and excluded as a condition of memberships, and how to obtain them, including a description of:

a.	Any special benefit provisions (example, co-payment, higher deductibles, rejection of claim) that may apply to service obtained outside the system; and

b.      The procedures for obtaining out-of-area coverage;

3.      Provisions for after-hours and emergency coverage;

4.      The organization's policy on referrals for specialty care;

5.      Charges to members, if applicable, including:

a.      Policy on payment of charges; and

b.      Co-payment and fees for which the member is responsible.

6.	Procedures for notifying those members affected by the termination or change in any benefit services, or service delivery office/site;

7.	Procedures for appealing decisions adversely affecting the members' coverage, benefits, or relationship with the organization;

8.      Procedures for changing practitioners;

9.      Procedures for disenrollment; and

10.	Procedures for voicing complaints and/or grievances and for recommending changes in policies and services.

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E.	Enrollee/member grievance procedures - The organization has a system(s) linked to the QAP, for resolving members' complaints and formal grievances. This system includes:

1.	Procedures for registering and responding to complaints and grievances in a timely fashion (organizations should establish and monitor standards for timeliness);

2.	Documentation of the substance of the complaint or grievances, and actions taken;

3.      Procedures to ensure a resolution of the compliant or grievance;

4.	Aggregation and analysis of complaint and grievance data and use of the data for quality improvement; and

5.      An appeal process for grievances.

F.	Enrollee/member suggestions - Opportunity is provided for members to offer suggestions for changes in policies and procedures.

G.	Steps to assure accessibility of services - The MCO takes steps to promote accessibility of services offered to members. These steps include:

1.	The points of access to primary care, specialty care and hospital services are identified for members;

2.    At a minimum, members are given information about:
a.    How to obtain services during regularly hours of operation
b.    How to obtain emergency and after-hours care; and
c.	How to obtain the names, qualifications, and titles of the professionals providing and/or responsible for their care.

H.       Written information for members

1.	Member information is written in prose that is readable and easily understood; and

2.	Written information is available, as needed, in the languages of the major population groups served. A "major" population group is one which represents at least 10% of plan's membership.

/.         Confidentiality of patient information - The MCO acts to ensure that the confidentiality of the specified patient information and records is protected.

1.	The MCO has established in writing, and enforced, policies and procedures on confidentiality of medical records.

2.
The MCO ensures that patient care offices/sites have implemented mechanisms that guard against the unauthorized or inadvertent disclosure of confidential information to persons outside of the medical care organization.

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3.
The MCO shall hold confidential information obtained by its personnel about enrollees related to their examination, care and treatment and shall not divulge it without the enrollee's authorization, unless:

a.      it is required by law;

b.	it is necessary to coordinate the patient's care with physicians, hospitals, or other health care entities, or to coordinate insurance or other matters pertaining to payment; or

c.	it is necessary in compelling circumstances to protect the health or safety of an individual.

4.	Any release of information in response to a court order is reported to the patient in a timely manner; and

5.
Enrollee records may be disclosed, whether or not authorized by the enrollee, to qualified personnel for the purpose of conducting scientific research, but these personnel may not identify, directly or indirectly, any individual enrollee in any report of the research or otherwise disclose participant identity in any manner.

J. Treatment of minors - The MCO has written policies regarding the appropriate treatment of minors.

K. Assessment of member satisfaction - The MCO conducts periodic surveys of member satisfaction with its services.

1.	The surveys include content on perceived problems in the quality, accessibility and availability of care.

2.      The surveys assess at least a sample of:

a.      All Medicaid members;

b.	Medicaid member requests to change practitioners and/or facilities; and

c.      Disenrollment by Medicaid members.

3.      As a results of the surveys, the organization:

a.      Identifies and investigates sources of dissatisfaction;

b.      Outlines action steps to follow-up on the findings; and

c.      Informs practitioners and providers of assessment results.

4.      The MCO reevaluates the effects of the above activities.

Standard X:  Standards for Availability and Accessibility

The MCO has established standards for access (e.g. to routine, urgent and emergency care; telephone appointments; advice; and member service lines). Performance on these on these dimensions of access are assessed against the standards.

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Standard XI: Medical Records Standards

A.
Accessibility and availability of medical records - The MCO shall include provision in provider contracts for appropriate access to the medical records of its enrollees for purposes of quality reviews conducted by the Secretary, State Medicaid agencies, or agents thereof.

B.
Record keeping - Medical records may be on paper or electronic. The plan takes steps to promote maintenance of medical records in a legible, current, detailed, organized and comprehensive manner that permits effective patient care and quality review as follows:

1.  Medical records standards- The MCO sets standards for medical records. The records reflect all aspects of patient care, including ancillary services. These standards shall at a minimum, include requirements for:

a.	Patient identification information - Each page or electronic file in the record contains the patient's name or patient ID number.

b.	Personal/biographical data - Personal/biographical data includes: age, sex, address; employer; home and work telephone numbers; and martial status.

c.      Entry date - All entries are dated.

d.      Provider identification - All entries are identified as to author.

e.	Legibility - The record is legible to someone other than the writer. Any record judged illegible by one physician reviewer should be evaluated by a second reviewer.

f.	Allergies - Medication allergies and adverse reactions are prominently noted on the record. Absence of allergies (no known allergies-NKA) is noted in an easily recognizable location.

g.
Past medical history - (for patients seen 3 or more times) Past medical history is easily identified including serious accidents, operations, illnesses. For children, past medical history relates to prenatal care and birth.

h.	Immunizations- For pediatric records (ages 12 and under) there is a completed immunization record or a notation that immunizations are up-to-date.

i.    Diagnostic information j     Medication information

k.	Identification of current problems - Significant illness, medical conditions and health maintenance concerns are identified in the medical record.

l.	Smoking/ETOH/substance abuse - Notation concerning cigarettes and alcohol use and substance abuse is present (for patients 12

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years and over and seen three or more times). Abbreviations and symbols may be appropriate.

m.
Consultations, referral and specialist reports - Notes from consultations are in the record. Consultation, lab, and x-ray reports filed in the chart have the ordering physicians initials or other documentation signifying review. Consultation and significantly abnormal lab and imaging study results have an explicit notation in the record and follow-up plans.

n.  Emergency care

o.
Hospital discharge summaries - Discharge summaries are included as part of the medical record for (1) all hospital admissions which occur while the patient is enrolled in the MCO and (2) prior admissions as necessary.

p.
 Advance directives - For medical records of adults, the medical record documents whether or not the individual has executed an advance directive. An advance directive is a written instruction such as a living will or durable power of attorney for health care relating to the provision of health care when the individual is incapacitated.

2.	Patient visit data - Documentation of individual encounters must provide adequate evidence of, at a minimum;

a.	History and physical examination - Appropriate subjective and objective information is obtained for the presenting complaints.
b.	Plan of treatment
c.	Diagnostic tests
d.	Therapies and other prescribed regimens; andherapies and other prescribed regimens; and
e.	Follow-up - Encounter forms or notes have a notation, when indicated, concerning follow-up care, call, or visit. Specific time to return is noted in weeks, months, or PRN. Unresolved problems from previous visits are addressed in subsequent visits.
f.	Referrals and results thereof; and
g.	All other aspects of patient care, including ancillary services.

3.      Record review process-

1.	The MCO has a system (record review process) to assess the content of medical records for legibility, organization, completion and conformance to its standards.

2.	The record assessment system addresses documentation of the items listed in B, above.

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Standard XII:  Utilization Review

A.
Written program description- The MCO has a written utilization management program description which includes, at a minimum, procedures to evaluate medical necessity, criteria used, information sources and the process used to review and approve the provision of medical services.

B.	Scope - The program has mechanisms to detect underutilization as well as overutilization.

C.	Preauthorization and concurrent review - For MCO with preauthorization or concurrent review programs:

1.	Preauthorization and concurrent review decisions are supervised by qualified medical professionals;

2.	Efforts are made to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate;

3.	The reasons for decisions are clearly documented and available to the member.

4.	There are well-publicized and readily available appeals mechanisms for both providers and patients. Notification of a denial includes a description of how file an appeal;

5.	Decisions and appeals are made in a timely manner as required by the exigencies of the situation;

6.	There are mechanisms to evaluate the effects of the program using data on member satisfaction, provider satisfaction or other appropriate; and

7.	If the MCO delegates responsibilities for utilization management, it has mechanisms to ensure that these standards are met by the delegate.

Standard XIII: Continuity of Care System

The MCO has put a basic system in place which promotes continuity of care and case management.

Standard XIV: QAP Documentation

A.	Scope - The MCO shall document that it is monitoring the quality of care across all services and all treatment modalities, according to its written QAP.

B.
Maintenance and availability of documentation - The MCO must maintain and make available to the State, and upon request to the Secretary of HHS, studies, reports, appropriate, concerning the activities and corrective actions.

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Standard XV: Coordination of QA Activity with other Management Activity

The findings, conclusions, recommendations, actions taken, and results of actions taken as a result of QA activity, are documented and reported to appropriate individuals within the MCO and through established QA channels.

A.	QA information is used in recredentialing, recontracting, and/or annual performance evaluations.

B.	QA activities are coordinated with other performance monitoring activities, including utilization management, risk management, and resolution and monitoring of member complaints and grievances.

C.
There is a linkage between QA and other management functions of the MCO, such as: network changes, benefit redesign, medical management systems, practice feedback to providers, patient education and member services.

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APPENDIX F

Claims Inventory, Aging and Unaudited Quarterly
Financial Reports

Appendix F - MCO Contract
0507
(document 1 of 5)
Report #1
HUSKY A & B Unprocessed Claims in Dollars
Plan Name
Qtr. Ending:

Claims In Process During Qtr. (In Dollars) (1)
Claims Type	1-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Claims Outstanding At The End Of The Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total

Claim Type	Unpaid Adjudicated Claims (In Dollars) (2)
	1-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Unpaid Adjudicated Claims (In Dollars) At The End Of The Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision Subtotal Vendor Claims Total

1.  Claims in process-all claims that are in a pending status (data, medical, COB edits) and require review by a claim examiner prior to being released for adjudication. Because the final pay amount is unknown, the amounts are recorded at the billed amount

2.  Unpaid adjudicated claims-claims which have been adjudicated and have a known pay amount, however, a check has not been issued for these claims. Because the final pay amount is known, the amounts are recorded using net amount + withhold.

UB92 - In general these claim forms represent hospital based claims (inpatient and outpatient). HCFA 1500 - These claim forms are used for outpatient services provided by non-hospital facilities.

Other items to note about report #1 and #2:
*   If a claim does not include the information specified in Bulletin HC-56 it is rejected. This claim would not appear in the inventory after it was rejected.
*  A claim could contain all of the infonnation specified by Bulletin HC-56, but it is incorrect. In this instance it could have been included in the pending claims prior to identifying it as a claim with incorrect data. Examples of incorrect data would be using a discontinued code.
* If a claim is submitted for a service which requires prior authorization, but none if found by the MCO, it is denied. At the point of denial the claim would be excluded from the report.
* The pending claims could include duplicates which have not been identified by the MCO. If a duplicate is identified, one is paid and all of the duplicates are rejected.
* The pending category may include claims which have been pended for a medical records review. As per the guidelines in Bulleting HC-56, if additional information is needed from the provider, the MCO has 30 days to request additional information. After the information is received, the MCO has 30 days to pay the claim without interest.
* If a claim is denied and subsequently reversed on appeal, the clock would start on the date of the appeal determination.
* If a credit balance exists for a provider, the time to process the claim is still measured. To the extent that processing exceeds 45 days it would accrue interest as any other claim would.
If a rejected or denied claim is subsequently resubmitted, it would take on a new claim number. The clock would begin from the date of re-submissions.

The only time a processed claim is re-opened is for an adjustment to amount paid.

Appendix F - MCO Contract
(document 2 of 5)
Report #2
HUSKY A & B Volume of Unprocessed Claims
Plan Name
Qtr. Ending:

Claims In Process During Qtr. (# of claims) (1)
Claims Type	1-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Claims in Process During Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total

323

Unpaid adjudicated (# of claims) (2)
Claims Type	1-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Unpaid Adjudicated Claims (# of claims) At the End of The Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total
0

Claims Inventory	EQUAL TO OR less than 45 days	Greater than 45 Days

MCO Claims
Pharmacy
Dental
Vision
Mental Health
Total

Estimated Claims Received but not in system (# of claims) (4)
Claims Type	1-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Estimated Claims Received but not in system
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total
0

Tick Mark Legend:
1. Claims in process-all claims that are in a pending status (data, medical, COB edits) and require review by a claim examiner prior to being released for adjudication.
2.  Unpaid adjudicated claims- claims which have been adjudicated and have a known pay amount, however, a check has not been issued for these claims.
3.  Total of estimated claims in process, and unpaid adjudicated claims.
4.   Estimated claims received but not in system-includes any claim that has been received and not input in the system (I.e. claims in the mailroom).

05/07

Appendix F - MCO Contract
(document 3 of 5)
Report #3
HUSKY A & B Turn Around Time - Claims Processed
Plan Name
Qtr. Ending:

Claim Type	Paper Claims Processed During Qtr.
	01-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Paper Claims Processed During Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total

Claim Type	Electronic Claims Processed During Qtr.
	01-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Electronic Claims Processed During Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total

Claim Type	Total Paper and Electronic Claims Processed During Qtr.
	01-30 Days	31-45 Days	46-60 Days	61-90 Days	91-120 Days	>120 Days	Total Paper & Electronic Claims Processed During Qtr.
UB92 Claims HCFA 1500 Claims Subtotal MCO Claims Pharmacy Dental Vision ~~Mental Health~~ Subtotal Vendor Claims Total

Turn Around Statistics	Equal or Less than 45 Days	Greater than 45 Days
MCO Claims	%	%
Pharmacy	%	%
Dental	%	%
Vision	%	%
~~Mental Health~~	%	%
Total	%	%

This report includes only paid claims, therefore it excludes denied claims.

05/07
Appendix F - MCO Contract
(document 4 of 5)
Report #4
HUSKY A & B - Claims paid in excess of 45 Days

Plan Name Qtr. Ending:

Claims older than 45 days paid during the Qtr.
Vendor(Pay To)	Claim #	Pay Amount	Allowed Amount*	Interest	Age of Claim (in Days)

Claim Count                                Pay Amount

Interest < 1.00

The following should be noted about this report:
It includes only paid claims and excludes denied or rejected claims.
It is sorted by provider, alphabetically
If an amount is used other than
* Allowed amount column has been Included in the report as a column, only if it used to calculate interest.

05/07
Appendix F - MCO Contract (document 5 of 6) Unaudited Quarterly Financial Reports
	Current Assets:	Current Year	Previous Year
1	Cash and Cash Equivalents
2	Short-Term Investments
3	Premiums Receivable
4	Investment Income Receivables
5	Health Care receivables
6	Amounts Due from Affiliates
7	Aggregate Write-ins for Current Assets
8	TOTAL CURRENT ASSETS (items 1-7)

Other Assets
9	Restricted Cash and Other Assets
10	Long Term Investments
11	Amounts Due from Affiliates
12	Aggregate Write-ins for Other Assets
13	TOTAL OTHER ASSETS (items 9-12)

Property and Equipment
14	Land, building and Improvements
15	Furniture and Equipment
16	Leasehold Improvements
17	Aggreate Write-ins for Other Equipment
18	TOTAL PROPERTY (items 7-14)
19	TOTAL ASSETS 9items 8, 13, and 18)

Details of Write-ins Aggregated at item 7 for Current Assets
701
702
703
704
705
798	Summary of remaining write-ins for item 7 from overflow page
799	TOTALS: (items 701 through 705 plus 798 page 2, item 7)

Details of Write-ins Aggregated at item 1 2 for Other Assets
1201
1202
1203
1204
1205
1298	Summary of remaining write-ins for item 12 from overflow page
1299	TOTALS: (items 1201 through 1205 plus 1298 page 2, item 12)

Details of Write-ins Aggregated at item 17 for Other Equipment
1701
1702
1703
1704
1705

05/07
Appendix F - MCO Contract (document 5 of 6) Unaudited Quarterly. Financial Reports
1798	Summary of remaining write-ins for item 17 from overflow page
1799	TOTALS: (items 1701 through 1705 plus 1798 page 2, item 17)

Current Liabilities
1	Accounts Payable (Schedule G)
2	Claims Payable (Reported and Unreported) (Schedule H)
3	Accrued Medical Incentive Pool (Schedule H)
4	Unearned Premiums
5	Amounts Due to Affiliates (Schedule J)
6
7	Aggregate Write-ins for Current Liabilities
8	TOTAL CURRENT LIABILITIES (items 1-7)

Other Liabilities
9	Loans and Notes Payable (Schedule I)
10	Amounts Due to Affiliates (Schedule J)
11	Aggregate Write-ins for Other Liabilities
12	TOTAL OTHER LIABILITIES (items 9-11)
13	TOTAL LIABILITIES (items 8 and 12)

Net Worth
14	Common Stock
15	Preferred Stock
16	Paid in Surplus
17	Contributed Capital
18	Surplus Notes (Schedule K)
19	Contingency Reserves
20	Retained Earnings/Fund Balance
21	Aggregate Write-ins for Other Net Worth Items
22	TOTAL NET WORTH (items 13 and 22)
23	TOTAL LIABILITIES AND NET WORTH (items 13 and 22)

Details of Write-ins Aggregated at item 7 for Current Liabilities
701	Payroll and Related Liabilities
702	Accrued Audit and Actuarial Fees
703
704
705
798	Summary of Remaining Write-ins for item 7 from overflow page
799	TOTALS (items 0701 through 0705 plus 0798 Page 3, item 7)

Details of Write-ins Aggregated at item 11 for Other Liabilities
1101
1102
1103
1104
1105
1198	Summary of remaining write-ins for item 1 1 from overflow page
1199	TOTALS: (items 1101 through 1 1 05 plus 1 1 98 page 3, item 1 1 )

Details of Write-ins Aggregated at item 21 for Other Net Worth Items
2101

05/07
Appendix F - MCO Contract (document 5 of 6) Unaudited Quarterly Financial Reports
2102
2103
2104
2105
2198	Summary of remaining write-ins for item 21 from overflow page
2199	TOTALS: (items 2101 through 2105 plus 2198 page 3, item 21)

Member months
Revenues
1	Premium
2	Fee-For-Service
3	Title XVIII - Medicare
4	Title XIX - Medicaid
5	Investment
6	Aggregate Write-ins for Other Revenues
7	TOTAL REVENUES (items 1-6)

Expenses
8	Medical and Hospital
9	Other Professional Services
10	Outside Referrals
11	Emergency Room and Out-of-Area
12	Occupancy, Depreciation and Amortization
13	Inpatient
14	Incentive Pool and Withhold Adjustments
15	Aggregate Write-ins for other Medical and Hospital Expenses
16	Subtotal (items 8-1 5)
17	Reinsurance Expenses of Net of Recoveries

Less
18	Copayments
19	COB and Subrogation
20	Subtotal (items 18 and 19)
21	Total Medical and Hospital (items 16 and 17 less 20)

Administration
22	Compensation
23	Interest Expense
24	Occupancy, Depreciation and Amortization
25	Marketing
26	Aggregate Write-ins for Other Administration Expenses
27	TOTAL ADMINISTRATION (items 22-26)
28	TOTAL EXPENSES (items 21 and 27)
29	Income (LOSS) (item 21 and 27)
30	Cumulative Effect of Accountin Change)
31	Provision for Federal Income Taxes
32	NET INCOME (item 29, less items 30 and 31)

Details or Write-ins Aggregated at item 6 for other Revenues
601	Other Income
602
603

05/07
Appendix F - MCO Contract (document 5 of 6) Unaudited Quarterly Financial Reports
604
605
698	Summary of remaining write-ins for item 6 from overflow page
699	TOTALS: (items 601 through 605 plus 698 page 4, item 6)

Member months
Details of Write-ins Aggregated at Item 6 for Other Revenues
1501	Drugs
1502	Outpatient
1503
1504
1505
1598	Summary of remaining write-ins for item 15 from overflow page

Details of Write-ins Aggregated at Item 26 for Other Administration Expenses
2601	MGMT Fee Income - SWWA
2602	MGMTFee Expense GOHS
2603	Other Administration Expense
2604	MGMT Fee Expense Corp.
2605	Accrued Audit and Actuarial Expense
2698	Summary of remaining write-ins for item 26 from ovrflow page
2699	TOTALS (items 2601 through 2605 plus 2698) (page 4, item 26)

APPENDIX G
HUSKY A MEDICAID COVERAGE GROUPS

05/07

Appendix G - MCO Contract

HUSKY A Medicaid Coverage Groups

Eligibility Code	Description
F01	Temporary Assistance to Needy Families (TANF)
F03	Transitional Work Extension
F04	Child Support Extension
F05	Work Supplementation
F07	Family Coverage (150 % FPL)
F08	Special Child Care Deduction
F09	Eligible for TANF except for Non-Medicaid Requirements
F10	Newborn Coverage
F11	Newborn Children
F12	CN Ribicoff Children
F13*	Children < 1, under 185 9 of the Federal Poverty Level (FPL)
F20*	Children 1-6, under 185 % of the Federal Poverty Level (FPL)
F25	Children under 185 % of the Federal Poverty Level (FPL)

F95	Children under 18, 18-21, and caretaker Relatives
P01	Pregnant Women -who meet TANF Financial Requirements
P02	Pregnant Women under 185 % of the Federal Poverty Level (FPL)
P95	Pregnant Women Coverage
M 01/M 02	Pregnant Women Extension (Post-Partum)
D01, D02, D 03, D 04	DCF Children

MCO Contract 1/06

APPENDIX H
BLANK
Reserved for Possible Future Use

APPENDIX I
CAPITATION PAYMENT AMOUNT

Table 1 – HUSKY A Capitation Rates Effective 010106-063006

Table 2 – HUSKY A capitation Rates effective 070106-063007

State of Connecticut   WellCare   Confidential

HUSKY A Capitation Rates (1/01/06 - 6/30/06)
		Fairfield	Hartford	Litchfield	Middlesex	New Haven	New London	Tolland	Windham	All Counties
WellCare	<1 Male and Female	$ 574.44	$ 652.05	$ 650.10	$ 773.55	$ 647.74	$ 644.47	$ 781.92	$ 624.10	$ 630.87
	1-14 Male and Female	$ 96.22	$ 105.18	$ 104.84	$ 126.82	$ 104.44	$ 103.83	$ 128.32	$ 102.15	$ 102.68
	15-39 Male	$ 123.65	$ 135.99	$ 135.56	$ 162.53	$ 135.08	$ 134.35	$ 164.36	$ 132.42	$ 132.95
	1 5-39 Female	$ 212.38	$ 238.50	$ 237.76	$ 285.08	$ 236.86	$ 235.59	$ 288.32	$ 229.24	$ 231.87
	40+ Male	$ 233.93	$ 263.57	$ 262.74	$ 315.28	$ 261.75	$ 260.35	$ 318.84	$ 253.04	$ 256.84
	40+ Female	$ 224.22	$ 252.45	$ 251.65	$ 302.09	$ 250.70	$ 249.34	$ 305.53	$ 242.42	$ 245.16
	Total *	$ 157.99	$ 176.42	$ 170.86	$ 219.74	$ 179.60	$ 173.06	$ 215.20	$ 173.10	$ 173.49

*Totals weighted on January 2006 through June 2006 member months

APPENDIX I
TABLE 1
HUSKY A Capitation Rates effective 010106 - 063006

State of Connecticut WellCare   Confidential

WELLCARE	Husky A Capitation Rates for SPY 2007 ( 7/01/2006 - 6/30/2007]
	Fairfield	Hartford	Litchfield	Middlesex	New Haven	New London	Tolland	Windham
Under One	$ 598.53	$ 679.15	$ 677.13	$ 805.36	$ 674.67	$ 671.27	$ 814.07	$ 650.12
Ages 1 to 14	$ 101.92	$ 111.23	$ 110.88	$ 133.70	$ 110.46	$ 109.82	$ 135.27	$ 108.08
Male – Ages 15 to 39	$ 130.17	$ 142.99	$ 142.54	$ 170.56	$ 142.05	$ 141.29	$ 172.46	$ 139.29
Female – Ages 15 to 39	$ 222.35	$ 249.48	$ 248.71	$ 297.87	$ 247.78	$ 246.46	$ 301.23	$ 239.86
Male – Ages 40 and over	$ 244.64	$ 275.43	$ 274.56	$ 329.14	$ 273.54	$ 272.08	$ 332.84	$ 264.49
Female – Ages 40 and over	$ 234.55	$ 263.88	$ 263.04	$ 315.44	$ 262.06	$ 260.64	$ 319.01	$ 253.46

APPENDIX I
TABLE 2
HUSKY A Capitation Rates effective 070106 - 063007

APPENDIX J

BLANK

Reserved for Possible Future Use

APPENDIX K

INPATIENT/ELIGIBILITY RECATEGORIZATION CHART

0507
Appendix K - MCO Contract
HUSKY A&B

Inpatient/Eligibility Recategorization Changes

Description	Admitting MCO	New/Continued MCO	Responsible Entity
HUSKY A, different MCO	A1	A2	A1
HUSKY A to FFS	A1	FFS	FFS
HUSKY A to HUSKY B, same MCO	A1	B1	A1
HUSKY A to HUSKY B, different MCO	A1	B2	A1
HUSKY B, different MCO	B1	B2	B1
HUSKY A to disenrolled due to loss of eligibility (Out of Program)	A1	Θ	A1
HUSKY B to disenrolled due to loss of eligibility (Out of Program)	B1	Θ	B1
HUSKY B to A (Same MCO, different coverage)	B1	A1	A1
HUSKY B to A (different MCO, different coverage)	B1	A2	A2
HUSKY B to FFS	B1	FFS	FFS
Code
A1 = HUSKY A, MCO #1
A2 = HUSKY A, MCO #2
B1 = HUSKY B, MCO #1
B2 = HUSKY B, MCO #2
FFS = Fee-for-service
Θ = Disenrolled due to loss of eligibility

APPENDIX L

PHARMACY REPORTS

05/07

Appendix L - MCO Contract (document 1 of 2)
Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7	Column 8 (cell description col 3)
Pharmacy Report #1 Prescription Request Process (Revision 10/05)
	Name of MCO	Quarter Ending:
1.0	Total Prescriptions Filled by the MCO this Quarter	#
2.0	Total Member Months This Quarter	#
3.0	Number of Prescriptions filled Per Member Per Month	#VALUE!					Calc. field=total scripts/mm1.0/2.02

4.0	Requests for Prior Authorization		% of total prescription filled
4.1.	Total requests for Prior Authorization	#VALUE!	#VALUE!				Calc field: = 4.2+4.3+4.5.
4.2.	No Temporary Supply Dispensed	#VALUE!	#VALUE!				Calc field: = 4.2.2+4.2.3.
4.2.2.	No Temporary Supply - PA Approved	#!	#VALUE!
4.2.3.	No Temporary Supply - PA Denied	#	#VALUE!
4.3.	Temporary Supply Dispensed	#VALUE!	#VALUE!				Calc field 4.3.1+ 4.3.2.
4.3.1	Temporary Supply dispensed for PA of script with refill	#VALUE!	#VALUE!				Calc field: 4.3.1.1. + 4.3.1.2.
4.3.1.1.	TS for PA of script with refill - PA approved	#	#VALUE!
4.3.1.2.	TS for PA of script with refill - PA denied	#	#VALUE!
4.3.2.	Temporary Supply Dispensed for PA of script without refill	#	#VALUE!				Subset of 4.3
4.4.	Total requests for Prior Authorization that REQUIRE PA	#VALUE!	#VALUE!				Calc field:= total requests minus temp Supply dispensed without refill; =4.1-4.3.2
4.5.
Other (refers to Prior Authorization disruption where "approve" or "deny" are not applicable, i.e. prescriber provides a member a replacement script and the original script remains unfilled, the member changes his or her plan membership.
		#	#VALUE!

5.0.	Turn Around Time to Approve or Deny PA Request
5.1.	No Temporary Supply Dispensed		Less than 4 days	4-7 days	8-14 days	14+ days
5.1.1.	Approved PA request without Temporary Supply		#	#	#	#
5.1.2.	Denied PA Request without Temporary Supply		#	#	#	#
5.2.	Temporary Supply		#	#	#	#
5.2.1.	Approved PA request with Temporary Supply		#	#	#	#
5.2.2.	Denied PA request with Temporary Supply		#	#	#	#

6.0.	Turn around Time to approve Temporary Supply		Same Day	Next Day	More than the Next Day
6.1.	Urgent / emergent		#	#	#
6.2.	Unable to reach the provider within time limit		#	#	#
Directions - Definitions
This report is formatted in Excel. Enter amounts for each cell identified with "#." The spreadsheet will calculate values in shaded cells.
Prior Authorization
Refers to those instances where an MCO requires a prescriber to obtain authorization for reimbursing the cost of the drug when the drug is not on  the MCO's formulary or the MCO requires prior authorization for a particular drug on the MCO's formulary.

Temporary Supply
Refers to those drugs that require prior authorization that a pharmacist provides a member when the pharmacist is unable to contact the prescriber for justification or the prescriber claims the drug is urgent when the pharmacist contacts the prescriber. Temporary Supply anticipates a PA decision on a script. "With Refill" means the script has a refill. "With Refill" does not apply to the temporary supply. "Without refill" applies to the script and not the temporary supply.

Turn Around Time (TAT)
For PA - refers to the time between the time when the Pharmacist enters the script in the system and the time when the PBM authorizes the script.
For Temporary Supply - refers to the time between the time when the Pharmacist enters the script in the system and the time when the Pharmacist dispenses the temporary supply.

Appendix L - MCO Contract - document 2 of 2 05/07
Pharmacy Report # 2
Top 30 Drugs - by Number of PA Requests Denied Revision 10/05

Name of MCO:			Quarter Ending:
Directions: This report is formatted in Excel. Enter the MCO name, quarter ending and blank cells, as appropriate for each drug listed. The spreadsheet will calculate the shaded cells.			Number of Authorization Reviews Completed this Quarter			Percent of Authorization Reviews Completed this Quarter			Reason for Denial
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)	(13)	(14)
Rank	Name of Drug	Therapeutic Class	Total	Number Approved	Number Denied	Percent Approved	Percent Denied	Number of Temporary Supply	Inappropriate Diagnosis	Equally Effective Alternative on Formulary	Medical Necessity not Established	Lack of Information	Other
1						#DIV/0!	#D!V/0!
2						#DIV/0!	#DIV/0!
3						#DIV/0!	#DIV/O!
4						#DIV/0!	#DIV/0!
5						#DIV/0!	#DIV/0!
6						#DIV/0!	#DlV/0!
7						#DIV/0!	#DIV/0!
8						#DIV/0!	#DIV/0!
9						#DIV/0!	#DIV/0!
10						#DIV/0!	#DIV/0!
11						#DIV/0!	#DIV/0!
12						#DIV/0!	#DIV/0!
13						#DIV/0!	#DIV/0!
14						#DIV/0!	#DIV/0!
15						#DIV/0!	#DIV/0!
16						#DIV/0!	#DIV/0!
17						#DIV/0!	#DIV/0!
18						#DIV/0!	#DIV/0!
19						#DIV/0!	#DIV/0!
20						#DIV/0!	#DIV/0!
21						#DIV/0!	#DIV/0!
22						#DIV/0!	#DIV/0!
23						#DIV/0!	#DIV/0!
24						#DIV/0!	#DIV/0! .
25						#DIV/0!	#DIV/0!
26						#DIV/0!	#DIV/0!
27						#DIV/0!	#DIV/0!
28						#DIV/0!	,.#DIV/0!
29						#DIV/0!	#DIV/0!
30						#DIV/0!	#DIV/0!
	Subtotal		0	0	0	#DiV/0!	WDIV/0!	0	0	0	0	0	0
All other requests for PA						#DIV/0!	#DIV/0!
Total of all requests for PA			0	0	0	#DIV/0!	#DIV/0!	0	0	0	0	0	0

APPENDIX M

RATE CERTIFICATION

APPENDIX N

HUSKY BEHAVIORAL HEALTH CARE-OUT COVERAGE
AND COORDINATION OF MEDICAL AND BEHAVIORAL SERVICES

HUSKY A - 05/07 - Appendix N

HUSKY BEHAVIORAL

Health Carve-Out

Coverage and Coordination of Medical and Behavioral Services

DEPARTMENT OF SOCIAL SERVICES DEPARTMENT OF CHILDREN AND FAMILIES

Updated January 26, 2006

Contents

Introduction	3
Ancillary Services	3
Co-Occurring Medical and Behavioral Health Conditions - Screening, Referral, and Coordination	4
Freestanding Medical/Primary Care Clinics	5
Home Health Services	5
Hospital Emergency Department	7
Hospital Inpatient Services	8
Hospital Outpatient Clinic Services	9
HUSKY Plus Behavioral	9
Long Term Care	9
Member Services	10
Mental Health Clinics	10
Methadone Maintenance	11
Multi-Disciplinary Examinations	11
Notice of Action	11
Operations	12
Outreach	12
Pharmacy	12
Primary Care Behavioral Health Services	13
Quality Management	14
Reports	14
School-Based Health Center Services	15
Transportation	16

State of Connecticut                                                             Page 2                                                           01/26/06

Introduction

The purpose of this document is to outline the policies according to which the HUSKY MCOs and the Behavioral Health Partnership (BHP) will share responsibility for providing covered services to HUSKY A and B enrollees after HUSKY behavioral health benefits are carved out and administered under a contract with the BHP Administrative Service Organization ("BHP ASO"). After the carve-out, the Managed Care Organizations that participate in HUSKY A and B ("HUSKY MCOs") will be responsible for providing services for medical conditions and BHP will be responsible for providing services for behavioral health conditions. The BHP ASO will provide member services, provider relations services, utilization management, intensive care management, quality management and other management services to facilitate the provision of timely, effective, and coordinated services under the BHP. The BHP ASO will not be responsible for contracting with providers or maintaining a provider network. Behavioral health providers will be required to enroll in the Department of Social Services' Connecticut Medical Assistance Program Network (CMAP). With the exception of DCF funded residential services, claims will be processed by the Department of Social Services' Medicaid vendor, Electronic Data Systems (EDS).
This document is intended to summarize the coverage responsibilities and coordination responsibilities for each of the major service areas as established by the HUSKY BH carve-out transition planning workgroup. In addition to this document, which is intended for use as an amendment or attachment to the ASO and MCO contracts, each of the HUSKY MCOs will develop a coordination agreement with the BHP ASO. The coordination agreements will further elaborate the coordination protocols with special attention to the areas noted below and to the key contacts and workflows particular to each MCO.

Ancillary Services

HUSKY MCOs will retain responsibility for all ancillary services such as laboratory, radiology, and medical equipment, devices and supplies regardless of diagnosis. However, laboratory costs for methadone chemistry (quantitative analysis) will be covered under the BHP when they are part of the bundled reimbursement for methadone maintenance providers. The HUSKY MCOs may track and trend laboratory utilization as part of coordination with the BHP ASO. In addition, the MCOs will address any increases in the utilization trend with The Department of Social Services.

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Co-Occurring Medical and Behavioral Health Conditions - Screening, Referral, and Coordination

The HUSKY MCOs currently have programs and procedures designed to support the identification of untreated behavioral health disorders in medical patients at risk for such disorders. Such procedures may be carried out by medical service providers or by the MCO through the utilization management, case management and quality management processes. The MCOs will be expected to continue such activities in order to foster early and effective treatment of behavioral health disorders, including those disorders that could affect compliance with and the effectiveness of medical interventions.

Both the HUSKY MCOs and the BHP ASO will be required to communicate and coordinate as necessary to ensure the effective coordination of medical and behavioral health benefits. The HUSKY MCOs will contact the BHP ASO when co-management is indicated (including BH hospital emergency department visits), such as for persons with special physical health and behavioral health needs; will respond to inquiries by the BHP ASO regarding the presence of medical co-morbidities; and will coordinate with the BHP ASO when invited to do so. Conversely, the BHP ASO will contact the HUSKY MCOs when co-management is indicated; will respond to inquiries by the HUSKY MCOs regarding the presence of behavioral co-morbidities; and will coordinate with the HUSKY MCOs when invited to do so.

Both the BHP ASO and the MCOs will assign key contacts in order to facilitate timely coordination. In addition, it is anticipated that the BHP ASO's intensive care management department will be able to accept warm-line transfers as necessary from the HUSKY MCO case management departments to facilitate timely co-management.

The BHP ASO will convene Medical/Behavioral Co-Management meetings at least once a month with each HUSKY MCO. The frequency of the meetings will be by agreement between the BHP ASO and each HUSKY MCO. The purpose of the meeting will be to ensure appropriate management of clients with co-occurring medical and behavioral health conditions. Cases discussed between the BHP ASO and the MCO will include all levels of behavioral health and medical care. Furthermore, the BHP ASO and the HUSKY MCOs shall provide reports in advance of the meetings on the cases to be reviewed.

The HUSKY MCOs and the BHP ASO will from time to time make a determination as to whether a client's medical or behavioral health condition is primary. If there is a conflicting determination as to whether medical or behavioral health is primary, the respective medical directors will work together toward a timely and mutually agreeable resolution. At the request of either party, the Department of Social Services will make a determination as to the whether medical or behavioral health is primary and that determination shall be binding.

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Freestanding Medical/Primary Care Clinics

The HUSKY MCOs will be responsible for primary care and other medical services provided by freestanding primary care/medical clinics regardless of diagnosis except for behavioral health evaluation and treatment services billed under CPT codes 90801-90806, 90853, 90846, 90847, and 90862 with a primary behavioral health diagnosis and only when provided by a licensed behavioral health professional.

Home Health Services

HUSKY MCOs and BHP will share responsibility for covering home health services. The coordination agreements will include language that details procedures for resolving coverage responsibility issues. Home health coordination will be based on the following guidelines:

The HUSKY MCOs will be responsible for management and payment of claims when home health services are required for the treatment of medical diagnoses alone and when home health services are required to treat both medical and behavioral diagnoses, but the medical diagnosis is primary. If the individual's behavioral health treatment needs cannot be safely and effectively managed by the medical nurse and/or aide, the home care agency will be required to provide psychiatric nursing and/or aide services separately authorized and paid for under the BHP.

BHP will be responsible for management and payment of claims when home health services are required for the treatment of behavioral diagnoses alone (ICD 9: 291-316) and when home health services are required to treat both medical and behavioral diagnoses, but the behavioral diagnosis is primary. If the individual's medical treatment needs cannot be safely and effectively managed by the psychiatric nurse and/or aide, then the home care agency will be required to provide medical nursing and/or aide services separately authorized and paid for by the HUSKY MCOs.

The following table summarizes this policy:

HUSKY MCOs	BHP ASO
Medical diagnosis only	Behavioral diagnosis only
Medical and behavioral diagnoses, Med primary	Behavioral and medical diagnoses, Behavioral primary
Medical component only, when medical and behavioral diagnoses are present and behavioral health needs cannot be effectively managed by the medical nurse and/or aide.	Behavioral component only, when behavioral and medical diagnoses are present and medical needs cannot be effectively managed by the medical nurse and/or aide.

In addition, HUSKY MCOs will manage and pay claims for home health physical therapy, occupational therapy, and speech therapy services regardless of diagnosis.

State of Connecticut                                           Page 5                                 01/26/06

When physical therapy, occupational therapy, and speech therapy services occur alongside home health behavioral health services, the home health care agency will be required to get authorization from and submit claims to the both the HUSKY MCO and to Electronic Data Systems (EDS), the claims vendor for the BHP.

The above policy will require that providers and management entities make decisions as to whether a medical or behavioral diagnosis is primary. This determination will be made at the time the service is presented for authorization. The determination will be based on the diagnosis that is the principal focus of the services — typically the one that requires the most time and/or expertise. A rebuttable presumption shall be made that the primary diagnosis is psychiatric if a psychiatrist makes the referral. The following examples should help in determining the issue of primary diagnosis:

•
In general, if a recipient is receiving home health behavioral health services and at some point requires home health services for a medical condition, the behavioral health diagnosis remains primary if the medical treatment needs can be safely and effectively managed by the nurse that is providing the behavioral health services. If the medical condition requires treatment by a medical nurse, and the medical nurse is able to safely assume responsibility for the behavioral condition, then the medical diagnosis becomes primary.

•
Similarly, if a recipient is receiving home health medical services and at some point requires home health behavioral services for a behavioral condition, the medical diagnosis remains primary if the behavioral health treatment needs can be safely and effectively managed by the nurse that is providing the medical services. If the behavioral condition requires treatment by a psychiatric nurse, and the psychiatric nurse is able to safely assume responsibility for the medical condition, then the behavioral diagnosis becomes primary.

If, at some point, separate nurses or aides are required to provide the behavioral and medical services, then the nurse and/or aide treating the medical condition must obtain authorization and payment from the HUSKY MCO and the nurse and/or aide treating the behavioral health condition must obtain authorization and payment under the BHP.

In some cases, a recipient will not require treatment for both a medical and behavioral condition at every visit. For example, a recipient may require two visits per day for his or her medical condition, but only one visit per day for the behavioral health condition, hi this case, the medical condition ought to be billed as primary for both visits. Conversely, if a recipient requires two visits per day for his or her behavioral condition, but only one visit per day for the medical condition, the behavioral condition ought to be billed as primary for both visits.

Finally, the primary reason for a visit may change from medical to behavioral or visa versa in the course of home health treatment. If this change occurs at the time of re-authorization, the home health care agency should pursue a new authorization from the entity with responsibility for the new condition for which home health care is required. If

State of Connecticut                                                             Page 6                                                           01/26/06

the change in primary diagnosis occurs during an authorized episode of care, the home health care agency should discontinue services under the preceding authorization and pursue a new authorization from the entity with responsibility for the services going forward. If the HUSKY MCO reviews a request for authorization and believes that the primary has changed from medical to behavioral health, the MCO should direct the home care agency to pursue authorization through the BHP ASO.   The converse is also true. If the primary is not apparent, the clinical reviewers from the BHP ASO and the MCO should confer and come to agreement.

Data provided by the HUSKY MCOs suggests that there are a modest number of clients with diagnoses of autism or mental retardation receiving home health services and that more than half of these clients have mixed diagnoses that could complicate management and billing. BHP will be responsible for the management and payment of claims when home health services are required for the treatment of autism, whether on its own or co-morbid with mental retardation. For those members with these dual diagnoses, providers will be directed to obtain authorization from the BHP ASO and to bill EDS with autism primary. The HUSKY MCOs will retain responsibility for mental retardation alone. BHP will also be responsible for management and payment of claims when home health services are required for the treatment of both autism and medical disorders, when the medical disorder can be safely and effectively managed by the psychiatric nurse and/or aide. If the individual's medical treatment needs are so significant that they cannot be safely and effectively managed by the psychiatric nurse and/or aide, then the home care agency will be required to provide medical nursing and/or aide services separately authorized and paid for by the HUSKY MCOs.

All home health care agencies operating in Connecticut are enrolled in the Connecticut Medical Assistance Program (CMAP) network and may, at their discretion, provide behavioral health home health services to HUSKY recipients. In contrast, the HUSKY MCOs may contract with only a subset of the CMAP providers. This means that there may be times when a client is in treatment for a behavioral health condition with a CMAP provider that is not participating with a HUSKY MCO. If this client develops a co-occurring medical disorder that is secondary and can be managed by the psychiatric home care nurse, BHP will continue to be responsible for management and payment of claims. If, however, the patient's medical disorder becomes primary and thus the responsibility of the HUSKY MCO, the HUSKY MCO can elect to continue to use the home care provider as an out of network provider, or the HUSKY MCO can, at its discretion, transition the care to a participating home care provider. The client's best interest will be a factor in this determination. The MCOs and BHP ASO will be expected to create coordination agreements to expedite the proper handling of such cases.

Hospital Emergency Department

The HUSKY MCOs will assume responsibility for emergency department services, including emergent and urgent visits and all associated charges billed by the facility, regardless of diagnosis. Professional psychiatric services rendered in an emergency department by a community psychiatrist will be reimbursed by the BHP if the psychiatrist

State of Connecticut                                                             Page 7                                                           01/26/06

is enrolled in CMAP as an independent solo or group practitioner and bills under the solo or group practice ID. The BHP will be responsible for observation stays of 23 hours or less (RCC 762) with a primary behavioral health diagnosis. The HUSKY MCOs and the Department will implement audit procedures to ensure that hospitals do not bill HUSKY MCOs for emergency department services when patients are admitted to the hospital and behavioral health is primary. The HUSKY MCOs may track and trend Emergency Department utilization for behavioral health. The MCOs will address any increase in the utilization trend with the Departments.

Hospital Inpatient Services

In order to assure appropriate coordination and communication, the coordination agreements will include specific language detailing processes and procedures for concurrent communication and the process for handling co-occurring medical and behavioral health hospital inpatient conditions. In addition, the agreements will include specific language on the procedures for resolving coverage related issues when the ASO and MCOs disagree. Coordination will be based on the following guidelines:

Psychiatric Hospitals

BHP will be responsible for all psychiatric hospital services and all associated charges billed by a psychiatric hospital, regardless of diagnosis. The rate is all-inclusive so there will be no reimbursement for professional services rendered by community-based consulting physicians.

General Hospitals

HUSKY MCOs and BHP will share responsibility for covering inpatient general hospital services. The HUSKY MCOs will be responsible for management and payment of claims for inpatient general hospital services when the medical diagnosis is primary. Medical would be considered primary when the billed RCC and the primary diagnosis are both medical.

During a medical stay, BHP will be responsible for professional services associated with behavioral health diagnoses. The admitting physician will be responsible for coordinating medical orders for any necessary behavioral health services with the BHP ASO. Other ancillary charges associated with non-primary behavioral health diagnoses shall remain the responsibility of the HUSKY MCOs, as described in the ancillary services section of this document.

BHP will be responsible for management and payment of claims for inpatient general hospital services when the behavioral diagnosis is primary. The behavioral diagnosis will be considered primary when the billed RCC and the primary diagnosis are both behavioral or when the billed RCC is medical, but the primary diagnosis on the claim form is behavioral. During a behavioral stay, the HUSKY MCOs will be responsible for professional services and other charges associated with primary medical diagnoses.

State of Connecticut                                                             Page 8                                                           01/26/06

o   When an admission to a general hospital is initially medical, but the reason for continued admission becomes behavioral, responsibility for management and payment of claims will transition to BHP. When the hospital admission is no longer medically necessary for the medical diagnosis, the HUSKY MCO ceases to be responsible for management and payment. The BHP ASO will monitor the timeliness of transfer from a medical unit to a psychiatric unit when the primary diagnosis changes from medical to behavioral health.

The following table summarizes this policy:

Inpatient Payment for Primary Diagnosis				Professional Services Paid for Secondary Diagnosis
Inpatient Type	Revenue Codes	Diagnosis	Assignment	HCPCS	Diagnosis	Assignment
General Hospital	BH	BH	BHP	BH	BH	BHP
General Hospital	BH	BH	BHP	Med	Med	MCO
General Hospital	Med	BH	BHP	BH	BH	BHP
General Hospital	Med	BH	BHP	Med	Med	MCO
General Hospital	Med	Med	MCO	Med	Med	MCO
General Hospital	Med	Med	MCO	BH	BH	BHP

Hospital Outpatient Clinic Services

BHP will be responsible for all outpatient psychiatric clinic, intensive outpatient, extended day treatment, and partial hospitalization services provided by general and psychiatric hospitals for the evaluation and treatment of behavioral health disorders. BHP will also cover evaluation and treatment services related to a non-behavioral health diagnosis if the billing code is psychiatric as outlined in the covered services grid.

The HUSKY MCOs will be responsible for all primary care and other medical services provided by hospital medical clinics regardless of diagnosis including all medical specialty services and all ancillary services.

HUSKY Plus Behavioral

HUSKY Plus Behavioral services (intensive in-home psychiatric services) will be included in the HUSKY B benefit package. The ASO will manage access to these services under the carve-out.

Long Term Care

The HUSKY MCOs will be responsible for all long term care services (i.e., nursing homes, chronic disease hospitals) regardless of diagnosis. These services are seldom

State of Connecticut                        Page 9                     01/26/06

required for the treatment of clients with primary behavioral health disorders under the HUSKY program. The admission of a client with a primary behavioral health disorder must be by mutual agreement of the BHP ASO and the HUSKY MCO in which the client is enrolled.

DSS currently exempts any long-term care client from managed care the first of the month in which the client's stay exceeds 90 days. DSS will consider early exemption for clients with a primary behavioral health diagnosis if DSS were provided with adequate notice when such clients are admitted to long-term care.

Member Services

The BHP ASO will have its own member services department with a dedicated toll free phone number. The member services staff will provide non-clinical information to recipients and when appropriate provide immediate access to clinical staff for care related assistance. The member services staff will respond to all calls directed to the member services line and it is expected will have the ability to accept warm-line transfers from the HUSKY MCOs. The HUSKY MCOs will replace references to existing BH subcontractors on member materials with the new BHP ASO name and member services phone number, wherever such references occur. Branch logic for the DSS' 1-877-CTHUSKY number will be modified to incorporate the ASO member services line as an option for callers that require BHP related assistance.

The MCOs will continue to conduct welcome calls to new members. At the time of the welcome call, the HUSKY MCO member services representative will provide the member with information on how to access the BHP ASO.

HUSKY MCO member services departments will occasionally receive calls from members who are requesting BH services. In addition, BH issues may emerge in the course of a welcoming call. The member may screen positive for behavioral health issues and express an interest in discussing further or have clear behavioral health issues and need a referral. In either case, the member service representative can affect a warm-line transfer to the ASO member services department, take the member's information and fax this information to the ASO for follow-up, or provide the member with the telephone number for the BHP ASO.

If the client is in crisis, the MCO member services representative should follow the MCO's protocols for handling crisis calls. The BHP ASO will have the capacity to accept warm-line transfer of such crisis calls when, at the discretion of the MCO, such transfer is appropriate.

Mental Health Clinics

BHP will be responsible for all Mental Health Clinic Services regardless of diagnosis including routine outpatient services and all diagnostic and treatment services billed as intensive outpatient treatment, extended day treatment, and partial hospitalization

State of Connecticut                                                             Page 10                                                            01/26/06

treatment. BHP will also cover evaluation and treatment services related to a medical diagnosis such as psychological testing for a client with traumatic brain injury.

Methadone Maintenance

BHP will be responsible for reimbursing methadone clinics for methadone maintenance services provided to HUSKY enrollees. All methadone maintenance services for which the source of service is the methadone maintenance clinic are included in the Department's bundled rate with methadone maintenance clinics.   The MCOs will cover all methadone maintenance laboratory services when billed by an independent laboratory

Multi-Disciplinary Examinations

The MCOs will be responsible for contracting with DCF certified Multi-Disciplinary Examination providers and for covering all components of the DCF Multi-Disciplinary Examinations including behavioral health evaluation services (e.g., 90801, 96110). .

Notice of Action

The HUSKY MCOs will be responsible for issuing notices of action for medical review decisions and the BHP ASO will be responsible for issuing notices of action for behavioral health review decisions. The HUSKY MCOs will issue notices of action to the client and the provider, but will not issue a notice to the BHP ASO. Similarly, the BHP ASO will issue notices of action to the client and the provider, but will not issue a notice to the HUSKY MCO.

In preparation for a fair hearing, the Department of Social Services will work with the Department's contractor that issued the notice to prepare the Department's case. Typically, the ASO will not be involved in an MCO related fair hearing and the MCO will not be involved in an ASO related fair hearing. However, when a client has co-morbid medical and behavioral health conditions and the action affects both conditions, then both the MCO and the ASO may be involved in preparation for the fair hearing.

If a HUSKY MCO or one of its providers disagrees with a clinical management decision made by the BHP ASO, the HUSKY MCO is encouraged to raise the issue with the ASO on behalf of the client and to resolve the issue informally prior to the scheduled fair hearing. The converse is also true. If the issue remains unresolved, DSS will review the issue with the HUSKY MCO and the ASO and make a determination as to whether DSS supports the decision of the contractor that issued the notice. If DSS supports the contractor that issued the notice, the matter will proceed to fair hearing.

The HUSKY MCOs may at times refer a client or provider to the BHP ASO because the primary presenting condition is behavioral health rather than medical. The HUSKY MCO's determination that a condition is behavioral health rather than medical shall not constitute grounds for issuing a notice of action. The converse is true for the BHP ASO.

State of Connecticut                                                             Page 11                                                            01/26/06

The HUSKY MCO may at times issue a notice of action for a prescription written by a CMAP enrolled behavioral health prescribing provider. In such instances, the HUSKY MCO will be expected to send notice of action to the client and to the prescribing provider.

Operations

In order to support coordination and communication regarding operational issues such as claims payment, the Departments will host a monthly meeting with the BHP ASO and the HUSKY MCOs.

Outreach

The HUSKY MCOs currently provide outreach to members to assist them with accessing necessary services. The MCOs will continue to provide outreach to members to assist them with accessing medical services. For example, they may reach out to members to connect them to a primary care provider or to ensure necessary follow-up after a medical hospitalization. If an MCO's outreach worker identifies a member with a behavioral health issue, the worker may, at the MCO's discretion, provide information to the member on how to access behavioral health services via the ASO or facilitate a direct referral.
The BHP ASO will conduct extensive outreach focused on connecting clients to behavioral health care when clients are experiencing barriers to care. They will also make efforts to ensure a connection to care after discharge from a hospital or residential treatment center. If in the course of outreach the BHP ASO identifies a member with a significant medical issue, the ASO may provide information to the member on how to access necessary medical services through the MCO or the member's primary care provider or facilitate a direct referral.

Pharmacy

The HUSKY MCOs will assume responsibility for all pharmacy services and all associated charges, regardless of diagnosis. However, methadone costs that are part of the bundled reimbursement for methadone maintenance and ambulatory detox providers will be covered under BHP. Methadone maintenance providers and ambulatory detox providers are responsible for supplying and dispensing methadone and these costs are covered by the BHP as part of an all-inclusive rate.

Each HUSKY MCO maintains its own pharmacy program with distinct formularies, drug utilization review requirements, and prior authorization requirements. Under BHP, the Departments will have contracts with prescribing behavioral health providers and these providers will be required to follow the pharmacy program requirements of the HUSKY MCO in which the member is enrolled as well as other applicable Medicaid program

State of Connecticut                                                             Page 12                                                            01/26/06

requirements. BHP prescribing providers include psychiatrists, psychiatric nurses, freestanding behavioral health clinics, and hospitals.

DSS disseminates all policy transmittals and provider bulletins for CMAP providers through EDS. The ASO will not have a role in communications of this type. DSS will issue a provider bulletin to all enrolled prescribing providers prior to the carve-out date in order to apprise the providers of the pharmacy program requirements of each MCO and remind providers of the HUSKY program's temporary supply rules. DSS will require that providers adhere to each MCOs pharmacy program requirements and provide MCOs with any clinical information necessary to support requests for authorization or the preparation of clinical summaries for the purpose of fair hearings.

Subsequently, the MCOs must notify DSS of changes to its pharmacy program requirements. DSS will in turn use the provider bulletin process to notify CMAP providers of such changes within 30 days of the effective date. The Departments prefer that DSS manage such pharmacy program communications since it will have a complete and up-to-date file of enrolled prescribing providers. This new communication process should resolve some of the pharmacy program communication issues that currently exist in the HUSKY program. Specifically, among some HUSKY MCOs, certain providers such as freestanding behavioral health clinics are not included in routine pharmacy program communications issued by the MCO. Under the carve-out, all providers will be apprised of the requirements of all HUSKY MCOs. The initial provider bulletin pertaining to pharmacy will provide each MCO's web address where pharmacy program requirements are available.
The BHP ASO will fully cooperate with the MCOs and work closely with the MCOs to ensure compliance with the pharmacy programs of the individual MCOs. The BHP ASO will work closely with the MCOs to monitor pharmacy utilization and, if necessary, cooperate with the MCOs in conducting targeted provider education or training related to prescribing. DSS will require that its prescribing providers participate in quality initiatives and targeted pharmacy education and training conducted by the HUSKY MCOs for the purpose of improving prescribing practices and/or adherence to pharmacy program requirements. If the HUSKY MCOs encounter a behavioral health provider who engages in persistent misconduct related to psychiatric prescribing, the matter should be referred to DSS for investigation.

The HUSKY MCOs may track and trend behavioral health pharmacy utilization and address any increase in the utilization trend with the Departments. DSS will continue to review each MCO's compliance with pharmacy contract provisions and new DSS staff will meet with each MCO to familiarize themselves with each MCO formulary/pharmacy process and available data in order to be prepared to work with the MCOs on reporting specs.

Primary Care Behavioral Health Services

The HUSKY MCOs will retain responsibility for all primary care services and all associated charges, regardless of diagnosis. These responsibilities include:

State of Connecticut                                                             Page 13                                                            01/26/06

1.      behavioral health related prevention and anticipatory guidance;
2.      screening for behavioral health disorders;
3.	treatment of behavioral health disorders that the primary care physician concludes can be safely and appropriately treated in a primary care setting;
4.
management of psychotropic medications, when the primary care physician concludes it is safe and appropriate to do so, in conjunction with treatment by a BHP non-medical behavioral health specialist when necessary; and

5.	referral to a behavioral health specialist when the primary care physician concludes that it is safe and appropriate to do so.

The BHP ASO will develop education and guidance for primary care physicians related to the provision of behavioral health services in primary care settings. At their discretion, the HUSKY MCOs can collaborate with the ASO in the development of education and guidance or they will be provided the opportunity to review and comment. The education and guidance will address PCP prescribing with support and guidance from the ASO or referring clinic, in circumstances when the PCP is comfortable with this responsibility. The BHP ASO will make telephonic psychiatric consultation services available to primary care providers. Consultation may be initiated by any primary care provider that is seeking guidance on psychotropic prescribing for a HUSKY A, HUSKY B, or Voluntary Services enrollee.

To promote effective coordination and collaboration, the BHP ASO will work with interested HUSKY MCOs and provider organizations to sponsor opportunities for joint training. HUSKY MCO policies and provider contracts must permit the provision of behavioral health services by primary care providers; however, the MCOs will not be expected to provide education and training to improve ability of primary care providers to provide these services.

The HUSKY MCOs may track and trend primary care behavioral health utilization. The MCOs will address any increase in the utilization trend with the Departments.

Quality Management

The BHP ASO will be required to conduct at least three quality improvement initiatives each year. For the second year of the contract, the ASO will invite the HUSKY MCOs to participate in a joint quality improvement initiative focused on an area of mutual concern. Each MCO may participate at its discretion. The Departments will determine during the second year of the project whether to ask the BHP ASO to propose an additional joint quality improvement initiative with the MCOs during the third year of its contract.

Reports

The BHP ASO will provide a weekly census report on all behavioral health inpatient stays identifying those with co-occurring medical and behavioral health conditions. In

State of Connecticut                                                            Page 14                                                            01/26/06

addition, the reports in Exhibit E of the BHP ASO contract will also be made available to the MCOs upon request.

The MCOs will provide daily and monthly reports and/or data as mutually agreed upon to the BHP ASO regarding i) behavioral health emergency department visits, ii) behavioral health emergency room recidivism, iii) substance abuse & neonatal withdrawal, iv) child/adolescent obesity and/or type II diabetes, v) sickle cell report, vi) eating disorders report, and vii) medical detox.

The Departments will also make MCO specific behavioral health encounter data available to the MCOs upon request to support quality management activities and coordination. The format of the data extract will be consistent with the encounter data reporting format, or other format mutually agreed upon by the Departments and the MCO.

The HUSKY MCOs will identify BH NEMT data versus medical NEMT data in their NEMT reporting to DSS. In addition, the HUSKY MCOs will track and trend NEMT complaints related to BH visits separately from NEMT complaints related to medical visits. The BHP ASO will also compile NEMT related complaints, although these complaints will be forwarded to the HUSKY MCOs for resolution.

The MCOs will continue to include behavioral health access in their CAHPS survey and report this information to the Departments.

School-Based Health Center Services

In general, BHP will be responsible for reimbursing school-based health centers for behavioral health diagnostic and treatment services (CPT 90801-90807, 90853, 90846, and 90847) provided to students with a behavioral health diagnosis. The HUSKY MCOs will be responsible for primary care services provided by school-based health centers, regardless of diagnosis, but they will not be responsible for behavioral health assessment and treatment services billed under CPT codes 90801-90807, 90853, 90846, and 90847. The following narrative provides additional background and a rationale for this arrangement.

School-based health centers currently provide a range of general health and behavioral health services that are reimbursable under the HUSKY program. All of these school-based health centers are licensed by the Department of Public Health, either as freestanding outpatient clinics or as satellites under a hospital license. Under these licenses, clinics can provide general medical services as well as behavioral health services.

School-based health centers vary in their degree of expertise in the provision of behavioral health services. Some school-based health centers provide prevention and counseling for students with emotional or behavioral issues and bill for those services using general primary care prevention and counseling codes, often without a behavioral

State of Connecticut                                                             Page 15                                                            01/26/06

health diagnosis. Those primary care and preventive counseling services that are currently covered under the MCO contracts with individual School-Based Health Centers will continue to be the responsibility of the HUSKY MCOs.

Other school-based health centers have taken steps to develop their behavioral health services including relying on licensed behavioral health practitioners and/or affiliation agreements with local outpatient child psychiatric clinic that provide clinical staff, consultation, or oversight. If the school-based health center provides behavioral health diagnostic and treatment services, these services will be the responsibility of the BHP ASO. The school-based health center must enroll as a CMAP provider in order to be reimbursed for those services under BHP.

In some cases, the behavioral health component of the school-based health center's services is provided under the license of an outpatient child psychiatric clinic. In this case, the outpatient child psychiatric clinic will be enrolled as a CMAP provider and the services provided will be reimbursable as behavioral health clinic services under BHP.

Transportation

All of the HUSKY MCOs will continue to provide transportation for HUSKY A enrollees with behavioral health disorders for behavioral health services that are covered under Medicaid. Specifically, the MCOs will continue to be responsible for transportation to hospitals, clinics, and independent professionals for routine outpatient, extended day treatment, intensive outpatient, partial hospitalization, detoxification, methadone maintenance, and inpatient psychiatric services. The MCOs will also be responsible for services that might be covered under EPSDT. For example, case management services are not included in the Connecticut Medicaid state plan, but they are covered under EPSDT when medically necessary. Although case management does not necessarily require transportation to a facility, if transportation to a facility were necessary for a case management encounter, the MCOs would be responsible for providing it. These policies under BHP are simply a continuation of current HUSKY A program policies.

The MCOs will not be responsible for transportation for non-Medicaid services such as respite, or DCF funded services that are designed to come to the client including care coordination, emergency mobile psychiatric services, home-based services, and therapeutic mentoring.

The transportation benefit for behavioral health visits will continue to be subject to the same policies and procedures applicable to other HUSKY A covered services. The Departments will issue a member services handbook that indicates that transportation services are covered for HUSKY A enrollees and that such services will be covered by the HUSKY MCO with which the member is enrolled. The handbook will indicate that the MCO specific transportation policies apply, that HUSKY MCO recipients should refer to their HUSKY member handbook for details, and arrange for transportation directly with their HUSKY MCO transportation broker.

State of Connecticut                                                            Page 16                                                            01/26/06

The ASO will make referrals to the closest appropriate providers (typically 3 names will be given upon request) and avoid referrals to facilities and offices outside of a 25-30 mile radius unless circumstances require otherwise. The ASO is not required to review provider distance from the member when responding to requests for authorization. The transportation brokers will assess all requests for transportation when contacted by the member and it will be up to the transportation broker and the MCO to apply coverage limitations as appropriate when contacted by the member. In most cases, the transportation broker and/or the MCO will be able to make decisions about whether to authorize transportation to the non-closest provider or to a provider that is outside of the 25-30 mile radius by working directly with the member.   However, the ASO will be required to respond to inquiries from the MCO or transportation broker if additional information is needed to support authorization of a transportation request.

The HUSKY MCOs will also retain responsibility for all Emergency Medical Transportation and associated charges, regardless of diagnosis, and hospital-to-hospital ambulance transportation of members with a behavioral health condition.

The BHP ASO is expected to work closely with the MCOs to monitor transportation utilization and, if necessary, cooperate with the MCOs in conducting targeted provider education or training related to the appropriate use of transportation services. The HUSKY MCOs may track and trend utilization of transportation to behavioral health facilities. Any increases in the utilization trend will be addressed with the Departments.

State of Connecticut                                                             Page 17                                                            01/26/06

APPENDIX O

CTBHP Master Covered Services Table

CTBHP Covered Services Table Revised July 31,2006

0507

HUSKY A and B Appendix O - CT BHP Master Covered Services Table - September 2006
Coverage	1 = HUSKY MCO - All diagnoses
Responsibility	2= BHP -All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered

Code	General Hospital Inpatient	Coverage
110	Room & Board- Private	3
111	Room & Board- Private -Med/Surg/Gyn	3
112	Room & Board- Private -OB	3
113	Room & Board- Private -Pediatric	3
114	Room & Board - Private - Psychiatric	2
115	Room & Board- Private -Hospice	3
116	Room & Board - Private - Detox	2
117	Room & Board- Private -Oncology	3
118	Room & Board- Private -Rehab	3
119	Room & Board- Private -Other	3
120	Room & Board-Semi-Private/2 Bed	3
121	Room & Board-Semi-Private/ 2 Bed- Med/Surg/Gyn	3
122	Room & Board-Semi-Private/ 2 Bed -OB	3
123	Room & Board-Semi-Private/ 2 Bed-Pediatric	3
124	Room & Board - Semi-Private/2 Bed - Psychiatric	2
125	Room & Board-Semi-Private/ 2 Bed-Hospice	3
126	Room & Board - Semi-Private/2 Bed - Detox	2
127	Room & Board-Semi-Private/ 2 Bed-Oncology	3
128	Room & Board-Semi-Private/ 2 Bed-Rehab	3
129	Room & Board-Semi-Private/ 2 Bed-Other	3
130	Room & Board-Semi-Private/3-4 Bed	3
131	Room & Board-Semi-Private/3-4 Bed- Med/Surg/Gyn	3
132	Room & Board-Semi-Private/3-4 Bed-OB	3
133	Room & Board-Semi-Private/3-4 Bed-Pediatric	3
134	Room & Board - Semi-Private/3-4 Bed - Psychiatric	2
135	Room & Board-Semi-Private/3-4 Bed-Hospice	3
136	Room & Board - Semi-Private/3-4 Bed - Detox	2
137	Room & Board-Semi-Private/3-4 Bed-Oncology	3
138	Room & Board-Semi-Private/3-4 Bed-Rehab	3
139	Room & Board-Semi-Private/3-4 Bed-Other	3
140	Room & Board-Private-Deluxe	3
141	Room & Board-Private-Deluxe- Med/Surg/Gyn	3
142	Room & Board-Private - Deluxe-OB	3
143	Room & Board-Private - Deluxe-Pediatric	3
144	Room & Board - Private - Deluxe - Psychiatric	2
145	Room & Board-Private - Deluxe-Hospice	3
146	Room & Board - Private - Deluxe - Detox	2
147	Room & Board-Private - Deluxe-Oncology	3
148	Room & Board-Private - Deluxe-Rehab	3
149	Room & Board-Private - Deluxe-Other	3
150	Room & Board - Ward	3
151	Room & Board - Ward - Med/Surg/ Gyn	3
152	Room & Board - Ward - OB	3
153	Room & Board - Ward - Pediatric	3
154	Room & Board - Ward - Psychiatric	2
155	Room & Board - Ward - Hospice	3
156	Room & Board - Ward - Detox	2
157	Room & Board - Ward - Oncology	3
158	Room & Board - Ward - Rehab	3
159	Room & Board - Ward - Other	3
160	Other Room & Board	3
164	Other Room & Board - Sterile Environment	3
167	Other Room & Board - Self Care	3
169	Other Room & Board - Other	3
170	Room & Board- Nursery	3
171	Room & Board- Nursery - Newborn	3
172	Room & Board- Nursery - Premature	3
175	Room & Board- Nursery - Neonatal ICU	3
179	Room & Board- Nursery - Other	3

5/1/2007

1 of 11 HUSKY A B Appendix O - BHP Master Covered Services Table 05/01/07]

CTBHP Covered Services Table Revised July 31, 2006

0507

	HUSKY A and B Appendix 0 - CT BHP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BHP - All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
190	Subacute Care	3
200	Intensive Care	3
201	Intensive Care - Surgical	3
202	Intensive Care - Medical	3
203	Intensive Care - Pediatric	3
204	Intensive Care - Psychiatric	2
205	Intensive Care - Post ICU	3
207	Intensive Care - Burn Treatment	3
208	Intensive Care - Trauma	3
209	Intensive Care - Other	3
210	Coronary Care	3
211	Coronary Care - Myocardial Infarction	3
212	Coronary Care - Pulmonary	3
213	Coronary Care - Heart Transplant	3
214	Coronary Care - Post CCU	3
219	Coronary Care - Other	3
224	Late discharge/Medically necessary	4
	Note: MCOs cover alcohol detoxification on a medical floor.
Code	General Hospital Emergency Department	Coverage
450	Emergency Room General Classification	1
451	EMTALA Emergency Medical Screening Services	1
452	Emergency Room Beyond EMTALA Screening	1
456	Urgent Care	1
459	Other Emergency Room	1
762	Observation room	3
981	Professional Fee - Emergency Department	1

Code	General Hospital Outpatient	Coverage
490	Ambulatory Surgery**	3
762	Observation room	3
900	Psychiatric Services General (Evaluation)	2
901	Electroconvulsive Therapy**	2
905	Intensive Outpatient Services - Psychiatric	2
906	Intensive Outpatient Services - Chemical Dependency	2
907	Community Behavioral Health Program (Day Treatment)	2
913	Partial Hospital	2
914	Individual Therapy	2
915	Group Therapy	2
916	Family Therapy	2
918	Psychiatric Service - Testing	3
919	Other - Med Admin	2
961	Professional Fees-Psychiatric	4
All others		1
	Note: Includes outpatient provided by special care hospitals (e.g., Gaylord)
	"MCOs pay for all professional services charges (e.g., anesthesiologist) regardless of diagnosis, except psychiatrist charges.
Code	Psychiatric Hospital Inpatient (includes Riverview, CVH)	Coverage
100	All inclusive room and board plus ancillary	4
124	Room and Board-Psychiatric	2
126	Room & Board - Semi-Private/2 Bed - Detox	2
128	Room & Board-Semi-Private/ 2 Bed-Rehab	4
190	Subacute Care	2
224	Late discharge/Medically necessary	4

Code	Psychiatric Hospital Outpatient	Coverage
490	Ambulatory Surgery**	3
762	Observation room	2
900	Psychiatric Services General (Evaluation)	2
901	Electroconvulsive Therapy	2
905	Intensive Outpatient Services ^psychiatric	2
906	Intensive Outpatient Services - Chemical Dependency	2
5/1/2007

2 of 11 HUSKY A B Appendix 0 - BHP Master Covered Services Table 05/01/07]

CTBHP Covered Services Table Revised July 31, 2006

0507

HUSKY A and B Appendix O - CT BHP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO -All diagnoses
Responsibility	2= BHP -All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
907	Community Behavioral Health Program (Day Treatment)	2
913	Partial Hospital-More Intensive	2
914	Psychiatric Service-Individual Therapy	2
915	Psychiatric Service-Group Therapy	2
916	Psychiatric Service-Family Therapy	2
918	Psychiatric Service-Testing	2
919	Other- Med Admin	2
	"MCOs pay for all professional services charges (e.g., anesthesiologist) regardless of diagnosis, except psychiatrist charges.
Code	Alcohol and Drug Abuse Center (Non-hospital Inpatient Detox)	Coverage
H0011	Acute Detoxification (residential program inpatient)	2

Code	Alcohol and Drug Abuse Center (Ambulatory Detoxification)	Coverage
H0014	Ambulatory Detoxification	2

Code	PRTF	Coverage
T2048	Psychiatric health facility service, per diem	2

Code	DCF Residential	Coverage
N/A	DCF Funded residential facility	2

Code	Long Term Care Facility	Coverage
100	Per diem rate	1
183	Home reserve	1
185	Inpatient hospital reserve	1
189	Non-covered reserve	4
	Note: Includes inpatient at special care hospitals.
Code	MH Clinic	Coverage
90801	Psychiatric Diagnostic Interview	2
90802	Interactive Psychiatric Diagnostic Interview	2
90804	Individual Psychotherapy- Office or other Outpatient (20-30 min)	2
90805	Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90807	Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90809	Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
90810	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min)	2
90811	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90812	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90813	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90814	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90815	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
90846	Family Psychotherapy (without the patient present)	2
90847	Family Psychotherapy (conjoint psychotherapy) (with the patient present)	2
90849	Multi-group family psychotherapy	2
90853	Group psychotherapy	2
90857	Interactive group psychotherapy	2
90862	Pharmacologic management	2
90887	Interpretation or explanation of results of psychiatric or other medical examinations and procedures or other accumulated data to family or other responsible persons.	2
96101	Psychological testing, per hour	2
96110	Developmental testing and report, limited	2
96111	Developmental testing and report, extended	2
96118	Neuropsychological testing battery, per hour	2
H0015	Intensive Outpatient-Substance Dependence*	2
H0035	Mental health partial hospitalization, treatment, less than 24 hours (CMHC)*	2
H2012	Extended Day Treatment	p*ft**
H2013	Partial Hospitalization (non-CMHC)*	2*

5/1/2007

3 of 11 HUSKY A B Appendix O - BHP Master Covered Services Table 05/01/07]

CTBHP Covered Services Table Revised July 31,2006

0507

HUSKY A and B Appendix O - CT BMP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BMP -All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
H2019	Therapeutic Behavioral Services, per 15 minutes (IICAPS, MST, MDFT, FFT, FST, HVS) (Clients under 21 only)	2***
T1017	Targeted case management, each 15 minutes (part of home-based services only - IICAPS, MST, MDFT, FFT, FST, HVS) (Clients under 21 only)	2
J1630	Jnjection, Haloperidol, up to 5 mg	2
J1631	Injection, Haloperidol decanoate, per 50 mg^	2
J2680	Injection, Fluphenazine decanoate, up to 25 mg	2
M0064	Brief office visit for the sole purpose of monitoring or changing drug prescriptions used in the treatment of mental psychoneurotic and personality disorders	2
S9480	Intensive Outpatient-Mental Health	2
S9484	Emergency mobile mental health service, follow-up (Clients under 21 only)	o***
S9485	Emergency mobile mental health service, initial evaluation (Clients under 21 only)	Oft**
T1016	Case Management - Coordination of health care services - each 15 min.	2
H0037	Community_psychiatric supportive treatment program, per diem	4
S9475	Ambulatory setting, substance abuse treatment or detoxification services	4
	'Coverage restricted to providers approved by DSS to provide this service
	*** Coverage restricted to providers certified by DCF to provide this service
	""Coverage restricted to providers licensed by DCF to provide this service

Code	FQHC Mental Health Clinic	Coverage
90801	Psychiatric Diagnostic Interview	2
90802	Interactive Psychiatric Diagnostic Interview	2
90804	Individual Psychotherapy- Office or other Outpatient (20-30 min)	2
90805	Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90807	Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90809	Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
90810	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min)	2
90811	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90812	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90813	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90814	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90815	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
90846	Family Psychotherapy (without the patient present)	2
90847	Family Psychotherapy (conjoint psychotherapy) (with the patient present)	2
90849	Multi-group family psychotherapy	2
90853	Group psychotherapy	2
90857	Interactive group psychotherapy	2
90862	Pharmacologic management	2
90887	Interpretation or explanation of results of psychiatric or other medical examinations and procedures or other accumulated data to family or other responsible persons.	2
96101	Psychological testing, per hour	2
96110	Developmental testing and report, limited	2
96111	Developmental testing and report, extended	2
96118	Neuropsychological testing battery, per hour	2
H0015	Intensive Outpatient-Substance Dependence*	2
H2012	Extended Day Treatment	n****
H2013	Partial Hospitalization (non-CMHC)*	2*
J1630	Injection, Haloperidol, up to 5 mg	2
J1631	Injection, Haloperidol decanoate, per 50 mg	2
J2680	Injection, Fluphenazine decanoate, up to 25 mg	2
M0064	Brief office visit for the sole purpose of monitoring or changing drug prescriptions used in the treatment of mental psychoneurotic and personality disorders	2
S9480	Intensive Outpatient-Mental Health	2
S9484	Emergency mobile mental health service, follow-up (Clients under 21 only)	2***
S9485	Emergency mobile mental health service, initial evaluation (Clients under 21 only)	o***
T1015	Clinic visit/encounter all-inclusive (For use by FQHC MH Clinics)	2
5/1/2007

4 of 11 HUSKY A B Appendix O - BHP Master Covered Services Table 05/01/07]

CTBHP Covered Services Table Revised July 31, 2006

0507

	HUSKY A and B Appendix O - CT BHP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BHP - All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
H0037	Community psychiatric supportive treatment program, per diem	4
S9475	Ambulatory setting, substance abuse treatment or detoxification services	4
	'Coverage restricted to providers approved by DSS to provide this service

Code	Rehabilitation Clinic	Coverage
90801	Psychiatric Diagnostic Interview	3
90804	Individual Psychotherapy- Office or other Outpatient (20-30 min)	3
90805	Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	3
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	3
90807	Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	3
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)	3
90809	Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	3
90846	Family psychotherapy (without the patient present)	3
90847	Family psychotherapy (conjoint)	3
90853	Group psychotherapy	3
90857	Interactive Group therapy	3
96118	Neuropsychological testing battery, per hour	3
All others		1

Code	School-Based Health Centers (Freestanding Medical Clinic)	Coverage
90782	Therapeutic or diagnostic injection; subcutaneous or intramuscular	1
90783	Therapeutic or diagnostic injection; intra-arterial	1
90784	Therapeutic or diagnostic injection; intravenous	1
90801	Psychiatric Diagnostic Interview	3
90804	Individual psychotherapy (20-30 min)	3
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90846	Family psychotherapy (without the patient present)	3
90847	Family psychotherapy (conjoint psychotherapy w/patient present)	3
90853	Group psychotherapy (other than of a multiple-family group)	3
99211	Office or other outpatient visit for the evaluation and management of an established patient, that may not require the presence of a physician. (Typically 5 minutes)	1
99212	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: problem focused history; problem focused examination; straightforward medical decision-making. (Typically 10 minutes face-to-face)	1
99213	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: expanded problem focused history; expanded problem focused examination; medical decision making of low complexity. (Typically 15 minutes face-to-face)	1
99214	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: detailed history; detailed examination; medical decision making of moderate complexity (Typically 25 minutes face-to-face)	1
99215	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: comprehensive history; comprehensive examination; medical decision making of high complexity (Typically 40 minutes face-to-face)	1
All others		1

Code	School-Based Health Centers (FQHC Medical Clinic)	Coverage
90782	Therapeutic or diagnostic injection; subcutaneous or intramuscular	1
90783	Therapeutic or diagnostic injection; intra-arterial	1
90784	Therapeutic or diagnostic injection; intravenous	1
90801	Psychiatric Diagnostic Interview	3
90804	Individual psychotherapy (20-30 min)	3
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90846	Family psychotherapy (without the patient present)	3
90847	Family psychotherapy (conjoint psychotherapy w/patient present)	3
90853	Group psychotherapy (other than of a multiple-family group)	3
T1015	Clinic visit/encounter all-inclusive (For use by FQHC Clinics)	2
99211	Office or other outpatient visit for the evaluation and management of an established patient, that may not require the presence of a physician. (Typically 5 minutes)	1
5/1/2007

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0507

HUSKY A and B Appendix O - CT BHP Master Covered Services Table - September 2006
Coverage	1 = HUSKY MCO - All diagnoses
Responsibility	2= BHP - All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
99212	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: problem focused history; problem focused examination; straightforward medical decision-making. (Typically 10 minutes face-to-face)	1
99213	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: expanded problem focused history; expanded problem focused examination; medical decision making of low complexity. (Typically 15 minutes face-to-face)	1
99214	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: detailed history; detailed examination; medical decision making of moderate complexity (Typically 25 minutes face-to-face)	1
99215	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: comprehensive history; comprehensive examination; medical decision making of high complexity (Typically 40 minutes face-to-face)	1
All others		1

Code	Methadone Clinic	Coverage
H0020	Methadone service; rate includes all services for which the source of service is the methadone maintenance clinic.	2

Code	MD, DO and APRN other than Psychiatrist or Psychiatric APRN	Coverage
00104	Anesthesia for electroconvulsive therapy	1
80100	Drug screen, qualitative, chromatographic method, each procedure	1
81000	Urinalysis, by dip stick or tablet reagent, non-automated, with microscopy	1
83840	Methadone chemistry (quantitative analysis)	1
90782	Therapeutic or diagnostic injection; subcutaneous or intramuscular	1
90783	Therapeutic or diagnostic injection; intra-arterial	1
90784	Therapeutic or diagnostic injection; intravenous	1
908XX	Psychotherapy codes	4
99211	Office or other outpatient visit for the evaluation and management of an established patient, that may not require the presence of a physician. (Typically 5 minutes)	1
99212	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: problem focused history; problem focused examination; straightforward medical decision making (Typically 10 minutes face-to-face)	1
99213	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: expanded problem focused history; expanded problem focused examination; medical decision making of low complexity. (Typically 15 minutes face-to-face)	1
99214	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: detailed history; detailed examination; medical decision making of moderate complexity (Typically 25 minutes face-to-face)	1
99215	Office or other outpatient visit for the evaluation and management of an established patient, which requires at least two of these three components: comprehensive history; comprehensive examination; medical decision making of high complexity (Typically 40 minutes face-to-face)	1
All others		1

Code	Psychiatrist (MD or DO)	Coverage
90801	Diagnostic Interview	2
90802	Interactive Diagnostic Interview	2
90804	Individual Psychotherapy-Office or other Outpatient (20-30 min)	2
90805	Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90807	Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90809	Individual PsychotherapyjOffice or other Outpatient (75-80 min) with medical evaluation and management services	2
90810	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min)	2
90811	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90812	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90813	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90814	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90815	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
5/1/2007

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0507

	HUSKY A and B Apjoejrdixjg^CT BMP Master Covered Services Table - September 2006
Coverage	1 = HUSKY MCO - All diagnoses
Responsibility	2= BHP- All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
90816	Individual Psychotherapy-Facility Based (20-30 min)	2
90817	90816 with medical evaluation and management	2
90818	Individual psychotherapy, insight oriented 45-50 minutes	2
90819	90818 with medical evaluation and management	2
90821	Individual Psychotherapy-Facility Based (75-80 min)	2
90822	Individual Psychotherapy-Facility Based (75-80 min) with med management	2
90823	Interactive Individual Psychotherapy-Facility Based (20-30 min)	2
90824	Interactive Individual Psychotherapy-Facility Based (20-30 min) med management	2
90826	Interactive Individual Psychotherapy-Facility Based (45-50 min)	2
90827	Interactive Individual Psychotherapy-Facility Based (45-50 min) med management	2
90828	Interactive Individual Psychotherapy-Facility Based (75-80 min)	2
90829	Interactive Individual Psychotherapy-Facility Based (75-80 min) med management	2
90846	Family Psychotherapy (without the patient present)	2
90847	Family Psychotherapy (conjoint)	2
90849	Multi-group family psychotherapy	2
90853	Group Psychotherapy	2
90857	Interactive Group psychotherapy	2
90862	Pharmacological management, including prescription, use, and review of medication with no more than minimal medical psychotherapy	2
90865	Narcosynthesis for Psychiatric Diagnostic and Therapeutic purposes	2
90870	Electroconvulsive therapy (including necessary monitoring); single seizure	2
90875	Individual psychophysiological therapy incorporating biofeedback training (20-30 min)	2
90876	Individual psychophysiological therapy incorporating biofeedback training (45-50 min)	2
90880	Hypnotherapy	2
90887	Interpretation or explanation of results of psychiatric or other medical examinations and procedures or other accumulated data to family or other responsible persons.	2
96101	Psychological testing, per hour	2
96110	Developmental testing with report	2
96111	Developmental testing, extended	2
96118	Neuropsychological testing battery, per hour	2
99201	Office or other outpatient visit, 10 minutes, new patient	2
99202	Office or other outpatient visit, 20 minutes, new patient	2
99203	Office or other outpatient visit, 30 minutes, new patient	2
99204	Office or other outpatient visit, 45 minutes, new patient	2
99205	Office or other outpatient visit, 60 minutes, new patient	2
99211	Office or other outpatient visit, 5 minutes, established patient	2
99212	Office or other outpatient visit, 10 minutes, established patient	2
99213	Office or other outpatient visit, 15 minutes, established patient	2
99214	Office or other outpatient visit, 25 minutes, established patient	2
99215	Office or other outpatient visit, 40 minutes, established patient	2
99217	Observation care discharge	2
99218	Initial observation care, low severity	2
99219	Initial observation care, moderate severity	2
99220	Initial observation care, high severity	2
99221	Inpatient hospital care, 30 minutes	2
99222	Inpatient hospital care, 50 minutes	2
99223	Inpatient hospital care, 70 minutes	2
99231	Subsequent hospital care, 15 minutes	2
99232	Subsequent hospital care, 25 minutes	2
99233	Subsequent hospital care, 35 minutes	2
99234	Observation of inpatient hospital care, low severity	2
99235	Observation of inpatient hospital care, moderate severity	2
99236	Observation of inpatient hospital care, high severity	2
99238	Hospital discharge day management 30 minutes or less	2
99239	Hospital discharge day management more than 30 minutes	2
99241	Office consultation for a new or established patient, approximately 15 minutes	2
99242	Office consultation for a new or established patient, approximately 30 minutes	2
99243	Office consultation for a new or established patient, approximately 40 minutes	2
99244	Office consultation for a new or established patient, approximately 60 minutes	2
99245	Office consultation for a new or established patient, approximately 80 minutes	2
99251	Initial inpatient consultation, 20 minutes	2

5/1/2007

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0507

	HUSKY A and B Appendix 0 - CT BHP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BHP - All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
99252	Initial inpatient consultation, 40 minutes	2
99253	Initial inpatient consultation, 55 minutes	2
99254	Initial inpatient consultation, 80 minutes	2
99255	Initial inpatient consultation, 110 minutes	2
99271	Confirmatory consultation, limited or minor	2
99272	Confirmatory consultation, low severity	2
99273	Confirmatory consultation, moderate severity	2
99274	Confirmatoryjjonsultation, moderate to high severity	2
99275	Confirmatory consultation, high severity	2
99281	Emergency department visit, minor severity	2
99282	Emergency department visit, low to moderate severity	2
99283	Emergency department visit, moderate severity	2
99284	Emergency department visit, high severity	2
99285	Emergency department visit, high severity with significant threat	2
J1630	Injection, Haloperidol, up to 5 mg	2
J1631	Injection, Haloperidol decanoate, per 50 mg	2
J2680	Injection, Fluphenazine decanoate, up to 25 mg	2
M0064	Brief office visit for the sole purpose of monitoring or changing prescriptions used in the treatment of mental psychoneurotic or personality disorders	2
T1016	Case Management - Coordination of health care services - each 15 min.	2
All others		4

Code	Psychiatric APRN	Coverage
90801	Diagnostic Interview	2
90802	Interactive Diagnostic Interview	2
90804	Individual Psychotherapy-Office or other Outpatient (20-30 min)	2
90805	Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90807	Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90809	Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
90810	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min)	2
90811	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min) with medical evaluation and management services	2
90812	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min)	2
90813	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min) with medical evaluation and management services	2
90814	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min)	2
90815	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min) with medical evaluation and management services	2
90816	Individual Psychotherapy-Facility Based (20-30 min)	2
90817	90816 with medical evaluation and management	2
90818	Individual psychotherapy, insight oriented 45-50 minutes	2
90819	90818 with medical evaluation and management	2
90821	Individual Psychotherapy-Facility Based (75-80 min)	2
90822	Individual Psychotherapy-Facility Based (75-80 min) with med management	2
90823	Interactive Individual Psychotherapy-Facility Based (20-30 min)	2
90824	Interactive Individual Psychotherapy-Facility Based (20-30 min) med management	2
90826	Interactive Individual Psychotherapy-Facility Based (45-50 min)	2
90827	Interactive Individual Psychotherapy-Facility Based (45-50 min) med management	2
90828	Interactive Individual Psychotherapy-Facility Based (75-80 min)	2
90829	Interactive Individual Psychotherapy-Facility Based (75-80 min) med management	2
90846	Family Psychotherapy (without the patient present)	2
90847	Family Psychotherapy (conjoint)	2
90849	Multi-group family psychotherapy	2
90853	Group Psychotherapy	2
90857	Interactive Group psychotherapy	2
90862	Pharmacological management, including prescription, use, and review of medication with no more than minimal medical psychotherapy	2
90865	Narcosynthesis for Psychiatric Diagnostic and Therapeutic purposes	2
5/1/2007

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CTBHP Covered Services Table Revised July 31,2006

0507

	HUSKY A and B Appendix O - CT BHP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BHP - All diagnoses
Legend:	3= BHP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
90870	Electroconvulsive therapy (including necessary monitoring); single seizure	2
90875	Individual psychophysiological therapy incorporating biofeedback training (20-30 min)	2
90876	Individual psychophysiological therapy incorporating biofeedback training (45-50 min)	2
90880	Hypnotherapy	2
90887	Interpretation or explanation of results of psychiatric or other medical examinations and procedures or other accumulated data to family or other responsible persons.	2
96101	Psychological testing, per hour	2
96110	Developmental testing with report	2
96111	Developmental testing, extended	2
96118	Neuropsychological testing battery, per hour	2
99201	Office or other outpatient visit, 10 minutes, new patient	2
99202	Office or other outpatient visit, 20 minutes, new patient	2
99203	Office or other outpatient visit, 30 minutes, new patient	2
99204	Office or other outpatient visit, 45 minutes, new patient	2
99205	Office or other outpatient visit, 60 minutes, new patient	2
99211	Office or other outpatient visit, 5 minutes, established patient	2
99212	Office or other outpatient visit, 10 minutes, established patient	2
99213	Office or other outpatient visit, 15 minutes, established patient	2
99214	Office or other outpatient visit, 25 minutes, established patient	2
99215	Office or other outpatient visit, 40 minutes, established patient	2
99217	Observation care discharge	2
99218	Initial observation care, low severity	2
99219	Initial observation care, moderate severity	2
99220	Initial observation care, high severity	2
99221	Inpatient hospital care, 30 minutes	2
99222	Inpatient hospital care, 50 minutes	2
99223	Inpatient hospital care, 70 minutes	2
99231	Subsequent hospital care, 15 minutes	2
99232	Subsequent hospital care, 25 minutes	2
99233	Subsequent hospital care, 35 minutes	2
99234	Observation of inpatient hospital care, low severity	2
99235	Observation of inpatient hospital care, moderate severity	2
99236	Observation of inpatient hospital care, high severity	2
99238	Hospital discharge day management 30 minutes or less	2
99239	Hospital discharge day management more than 30 minutes	2
99241	Office consultation for a new or established patient, approximately 15 minutes	2
99242	Office consultation for a new or established patient, approximately 30 minutes	2
99243	Office consultation for a new or established patient, approximately 40 minutes	2
99244	Office consultation for a new or established patient, approximately 60 minutes	2
99245	Office consultation for a new or established patient, approximately 80 minutes	2
99251	Initial inpatient consultation, 20 minutes	2
99252	Initial inpatient consultation, 40 minutes	2
99253	Initial inpatient consultation, 55 minutes	2
99254	Initial inpatient consultation, 80 minutes	2
99255	Initial inpatient consultation, 110 minutes	2
99271	Confirmatory consultation, limited or minor	2
99272	Confirmatory consultation, low severity	2
99273	Confirmatory consultation, moderate severity	2
99274	Confirmatory consultation, moderate to high severity	2
99275	Confirmatory consultation, high severity	2
99281	Emergency department visit, minor severity	2
99282	Emergency department visit, low to moderate severity	2
99283	Emergency department visit, moderate severity	2
99284	Emergency department visit, high severity	2
99285	Emergency department visit, high severity with significant threat	2
J1630	Injection, Haloperidol, up to 5 mg	2
J1631	Injection, Haloperidol decanoate, per 50 mg	2
J2680	Injection, Fluphenazine decanoate, up to 25 mg	2
M0064	Brief office visit for the sole purpose of monitoring or changing prescriptions used in the treatment of mental psychoneurotic or personality disorders	2
T1016	Case Management - Coordination of health care services - each 15 min.	2
5/1/2007

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0507

HUSKY A and B Appendix O;- CT BMP Master Covered Services Table	- September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BMP - All diagnoses
Legend:	3= BMP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
All others			4

Code	Psychologist and Psychologist Group		Coverage
90801	Diagnostic Interview		2
90802	Interactive Diagnostic Interview		2
90804	Individual Psychotherapy-Office or other Outpatient (20-30 min)		2
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)		2
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)		2
90810	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min)		2
90812	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min)		2
90814	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min)		2
90816	Individual Psychotherapy-Facility Based (20-30 min)		2
90818	Individual psychotherapy, insight oriented 45-50 minutes		2
90821	Individual Psychotherapy-Facility Based (75-80 min)		2
90823	Interactive Individual Psychotherapy-Facility Based (20-30 min)		2
90826	Interactive Individual Psychotherapy-Facility Based (45-50 min)		2
90828	Interactive Individual Psychotherapy-Facility Based (75-80 min)		2
90846	Family Psychotherapy (without the patient present)		2
90847	Family Psychotherapy (conjoint)		2
90849	Multi-group family psychotherapy		2
90853	Group Psychotherapy		2
90857	Interactive Group psychotherapy		2
90875	Individual psychophysiological therapy incorporating biofeedback training (20-30	min)	2
90876	Individual psychophysiological therapy incorporating biofeedback training (45-50	min)	2
90880	Hypnotherapy		2
90887	Interpretation or explanation of results of psychiatric or other medical examinations and procedures or other accumulated data to family or other responsible persons. .		2
96101	Psychological testing, per hour		2
96110	Developmental testing with report		2
96111	Developmental testing, extended		2
96118	Neuropsychological testing battery, per hour		2
T1016	Case Management - Coordination of health care services - each 15 min.		2

Code	Independent Practice Behavioral Health Professional (LCSW, LMFT, LPC, LADC)		Coverage
90801	Diagnostic Interview		2
90802	Interactive Diagnostic Interview		2
90804	Individual Psychotherapy-Office or other Outpatient (20-30 min)		2
90806	Individual Psychotherapy-Office or other Outpatient (45-50 min)		2
90808	Individual Psychotherapy-Office or other Outpatient (75-80 min)		2
90810	Interactive Individual Psychotherapy-Office or other Outpatient (20-30 min)		2
90812	Interactive Individual Psychotherapy-Office or other Outpatient (45-50 min)		2
90814	Interactive Individual Psychotherapy-Office or other Outpatient (75-80 min)		2
90816	Individual Psychotherapy-Facility Based (20-30 min)		2
90818	Individual psychotherapy, insight oriented 45-50 minutes		2
90821	Individual Psychotherapy-Facility Based (75-80 min)		2
90823	Interactive Individual Psychotherapy-Facility Based (20-30 min)		2
90826	Interactive Individual Psychotherapy-Facility Based (45-50 min)		2
90828	Interactive Individual Psychotherapy-Facility Based (75-80 min)		2
90846	Family Psychotherapy (without the patient present)		2
90847	Family Psychotherapy (conjoint)		2
90849	Multi-group family psychotherapy		2
90853	Group Psychotherapy		2
90857	Interactive Group psychotherapy		2
90875	Individual psychophysiological therapy incorporating biofeedback training (20-30	min)	2
90876	Individual psychophysiological therapy incorporating biofeedback training (45-50	min)	2
90880	Hypnotherapy		2
90887	Interpretation or explanation of results of psychiatric or other medical examinations and procedures or other accumulated data to family or other responsible persons.		2
96110	Developmental testing with report		2
5/1/2007

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0507

	HUSKY A and B Appendix O - CT BMP Master Covered Services Table - September 2006
Coverage	1= HUSKY MCO - All diagnoses
Responsibility	2= BMP - All diagnoses
Legend:	3= BMP for Primary Diagnoses 291-316, HUSKY MCO all other diagnoses
	4= Not covered
96111	Developmental testing, extended	2
T1016	Case Management - Coordination of health care services - each 15 min.	2

Code	Home Health Care Agencies	Coverage
RCC/HCPC
421	Physical Therapy	1
424	Physical Therapy Evaluation	1
431	Occupational Therapy	1
434	Occupational Therapy Evaluation	1
441	Speech Therapy	1
444	Speech Therapy Evaluation	1
570/T1004	Services of a qualified nursing aide, up to 15 minutes	3
580/S9123	Nursing care, in the home by an RN, per hour	3
580/S9124	Nursing Care, in the home by an LPN, per hour	3
580/T1001	Nursing Assessment/Evaluation	3
580/T1002	RN Services, up to 15 minutes	3
580/T1003	LPN/LVN services, up to 15 minutes	3
580/T1502	Administration of oral, intramuscular and/or subcutaneous medication by health care agency/professional, per visit	3
	*BHP covers home health services for children with autism including when autism is co-morbid with mental retardation.
Code	Independent Occupational Therapist	Coverage
All codes		1

Code	Independent Physical Therapist	Coverage
All codes		1

Code	Medical Transportation	Coverage
All codes		1

Code	Emergency Medical Transportation	Coverage
All codes		1

Code	Independent Laboratory Services	Coverage
80100	Drug screen, qualitative, chromatographic method, each procedure	1
81000	Urinalysis, by dip stick or tablet reagent, non-automated, with microscopy	1
83840	Methadone chemistry (quantitative analysis)	1
All other codes		1

Code	Pharmacy	Coverage
All codes		1

Code	Other Community Services	Coverage
H2017	Psychosocial Rehabilitation services, per 15 minutes
H2019	Therapeutic Behavioral Services, per 15 minutes (IICAPS, MST, MDFT, FFT, FST, HBV) (Clients under 21 only)	2
T1017	Targeted case management, each 15 minutes (part of home-based services only - IICAPS, MST, MDFT, FFT, FST, HBV) (Clients under 21 only)	2***
H2032	Activity Therapy, per 15 minutes (Therapeutic Mentoring/Behavioral Management Service) (Clients under 21 only)	2***
	"'Coverage restricted to providers certified by DCF to provide this service
	""Coverage restricted to providers licensed by DCF to provide this service
5/1/2007

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